Exhibit 10.8

Certain information in this document identified by brackets has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Execution Version

GLOBAL CO-DEVELOPMENT AND COLLABORATION AGREEMENT

by and among

BioAtla, LLC,

BeiGene, Ltd.

and

BeiGene Switzerland GmbH

Dated as of April 8, 2019

-i-

Exhibits

Exhibit A BeiGene Territory

Exhibit B BeiGene Patents (as of the Effective Date)

Exhibit C Candidate

Exhibit D BioAtla Patents (as of the Effective Date)

Exhibit E Profit & Loss Share

Exhibit F Partnership Tax Matters

Exhibit G Form of Common Interest Agreement

Schedules

Schedule 1	POC Milestone Criteria

Schedule 3.1	Development Plan

Schedule 6.2(a)	Commercialization Plan

GLOBAL CO-DEVELOPMENT AND COLLABORATION AGREEMENT

This Global Co-Development and Collaboration Agreement (this “Agreement”) is entered into as of April 8, 2019 (the “Effective Date”), by and among BioAtla, LLC, a Delaware limited liability company (“BioAtla”), BeiGene, Ltd., a Cayman Islands corporation (“BeiGene Cayman”) and BeiGene Switzerland GmbH, a company organized under the laws of Switzerland having an address of c/o VISCHER AG, Aeschenvorstadt 4, 4051 Basel, Switzerland (“BeiGene Switzerland” and together with BeiGene Cayman and its Affiliates, collectively, “BeiGene”). BeiGene and BioAtla are each referred to herein by name or as a “Party”, or, collectively, as the “Parties”.

INTRODUCTION

1	BioAtla has discovered and has been developing the Candidate known as CAB-CTLA-4 (BA3071), which Candidate is Directed against CTLA-4.

2

Pursuant to this Agreement, BioAtla hereby grants to BeiGene, under a co-development and collaboration structure, co-exclusive rights in the Territory with respect to the development and manufacture of the Products and exclusive rights in the Territory with respect to the commercialization of the Products, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, BioAtla and BeiGene hereby agree as follows:

Article I

Definitions

Section 1.1 Definitions. When used in this Agreement, each of the following terms shall have the meanings set forth in this Article I.

“Accounting Standards” means (a) GAAP (United States Generally Accepted Accounting Principles); or (b) IFRS (International Financial Reporting Standards), in either case, consistently applied by the applicable Party or other Person.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, as the case may be, for so long as such control exists. As used in this section, “control” means: (a) to possess, directly or indirectly, the power to direct the management and policies of a Person, whether through ownership of voting securities or by contract relating to voting rights or corporate governance; or (b) direct or indirect beneficial ownership of at least fifty percent (50%) (or such lesser percentage that is the maximum allowed to be owned by a foreign Person in a particular jurisdiction and is sufficient to grant the holder of such voting stock or interest the power to direct the management and policies of such entity) of the voting share capital in a Person. For purposes of this Agreement, neither BeiGene nor BioAtla shall be deemed an Affiliate of the other Party.

“Annual Net Sales” means Net Sales by BeiGene, its Affiliates and Selling Parties of all Products in a particular Calendar Year in the Territory. For clarity, subject to Section 3.4, Annual Net Sales includes any Net Sales by BeiGene, its Affiliates and Selling Parties of any Companion Diagnostics.

“Antitrust Law” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Laws related to merger control or designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, in the Territory.

“BeiGene Collaboration Intellectual Property” means BeiGene Collaboration Know-How and BeiGene Collaboration Patents, collectively.

“BeiGene Collaboration Know-How” means any Collaboration Know-How that is discovered, developed, generated or invented during the Term solely by or on behalf of BeiGene or its Affiliates.

“BeiGene Collaboration Patents” means any Patents that contain one or more claims that Cover any BeiGene Collaboration Know-How.

“BeiGene Combination Product Know-How” means any Know-How Controlled by BeiGene or any of its Affiliates as of the Effective Date or thereafter during the Term that relates to any Combination Product that includes a Candidate and one more other proprietary compounds that are owned or Controlled by BeiGene; provided, that, if any such Know-How relates solely to the Candidate, it shall not be BeiGene Combination Product Know-How for purposes of this Agreement.

“BeiGene Combination Product Patents” means any Patents Controlled by BeiGene or any of its Affiliates as of the Effective Date or thereafter during the Term that contains one or more claims that Cover any Combination Product that includes a Candidate and one more other proprietary compounds that are owned or Controlled by BeiGene.

“BeiGene Intellectual Property” means BeiGene Know-How, BeiGene Patents and BeiGene’s interest in Joint IP, collectively.

“BeiGene Know-How” means any Know-How that is (a) Controlled by BeiGene as of the Effective Date or during the Term; and (b) necessary or useful for the Development, Manufacture or Commercialization of the Products; including all BeiGene Collaboration Know-How but excluding BeiGene Combination Product Know-How.

“BeiGene Patents” means any Patents, other than BeiGene Collaboration Patents and BeiGene Combination Product Patents, that (a) are Controlled by BeiGene as of the Effective Date or during the Term; (b) contain one or more claims that Cover the Candidate and/or any Product (including its chemical composition, formulation, its method of delivery or use, and/or Manufacture) and (c) are necessary or useful to Develop, Manufacture, Commercialize and otherwise exploit the Products. For purposes of clarity, the BeiGene Patents shall include the Patents listed on Exhibit B attached hereto.

“BeiGene Territory” means the countries listed on Exhibit A attached hereto.

“beneficial owner,” “beneficially owns,” “beneficial ownership” and terms of similar import used in this Agreement shall, with respect to a Person, have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (a) assuming the full conversion into, and exercise and exchange for, shares of common stock, other voting stock or any securities exercisable for common stock or other voting stock beneficially owned by such Person and (b) determined without regard for the number of days in which such Person has the right to acquire such beneficial ownership.

“BioAtla Collaboration Intellectual Property” means BioAtla Collaboration Know-How and BioAtla Collaboration Patents, collectively.

“BioAtla Collaboration Know-How” means any Collaboration Know-How, other than CAB Know-How, that is discovered, developed, generated or invented during the Term solely by or on behalf of BioAtla or its Affiliates.

“BioAtla Collaboration Patents” means any Patents, other than CAB Patents, that contain one or more claims that Cover any BioAtla Collaboration Know-How.

“BioAtla Intellectual Property” means BioAtla Know-How, BioAtla Patents and BioAtla’s interest in Joint IP, collectively.

“BioAtla Know-How” means any Know-How that is (a) Controlled by BioAtla as of the Effective Date or during the Term, and (b) necessary or useful for the Development, Manufacture or Commercialization of any Products, including all BioAtla Collaboration Know-How but excluding CAB Know-How.

“BioAtla Patents” means any Patents, other than CAB Patents, that (a) are Controlled by BioAtla as of the Effective Date or during the Term, (b) contain one or more claims that Cover the Candidate and/or any Product (including its chemical composition, formulation, its method of delivery or use, and/or Manufacture) and (c) are necessary or useful to Develop, Manufacture, Commercialize and otherwise exploit the Products. For purposes of clarity, the BioAtla Patents shall include the Patents listed on Exhibit D attached hereto and all BioAtla Collaboration Patents.

“BioAtla Platform Technology” means the BioAtla proprietary CAB and CIAOTM discovery and evolution technologies and Know-How (including screening technology and Know-How) that is generally applicable to CABs.

“Biologics License Application” or “BLA” means a Biologics License Application (as more fully described in U.S. 21 C.F.R. Part 601.20 or its successor regulation) and all amendments and supplements thereto submitted to the FDA, or any equivalent filing, including an MAA, in a country or regulatory jurisdiction other than the U.S. with the applicable Regulatory Authority, or any similar application or submission for Regulatory Approval filed with a Regulatory Authority to obtain marketing approval for a biologic product in a country or in a group of countries.

“Business Day” means a day other than a Saturday or Sunday or any other day on which commercial banks in San Diego, California and Beijing, China are authorized or required by applicable Law to close.

“CAB Know-How” means any Know-How that (a) is Controlled by BioAtla as of the Effective Date or during the Term, including the BioAtla Platform Technology, and (b) is used by BioAtla for the actual or potential discovery of Conditionally Active Biologics.

“CAB Patents” means any Patents that (a) are Controlled by BioAtla as of the Effective Date or during the Term, and (b) contain one or more claims that Cover any CAB Know-How but do not contain any claims that Cover any Candidate.

“Calendar Quarter” means a calendar quarter ending on the last day of March, June, September or December; provided, however, that the first Calendar Quarter shall begin on the Effective Date and end on the last day of the calendar quarter during which the Effective Date occurs; provided, that, the final Calendar Quarter shall end on the last day of the Term.

“Calendar Year” means a period of time commencing on January 1 and ending on the following December 31; provided, however, that the first Calendar Year shall begin on the Effective Date and end on December 31 of the calendar year during which the Effective Date occurs; provided, that, the final Calendar Year shall end on the last day of the Term.

“Candidate” means the compound known and designated as CAB-CTLA-4 (BA3071), as more specifically described on Exhibit C, including any derivatives, fragments or conjugates thereof.

“Change of Control” of a Party means any of the following, in a single transaction or a series of related transactions: (a) the sale or disposition of all or substantially all of the assets of such Party to a Third Party, (b) the direct or indirect acquisition by a Third Party (other than an employee benefit plan (or related trust) sponsored or maintained by such Party or any of its Affiliates) of beneficial ownership of more than fifty percent (50%) of the then-outstanding common shares or voting power of such Party or any direct or indirect entity which holds, directly or indirectly, beneficial ownership of more than fifty percent (50%) of the then-outstanding common shares or voting power of such Party (a “Parent Entity”), or (c) the merger or consolidation of such Party or any Parent Entity with or into a Third Party, unless, following such merger or consolidation, the stockholders of such Party or Parent Entity immediately prior to such merger or consolidation beneficially own directly or indirectly more than fifty percent (50%) of the then-outstanding common shares or voting power of the entity resulting from such merger or consolidation. Notwithstanding the foregoing an investment transaction by venture capital or other financial investors not engaged in the pharmaceutical or biotechnology business and not otherwise affiliated with a pharmaceutical or biotechnology company, the purpose of which is to raise capital for a Party, shall not be deemed to be a Change of Control for purposes of this Agreement.

“Clinical Trial” means a Phase I Clinical Trial, a Phase II Clinical Trial, a Phase III Clinical Trial, a Pivotal Clinical Trial, a Phase IV Clinical Trial or a combination of any of the foregoing clinical trials.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Collaboration Activities” means the activities performed or to be performed by a Party or Parties, as the case may be, relating to the Development, Manufacture or Commercialization of the Products under this Agreement, including in the exercise of any license granted under this Agreement relating to the Products.

“Collaboration Intellectual Property” means Collaboration Know-How and Collaboration Patents, collectively.

“Collaboration Know-How” means any Know-How that is discovered, developed, generated or invented during the Term in the conduct of Collaboration Activities pursuant to this Agreement, either (i) solely by or on behalf of BeiGene or its Affiliates, (ii) solely by or on behalf of BioAtla or its Affiliates or (iii) jointly by or on behalf of Persons described in the foregoing clauses (i) and (ii).

“Collaboration Patents” means any Patents that contain one or more claims that Cover Collaboration Know-How.

“Commercialization” or “Commercialize” means any and all activities directed to using, marketing, promoting, distributing, importing, offering to sell or selling a product, after or in expectation of receipt of Regulatory Approval for such product (but excluding Development), including (a) Manufacturing, marketing, promoting, detailing, distributing, importing, exporting, selling and offering to sell such product; (b) order processing, handling of returns and recalls, booking of sales and transporting such product for commercial sale; (c) the conduct of any post-approval Clinical Trials involving such product; (d) interacting with Regulatory Authorities regarding the above; and (e) seeking and obtaining pricing approvals and reimbursement approvals (as applicable) for that product.

“Commercially Reasonable Efforts” means, with respect to the obligations of a performing Party relating to the Development, Manufacture and Commercialization of a Candidate or Product under this Agreement, the carrying out of such obligations with efforts that are consistent with the efforts used by a biopharmaceutical company of similar size and market capitalization as such Party in the exercise of its commercially reasonable business practices relating to the Development, Manufacture and Commercialization of a pharmaceutical or biologic compound or product, as applicable, at a similar stage in its research, development or commercial life as the relevant Candidate or Product, and that has commercial and market potential similar to the relevant Candidate or Product, taking into account issues of intellectual property coverage, safety and efficacy, stage of development, product profile, competitiveness of the marketplace, proprietary position, regulatory exclusivity, anticipated or approved labeling, present and future market and commercial potential, the likelihood of receipt of Regulatory Approval and other regulatory requirements, profitability (including pricing and reimbursement status achieved or likely to be achieved), amounts payable to licensors of patent or other intellectual property rights, legal issues, Manufacturing, difficulty in Manufacturing the relevant Candidate or Product and alternative Third Party products in the marketplace of the relevant Candidate or Product to be marketed.

“Companion Diagnostic” means a biomarker or diagnostic test that is developed by or on behalf of a Party, or jointly by the Parties, in the conduct of Collaboration Activities as a companion diagnostic for use with a Product in accordance with the Regulatory Approval(s) therefor to generate a result for the purposes of diagnosing a disease or condition, or to facilitate the application of such Product in the cure, mitigation, treatment, or prevention of disease, including a biomarker or diagnostic test used to diagnose the likelihood that a specific patient will contract a certain disease or condition or to predict which patients are suitable candidates for a specific form of therapy using such Product.

“Conditionally Active Biologics” or “CAB” means any conditionally active biologic molecule that induces a tumor selective increase in any Potential Target antigen binding.

“Confidential Information” means, subject to Article XI, (a) all confidential or proprietary Know-How or other information relating to the Collaboration, and (b) all other confidential or proprietary Know-How or other information (whether or not patentable) actually disclosed by one Party or any of its Affiliates to the other Party or any of its Affiliates pursuant to this Agreement. For purposes of clarity, (1) any scientific, technical, manufacturing or financial information, including Data and information, that is disclosed through an audit or other report, shall constitute Confidential Information of the Disclosing Party and (2) any combination of Confidential Information shall not be considered to be in the public domain or in the possession of the Receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the Receiving Party unless the combination itself and its principles of operation are in the public domain or in the possession of the Receiving Party. Notwithstanding anything herein to the contrary, the terms of this Agreement and all Joint Inventions shall constitute Confidential Information of each Party.

“Control” or “Controlled” means, with respect to any (a) Know-How or other information or materials, (b) compound, or (c) intellectual property right, the possession (whether by license (other than a license granted under this Agreement) or ownership) by a Party of the ability to grant to the other Party access or a license, as provided herein, without violating the terms of any agreement with any Third Party existing as of the Effective Date or thereafter during the Term. Notwithstanding the foregoing, for the purpose of defining whether intellectual property, Patents, Know-How or Confidential Information is Controlled by a Party, if such intellectual property, Patents, Know-How or Confidential Information is first acquired, licensed or otherwise made available to such Party after the Effective Date and if the use, practice or exploitation thereof by or on behalf of the other Party, its Affiliates or sublicensees would require the first Party to pay any amounts to the Third Party from which the first Party acquired, licensed or otherwise obtained such intellectual property, Patents, Know-How or Confidential Information (“Additional Amounts”), such intellectual property, Patents, Know-How or Confidential Information shall be deemed to be Controlled by the first Party only if the other Party agrees to pay (if necessary) and does in fact pay all Additional Amounts with respect to such other Party’s use of or license to such intellectual property, Patents, Know-How or Confidential Information to the extent specified in this Agreement.

“Cover,” “Covering” or “Covered” means that, with respect to a product or technology and a Patent, but for ownership of or a license under such Patent, the Development, Manufacture, Commercialization or other use of such product or practice of such technology by a Person would infringe a claim of such Patent or, with respect to a claim included in any patent application, would infringe such claim if such patent application were to issue as a patent.

“Damages” means all claims, threatened claims, damages, losses, suits, proceedings, liabilities, costs (including reasonable legal expenses, costs of litigation and reasonable attorney’s fees), or judgments, whether for money or equitable relief, of any kind; provided that no Party shall be liable to hold harmless or indemnify the BeiGene Indemnified Parties or BioAtla Indemnified Parties, as applicable, for any claims, threatened claims, damages, losses, suits, proceedings, liabilities, costs or judgments for punitive or exemplary damages, except to the extent the Party seeking indemnification is actually liable to a Third Party for such punitive or exemplary damages in connection with a Claim by such Third Party.

“Data” means any and all research data, results, pharmacology data, medicinal chemistry data, preclinical data, market research, clinical data (including investigator reports (both preliminary and final), statistical analysis, expert opinions and reports, safety and other electronic databases), in any and all forms, including files, reports, raw data, source data (including patient medical records and original patient report forms, but excluding patient-specific data to the extent required by applicable Laws), in each case, generated by or on behalf of a Party with respect to the Candidate or any Product pursuant to this Agreement.

“Develop” or “Development” means all research, preclinical, non-clinical and clinical development activities, including activities relating to screening, assays, test method development and stability testing, toxicology, pharmacology, formulation, quality assurance/quality control development, the conduct of Clinical Trials, technology transfer, statistical analysis, process development and scale-up, pharmacokinetic studies, data collection and management, report writing and other pre-Regulatory Approval activities. For clarity, Development does not include any Manufacture or Commercialization activities.

“Development Plan” means a development plan and the related Development Budget for the Development activities to be conducted with respect to a Candidate or a Product pursuant to this Agreement as approved by the Parties, and as amended from time to time pursuant to Section 3.1(a); it being understood and agreed that, prior to the POC Milestone Date, the Development of the Candidates and the Products shall be governed by the Development Plan attached hereto as Schedule 3.1.

“Direct Cost” means, with respect to certain Collaboration Activities hereunder, the direct expenses paid or payable by either Party or its Affiliates to Third Parties and employee expenses calculated in accordance with the applicable FTE Rate that are specifically identifiable and incurred to conduct such Collaboration Activities hereunder and have been recorded in accordance with the Accounting Standards; provided, however, that, solely with respect to employee expenses that are included as Direct Costs, if there is a conflict between the applicable FTE Rate and what would have been recorded in accordance with Accounting Standards, the FTE Rate shall apply.

“Directed” means, when used to describe the relationship between a molecule and a Target, that the molecule (a) specifically binds to such Target (or a portion thereof) and (b) exerts its diagnostic, prophylactic, therapeutic or biological effect in whole or in part through specifically binding to such Target (or such portion thereof).

“EMA” means the European Medicines Agency and any successor entity thereto.

“Executive Officers” means BeiGene’s Chief Executive Officer (or the officer or employee of BeiGene then serving in a substantially equivalent capacity) or his designee and BioAtla’s President (or the officer or employee of BioAtla then serving in a substantially equivalent capacity) or his designee; provided that any such designee must have decision-making authority on behalf of the applicable Party.

“FDA” means the United States Food and Drug Administration, or any successor agency thereof.

“FDCA” means the United States Federal Food, Drug, and Cosmetic Act, and the regulations promulgated thereunder, each as amended from time to time.

“Field” means the diagnosis, prevention, palliation or treatment of diseases in humans or animals.

“First Commercial Sale” means the first commercial sale of a Product or Generic Product, as applicable, by a Selling Party to a Third Party following receipt of applicable Regulatory Approval of such Product or Generic Product, as applicable, in such country; provided, that, (a) the provision of a Product or Generic Product, as applicable, for Clinical Trial purposes shall not constitute a First Commercial Sale, and (b) on a country-by-country basis, any named patient sales, expanded access sales or similar sales to Third Parties by the Selling Parties prior to receipt of Regulatory Approval of a Product or Generic Product, as applicable, in any country that are sold at or below such Selling Party’s cost of goods for a Product or Generic Product, as applicable, shall not be included in Net Sales and shall not be deemed to trigger the “First Commercial Sale” for purposes of commencing the Royalty Term.

“FTE” means the equivalent of the work of one (1) full-time employee of a Party or its Affiliates for one (1) year (consisting of [***] hours per year) in directly conducting Development, Manufacturing or Commercialization activities hereunder. Any Party’s employee who devotes fewer than [***] hours per year on the applicable activities shall be treated as an FTE on a pro-rata basis, calculated by dividing the actual number of hours worked by such employee on such activities by [***]. Any employee who devotes more than [***] hours per year on the applicable activities shall be treated as one (1) FTE. For the avoidance of doubt, FTE shall not include the work of general corporate or administrative personnel, except for the portion of such personnel’s work time actually spent on conducting scientific, technical or commercial activities directly related to the Development, Manufacture or Commercialization of the Products.

“FTE Rate” means, during the Term: (a) with respect to Development activities, [***] per FTE and (b) with respect to Commercialization activities, [***] per FTE. On January 1, 2020 and on January 1st of each subsequent Calendar Year, the foregoing rate shall be increased for the Calendar Year then commencing by the percentage increase, if any, in the Consumer Price

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

Index (“CPI”) as of December 31 of the then most recently completed Calendar Year with respect to the level of the CPI on December 31, 2018. As used in this definition, Consumer Price Index or CPI means the Consumer Price Index – Urban Wage Earners and Clerical Workers, US City Average, All Items, 1982-84 = 100, published by the United States Department of Labor, Bureau of Labor Statistics (or its successor equivalent index). The FTE Rate includes the applicable employee’s wages, bonuses, incentive compensation, equity incentive compensation, employer paid taxes, benefits, perks and other forms of compensation that would otherwise be considered the cost of an employee.

“Generic Product” means, any pharmaceutical or biological product (i) that contains (A) an identical active ingredient(s) as a Product, or (B) a “highly similar” active ingredient(s) as such Product, as the phrase “highly similar” is used in 42 U.S.C. § 262(i)(2), and subject to the factors set forth in FDA’s Guidance for Industry, “Quality Considerations in Demonstrating Biosimilarity to a Reference Protein Product,” (February 2012), at Section VI, and any successor FDA guidance thereto, (ii) for which Regulatory Approval is obtained by referencing the Regulatory Documentation of such Product, (iii) is approved for use in such country pursuant to a Regulatory Approval process governing approval of interchangeable or biosimilar biologics as described in 42 U.S.C. §§ 262, or an equivalent process for Regulatory Approval in any country outside the United States, or any other equivalent provision that comes into force, or is the subject of a notice with respect to such Product under 42 U.S.C. § 262(l)(2) or any other equivalent provision that comes into force in such country, and (iv) is sold in the same country as such Product by any Third Party that is not a Licensee Partner of BeiGene or any of its Affiliates or Selling Parties and did not purchase such product in a chain of distribution that included any of BeiGene or any of its Affiliates or Selling Parties.

“IND” means any Investigational New Drug application, filed with the FDA pursuant to Part 312 of Title 21 of the U.S. Code of Federal Regulations, including any supplements or amendments thereto. References herein to IND shall include, to the extent applicable, any comparable filing(s) outside the United States (such as a Clinical Trial Application in the countries that are officially recognized as member states of the EU).

“IND Filing” means the filing of an IND for a Candidate in the Territory.

“Indication” means any human disease, condition or syndrome, or sign or symptom of, or associated with, a human disease, condition or syndrome in a particular target patient population; it being understood that (x) different line therapies for the same disease or condition, such as (for example) first line treatment for a disease or condition as compared to second line treatment for such same disease or condition, shall not be deemed to be a different Indication and (y) all variants of a single disease or condition (e.g., variants of colon cancer or variants of prostate cancer), whether classified by severity or otherwise, shall be treated as the same Indication.

“IO” means immuno-oncology.

“Joint IP” means Joint Inventions and Joint Patents, collectively.

“Joint Inventions” means all Collaboration Know-How that is discovered, developed, generated or invented by or on behalf of both Parties or their respective Affiliates.

“Joint Patents” means any Patents that contain one or more claims that Cover any Joint Invention.

“Know-How” means any tangible or intangible trade secrets, know-how, expertise, discoveries, inventions, information, data or materials, including ideas, concepts, formulas, methods, procedures, designs, technologies, compositions, plans, applications, technical data, assays, manufacturing information or data, samples, chemical and biological materials and all derivatives, modifications and improvements thereof.

“Law” means any law, statute, rule, regulation, ordinance or other pronouncement having the effect of law, of any federal, national, multinational, state, provincial, county, city or other political subdivision, as from time to time enacted, repealed or amended, including Good Clinical Practices and adverse event reporting requirements, guidance from the International Conference on Harmonization or other generally accepted conventions, the FDCA and similar laws and regulations in countries outside the United States, and all other rules, regulations and requirements of the FDA and other applicable Regulatory Authorities that govern or otherwise apply to a Party’s activities in connection with this Agreement.

“Lead Party” means BeiGene; provided, that, (a) prior to the POC Milestone Date, BioAtla shall be the Lead Party solely with respect to the conduct of (i) any pre-clinical studies, (ii) any monotherapy Clinical Trials, and (iii) the IO+IO combination therapy Clinical Trials and (b) on and after the POC Milestone Date, BeiGene shall be the Lead Party for the conduct of all Collaboration Activities, including all Development, Manufacturing and Commercialization activities with respect to Candidates and the Products.

“Licensee Partner” means, with respect to a Party, any Third Party to whom such Party or any of its Affiliates or any other Licensee Partner grants a sublicense or license with respect to the Development, Manufacture or Commercialization of the Products in the Field under the rights, granted to such Party or Affiliate hereunder, in each case excluding (a) Third Party Contractors and (b) wholesale distributors or any other Third Party that purchases any Product in an arm’s-length transaction, where such Third Party does not have a sublicense to Develop, Manufacture or Commercialize any Product except for a limited sublicense to the extent required to enable such Third Party to perform final packaging for such Product for local distribution.

“Loss of Market Exclusivity” means the occurrence of any of the following conditions with respect to a particular Product in a particular country in the Territory at any time following First Commercial Sale of a Generic Product: the aggregate Net Sales of such Product in that country during any [***] are (a) [***] than the aggregate Net Sales of such Product in such country during the [***] immediately prior to the First Commercial Sale of a Generic Product (the “[***] Loss of Market Exclusivity”) or (b) [***] than the aggregate Net Sales of such Product in such country during the [***] immediately prior to the First Commercial Sale of a Generic Product (the “[***] Loss of Market Exclusivity”).

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

“MAA” means a regulatory application filed with the EMA seeking Regulatory Approval of a biological, pharmaceutical or diagnostic product, and all amendments and supplements thereto filed with the EMA.

“Major Market” means each of the United States, France, Germany, Italy, Spain, the United Kingdom and Japan.

“Manufacture” or “Manufacturing” means, as applicable, all activities associated with the production, manufacture, processing, filling, packaging, labeling, shipping and storage of a drug substance or drug product, or any components thereof, including process and formulation development, process validation, stability testing, manufacturing scale-up, preclinical, clinical and commercial manufacture and analytical methods development and validation, product characterization, quality assurance and quality control development, testing and release.

“Manufacturing Technology” means any BeiGene Know-How, BioAtla Know-How, BeiGene Collaboration Know-How, BioAtla Collaboration Know-How and Joint Inventions, as applicable, which are required for the Manufacture of preclinical, clinical or commercial supply, as applicable, of the Products, including specifications, assays, batch records, quality control data, and transportation and storage requirements.

“Manufacturing Transition Costs” means the Direct Costs associated with the transfer by BioAtla of responsibility for Manufacturing and CMC activities to BeiGene or a Third Party selected by BeiGene, including Direct Costs associated with the transfer of all Manufacturing Technology and the providing of technical assistance by BioAtla in relation to such transfer.

“NDA” means an application submitted to a Regulatory Authority for the marketing approval of a Product, including (a) a BLA or New Drug Application (as such capitalized term is used in C.F.R Title 21), as applicable, filed with FDA or any successor applications or procedures, (b) a foreign equivalent of a US New Drug Application or any successor applications or procedures, including a Marketing Authorization Application in the European Union, and (c) all supplements and amendments that may be filed with respect to the foregoing.

“Net Sales” means, with respect to any Product, the gross amounts invoiced by BeiGene, its Affiliates, Licensee Partners and assignees (each, a “Selling Party”) to Third Parties (that are not Licensee Partners) for sales or other commercial dispositions of such Product, less the following deductions actually incurred, allowed, paid, accrued or specifically allocated in its financial statements and calculated in accordance with the Accounting Standards as consistently applied, for:

(a)	[***]

(b)	[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

(c)	[***]

(d)	[***]

(e)	[***]

There should be no double counting in determining the foregoing deductions from gross amounts invoiced to calculate “Net Sales” hereunder. The calculations set forth in this definition shall be determined in accordance with Accounting Standards consistently applied.

If non-monetary consideration is received by a Selling Party for any Product in the relevant country, Net Sales will be calculated based on the average price charged for such Product during the preceding royalty period, or in the absence of such sales, the fair market value of such Product as determined by the Parties in good faith. Notwithstanding the foregoing, Net Sales shall not be imputed to transfers of a Product for use in Clinical Trials, non-clinical development activities or other development activities with respect to a Product by or on behalf of the Parties, for bona fide charitable purposes or for compassionate use or for Product samples, if no monetary consideration is received for such transfers.

Net Sales shall be determined on, and only on, the first sale by a Selling Party or any of its Affiliates or (sub)licensees to a non-(sub)licensee Third Party.

If a Product is sold as part of a Combination Product (as defined below), Net Sales will be the [***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

[***]

“NMPA” means the National Medical Products Administration of China, or any successor agency thereof.

“Out-of-Pocket Costs” means, with respect to certain activities hereunder, direct expenses paid or payable by either Party or its Affiliates to Third Parties (other than employees of such Party or its Affiliates) that are specifically identifiable and incurred to conduct such activities for a Product hereunder and have been recorded in accordance with the Accounting Standards.

“Patent” means any (a) patent or patent application anywhere in the world, (b) divisional, continuation, continuation in-part thereof or any other patent application claiming priority, or entitled to claim priority, directly or indirectly to (i) any such patent or patent application or (ii) any patent or patent application from which such patent or patent application claims, or is entitled to claim, direct or indirect priority, and (c) patent issuing on any of the foregoing anywhere in the world, together with any registration, reissue, re-examination, patent of addition, renewal, patent term extension, supplemental protection certificate, or extension of any of the foregoing anywhere in the world.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

“Patent Officers” means BioAtla’s Chief of Intellectual Property and Strategy (or the officer or employee of BioAtla then serving in a substantially equivalent capacity) or his or her designee and BeiGene’s Assistant General Counsel, Intellectual Property (or the officer or employee of BeiGene then serving in a substantially equivalent capacity) or his or her designee; provided that any such designee must have decision-making authority on behalf of the applicable Party.

“Person” means any corporation, limited or general partnership, limited liability company, joint venture, trust, unincorporated association, governmental body, authority, bureau or agency, any other entity or body, or an individual.

“Phase I Clinical Trial” means a human clinical trial of a product, the principal purpose of which is a preliminary determination of safety, tolerability and pharmacokinetics in study subjects where potential pharmacological activity may be determined or a similar clinical study prescribed by any applicable Regulatory Authority, from time to time, pursuant to applicable Law or otherwise, including for example the trials referred to in 21 C.F.R. §312.21(a), as amended (or the non-United States equivalent thereof).

“Phase II Clinical Trial” means a human clinical trial of a product in any country that would satisfy the requirements of U.S. 21 C.F.R. Part 312.21(b) and is intended to explore a variety of doses, dose response, and duration of effect, and to generate evidence of clinical safety and effectiveness for a particular Indication or Indications in a target patient population, or a similar clinical study prescribed by the relevant Regulatory Authorities in a country other than the United States.

“Phase III Clinical Trial” means a human clinical trial of a product in any country that would satisfy the requirements of 21 C.F.R. §312.21(c), as amended (or the non-United States equivalent thereof) and is intended to (a) establish that the product is safe and efficacious for its intended use, (b) define contraindications, warnings, precautions and adverse reactions that are associated with the product in the dosage range to be prescribed, and (c) support Regulatory Approval for such product.

“Phase IV Clinical Trial” means a human clinical trial of a product which is (a) conducted to satisfy a requirement of a Regulatory Authority in order to maintain a Regulatory Approval or (b) conducted voluntarily after Regulatory Approval of the product has been obtained from an appropriate Regulatory Authority for enhancing marketing or scientific knowledge of an approved Indication.

“Pivotal Clinical Trial” means a human clinical trial of a product on a sufficient number of subjects that satisfies both of the following ((a) and (b)):

(a)

such trial is designed to establish (with one or more other Pivotal Clinical Trials, if applicable) that such product has an acceptable safety and efficacy profile for its intended use, and to determine warnings, precautions, and adverse reactions that are associated with such product in the dosage range to be prescribed, which trial is intended to support Regulatory Approval of such product, or a similar clinical study prescribed by the NMPA, FDA, EMA or other applicable Regulatory Authority; and

(b)

such trial is a registration trial designed to be sufficient (with one or more other Pivotal Clinical Trials, if applicable) to support the filing of an application for a Regulatory Approval for such product in China, the U.S. or another country or some or all of an extra-national territory, as evidenced by (i) an agreement with or statement from the NMPA, FDA, EMA or other applicable Regulatory Authority on a Special Protocol Assessment or equivalent, or (ii) other guidance or minutes issued by the NMPA, FDA, EMA or other applicable Regulatory Authority, for such registration trial.

“POC Milestone” means, with respect to a Candidate, the successful achievement of the criteria listed in either of clause (a) or clause (b) on Schedule 1 attached hereto.

“POC Milestone Date” means the date of successful achievement of the POC Milestone.

“Potential Target” means a protein or polypeptide or biological molecule, including all variants thereof and any specific protein that is identified by a GenBank protein accession number or by its amino acid sequence and coded by a genetic locus.

“Product” means any pharmaceutical or formulation that contains the Candidate (in whatever dosage form), whether as a sole active ingredient or in combination with one or more other active ingredients.

“Product Data” means all Data that relates solely to the use in the Field of a Candidate, a Product or a Companion Diagnostic that is either: (a) Controlled by a Party as of the Effective Date; or (b) generated by a Party from Collaboration Activities conducted by or on behalf of a Party under the Development Plan and, in each case, is required for any Regulatory Documentation, including an application for Regulatory Approval of a Product in the Field and in the Territory.

“Product Liabilities” means all losses, damages, fees, costs and other liabilities incurred by a Party, its Affiliate(s) or its Licensee Partner(s) and resulting from or relating to the use of a Product in a human (including in the conduct of Clinical Trials with such Product or in connection with the Commercialization of such Product ) in the Territory incurred after the Effective Date. For the avoidance of doubt, Product Liabilities include reasonable attorneys’ and experts’ fees but shall not include liabilities associated with recalls or the voluntary or involuntary withdrawal of any Product.

“Prosecution” or “Prosecute” means the filing, preparation, prosecution and maintenance of Patents, including any and all pre-grant proceedings before any patent authority, such as interferences. For purposes of clarity, “Prosecution” or “Prosecute” will not include any other enforcement actions taken with respect to a patent or patent application.

“Publication” means any publication in a scientific journal, any scientific abstract to be presented to any audience, any presentation at any scientific conference, including slides and texts of oral or other public presentations, any other scientific presentation and any other oral, written or electronic scientific disclosure directed to any audience that pertains to the Candidate or the Products, or the use of any of the foregoing.

“Regulatory Documentation” means all INDs, NDAs and other regulatory applications submitted to any Regulatory Authority, Regulatory Approvals, pre-clinical and clinical data and information, regulatory materials, drug dossiers, master files (including Drug Master Files, as defined in 21 C.F.R. 314.420 and any non-United States equivalents), and any other data, reports, records, regulatory correspondence and other materials relating to Regulatory Approval of any Products, or required to Manufacture or Commercialize the Products, including any information that relates to pharmacology, toxicology, chemistry, Manufacturing and controls data, batch records, safety and efficacy, and any safety database.

“Regulatory Exclusivity” means, with respect to a Product in a country, that a Product has been granted (a) data exclusivity afforded approved drug products pursuant to Section 505(c), 505(j), or 505A of the FDCA, and the regulations promulgated thereunder, as amended from time to time, or their equivalent in a country other than the United States, (b) market exclusivity pursuant to the orphan drug provisions governing approved drugs designated for rare diseases or conditions under Sections 526 and 527 of the FDCA, and the regulations promulgated thereunder, as amended from time to time, or its equivalent in a country other than the United States, or (c) any other data exclusivity or market exclusivity pursuant to any future Law which confers an exclusive period during which a Selling Party has the exclusive right to market and sell such Product in such country.

“Right of Reference or Use” means a “Right of Reference or Use” as that term is defined in 21 C.F.R. §314.3(b), and any non-United States equivalents.

“Regulatory Approval” means all approvals of the applicable Regulatory Authority in a country that are necessary for the commercial marketing and sale of a Product for a particular Indication in such country (including separate Regulatory Authority pricing or reimbursement approvals whether or not legally required in order to sell a Product in such country).

“Regulatory Authority” means a federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the testing, manufacture, use, storage, import, promotion, marketing or sale (including pricing and reimbursement approval) of a Product in a country or territory.

“ROW” means all countries and territories in the Territory other than those countries and territories included in the BeiGene Territory.

“Target” means CTLA-4.

“Territory” means worldwide.

“Third Party” means any Person other than BioAtla or BeiGene that is not an Affiliate of BioAtla or BeiGene.

“Third Party Rights” means, with respect to a Party, any rights of, and any limitations, restrictions or obligations imposed by, Third Parties pursuant to any Third Party Agreements.

“US” means the United States of America, including its territories, possessions and Puerto Rico.

“Valid Claim” means (a) a claim of any issued, unexpired patent that has not been revoked or held unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction from which no appeal can be taken, or with respect to which an appeal is not taken within the time allowed for appeal, and that has not been disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, or (b) a patent application or subject matter of a claim thereof filed by a Person in good faith that has not been cancelled, withdrawn or abandoned, nor been pending for more than seven (7) years from the earliest filing date to which such patent application or claim is entitled. For clarity, a claim which issues later from such pending patent application above shall be considered a Valid Claim as defined in this Section as of the date of issuance.

Section 1.2 Additional Definitions. Each of the following definitions is set forth in the section of this Agreement indicated below:

DEFINITION	SECTION
[***] Loss of Market Exclusivity	Section 1.1 –Loss of Market Exclusivity definition
[***] or More Loss of Market Exclusivity	Section 1.1 – Loss of Market Exclusivity definition
35 U.S.C. § 102(c) Patent	Section 10.7
Academic Essential Provisions	Section 8.6(b)(iii)
Acquirer Program	Section 8.6(b)(v)(C)
Additional Amounts	Section 1.1 – Control definition
Adjusted Deferred Loss	Exhibit E
Agreement	Preamble
Alliance Manager	Section 2.1(d)
Allocable Overhead	Exhibit E
Audit Rights Holder	Section 9.8(e)
Audit Team	Section 9.8(a)
Auditee	Section 9.8(e)
Bankruptcy Code	Section 8.8
BeiGene	Preamble
BeiGene Cayman	Preamble
BeiGene Switzerland	Preamble
BeiGene Indemnified Parties	Section 13.2
BioAtla	Preamble
BioAtla Indemnified Parties	Section 13.1
BeiGene Territory Royalty Rate	Section 9.5(b)
Capital Account	Exhibit F
CFIUS	12.2
CFIUS Clearance	12.4

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

DEFINITION	SECTION
Challenge	Section 14.3(e)
Challenging Party	Section 14.3(e)
Claim	Section 13.1
Clinical Combination Activities	8.6(c)
Co-Development Opt-Out	Section 3.6(a)
Co-Development Opt-Out Date	3.6(a)
Co-Development Opt-Out Notice	Section 3.6(a)
Co-Development Opt-Out Notice Period	Section 3.6(a)
Co-Development Percentage	Section 9.2(a)
Combination Product	Section 1.1—Net Sales Definition
Combination Trial	8.1(c)
Combination Regimen	Section 1.1- Net Sales definition
Commercialization Budget	Section 6.2(c)
Commercialization Costs	Exhibit E
Commercialization Plan	Section 6.2(a)
Committee	Section 2.1(a)
Competitive Infringement	Section 10.3(b)
Competitive Program	Section 8.6(b)(iv)
Competitive Program Party	Section 8.6(b)(iv)
Cooperating Party	Section 11.3(b)(iii)
Costs of Goods Sold or COGS	Exhibit E
CPI	Section 1.1—FTE Rate definition
Cure Period	Section 14.3(c)(i)
Deferred Loss	Exhibit E
Deferred Loss Notice	Exhibit E
Development Budget	Section 3.1(a)(i)
Disclosing Party	Section 11.1
Dispute	Section 15.1
Distribution Costs	Exhibit E
Earlier Patent	Section 10.7
Effective Date	Preamble
Electronic Delivery	Section 15.17
Exclusivity Period	Section 8.6(a)
Existing Regulatory Materials	Section 12.2(p)
Ex-US ROW Agreement	15.19(a)
Ex-US ROW Partnership	15.19(b)
force majeure event	Section 15.8
Global Safety Database	Section 5.3
ICC	Section 15.2
Indemnified Party	Section 13.3
Indemnitor	Section 13.3
Indirect Taxes	Section 9.9(b)(iii)

DEFINITION	SECTION
Interest Rate	Exhibit E
Initial Enforcement Party	Section 10.3(b)
JCC	Section 2.1(a)
JDC	Section 2.1(f)
JRC	Section 2.1(a)
JSC	Section 2.1(a)
K-1	Exhibit F
Licensed Branding	Section 6.5(c)
Licensing Party	Section 8.5(c)
Manufacturing Costs	Exhibit E
Manufacturing Plan	Section 4.2
Marketing Costs	Exhibit E
Material Breach	Section 14.3(c)(i)
Negotiating Party	Section 8.6(b)(v)(A)
Negotiation Period	Section 8.6(b)(v)(A)
Non-Paying Party	9.9(b)(i)
Offering Party	Section 8.6(b)(v)(A)
Operating Profits or Losses	Exhibit E
Other Operating Income/Expense	Exhibit E
Other Product	Section 1.1—Net Sales definition
Parent Entity	Section 1.1—Change of Control definition
Partners	Exhibit F
Partnership	Exhibit F
Partnership Representative	Exhibit F
Party or Parties	Preamble
Patent Coordinator	Section 2.1(a)
Patent Prosecution Expenses	Section 10.2(c)
Paying Party	Section 9.9(b)(i)
Pharmacovigilance Agreement	Section 5.3
Pharmacovigilance Expenses	Exhibit E
Product Recall Expenses	Exhibit E
Product Trademarks	Section 6.5(a)
Prosecuting Party	Section 10.2(d)(ii)
Pursuing Party	Section 14.3(e)
Recipient Party	9.9(b)(i)
Receiving Party	Section 11.1
Redacted Version	Section 11.3(b)(i)
Regulatory Expenses	Exhibit E
Regulatory Interactions	Section 5.1(b)
Replacement Agreement	15.19(b)
Report	Exhibit E
Requesting Party	Section 11.3(b)(iii)

DEFINITION	SECTION
ROFN Candidate	Section 8.6(b)(v)(A)
ROFN Notice	Section 8.6(b)(v)(A)
ROW Product Revenue	Exhibit E
ROW Profit & Loss Share	Exhibit E
Royalty Rate	Section 9.5(a)
Royalty Term	Section 9.5(b)
Rules	Section 15.2
Sales Costs	Exhibit E
Sales Milestone Events	Section 9.3(b)
SEC	Section 11.3(b)(i)
Segregation Activities	Section 8.6(b)(v)(C)
Selling Party	Section 1.1—Net Sales definition
Single Price Combination Regimen	Section 1.1—Net Sales definition
Step-In Enforcement Party	Section 10.3(c)
Sublicense Revenues	Exhibit E
Term	Section 14.1
Third Party Agreement	Section 9.6(b)
Third Party Contractors	Section 8.2(a)(ii)
Third Party Infringement	Section 10.3(a)
Third Party Infringement Action	Section 10.4
Third Party Products Liability Action	Section 13.5(a)
Working Group	Section 2.1(c)

Article II

Governance; Collaboration

Section 2.1 Generally.

(a) Governance Committees. The Parties shall establish a Joint Steering Committee (“JSC”) to oversee and coordinate the overall Collaboration hereunder. The JSC shall have decision-making authority with respect to the matters within its purview to the extent expressly and as more specifically provided herein, it being understood and agreed that notwithstanding anything to the contrary contained herein, from and after the date that BioAtla provides a Co-Development Opt-Out Notice, the JSC shall no longer have any decision-making authority with respect to the Candidates and/or the Products, but shall continue to function solely for information sharing purposes.

(b) JSC Membership and Procedures.

(i) JSC Membership. The JSC shall be composed of [***] representatives from each of BioAtla and BeiGene, each of which shall have the seniority and experience appropriate for service on the JSC in light of the Development status of the Products being pursued hereunder from time to time. Each Party may replace any of its representatives on

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed the JSC at any time with prior written notice to the other Party. The chairperson for the JSC will be appointed by BeiGene. Within fifteen (15) days following each JSC meeting, the chairperson shall circulate to all JSC members a draft of the minutes of such meeting. The JSC shall then approve, by mutual agreement, such minutes within fifteen (15) days following circulation.

(ii) Committee Meetings.

(A) The JSC shall hold an initial meeting within sixty (60) days after the Effective Date unless otherwise agreed by the Parties. Thereafter, the JSC shall meet at least once every Calendar Quarter, unless the JSC members otherwise agree. All JSC meetings shall be conducted in person or by teleconference, unless otherwise determined by the JSC members.

(B) Meetings that are held in person shall alternate between the offices of the Parties, or such other location as the Parties may agree. A reasonable number of other representatives of a Party may attend any JSC meeting as non-voting observers; provided that such additional representatives are under obligations of confidentiality and non-use applicable to the Confidential Information of the other Party that are at least as stringent as those set forth in Article XI; and provided further that the Parties, reasonably in advance of the applicable JSC meeting, approve the list of non-voting observers to attend such meeting. Each Party shall be responsible for all of its own personnel and travel costs and expenses relating to participation in JSC meetings.

(c) Working Groups. From time to time, the JSC may establish working groups to oversee particular projects or activities, as it deems necessary or advisable (each, a “Working Group”). Each Working Group shall consist of such number of members as the JSC determines is appropriate from time to time. Such members shall be individuals with expertise and responsibilities in the relevant areas such as non-clinical development, pharmacology, clinical development, Patents, process sciences, Manufacturing, quality, regulatory affairs, product Development or product Commercialization, as applicable, to the stage of the project or activity. All such Working Groups shall operate under the same principles as are set forth in this Article II for the JSC.

(d) Alliance Managers. Promptly after the Effective Date, each Party shall appoint an individual to act as alliance manager for such Party, which may be one of the representatives of such Party on the JSC (each, an “Alliance Manager”). The Alliance Managers shall be the primary point of contact for the Parties regarding the activities contemplated by this Agreement and shall facilitate all such activities hereunder. The Alliance Managers shall attend all meetings of the JSC and shall be responsible for assisting the JSC in performing its oversight responsibilities. The name and contact information for each Party’s Alliance Manager, as well as any replacement(s) chosen by such Party, in its sole discretion, from time to time, shall be promptly provided to the other Party.

(e) Patent Coordinators. Promptly after the Effective Date, each Party shall appoint an individual to act as its patent coordinator (each, a “Patent Coordinator”) to serve as such Party’s primary liaison with the other Party on matters relating to patent filing, Prosecution, maintenance and enforcement of Patents under this Agreement, which may be such Party’s Patent Officer. Each Party may replace its Patent Coordinator at any time by notice in writing to the other Party. The initial Patent Coordinators shall be as follows:

For BeiGene: [***]

For BioAtla: [***]

(f) Other Committees. From time to time, the JSC may establish other committees as it deems necessary or advisable (each, a “Committee”), which may include a Joint Development Committee (“JDC”) to oversee Development activities pursuant to this Agreement; a Joint Commercialization Committee (“JCC”) to oversee Commercialization activities pursuant to this Agreement; and a Joint Research Committee (“JRC”) to discuss matters related to each Party’s research activities and independent studies pursuant to this Agreement.

Section 2.2 Joint Steering Committee.

(a) Establishment. Within [***] after the Effective Date, the Parties shall establish the JSC. Prior to any Co-Development Opt-Out Date, the JSC shall have review, oversight and decision-making responsibilities for all activities performed under the Collaboration, to the extent expressly and as more specifically provided in Section 2.3. The members of the JSC may convene or be polled or consulted from time to time by means of telecommunications, video conferences, electronic mail or correspondence, as deemed necessary or appropriate. The JSC shall disband upon the expiration or termination of this Agreement in its entirety.

(b) General Responsibilities. Except as otherwise set forth in this Agreement, the JSC shall perform the following general functions prior to any Co-Development Opt-Out Date, subject to the final decision-making authority of BeiGene and BioAtla, as applicable, set forth in Section 2.3(d): (a) approve the initial Development Plan; (b) confirm whether or not the POC Milestone has been successfully achieved; (c) manage the strategic direction of the Collaboration; (d) oversee implementation of the Collaboration in accordance with this Agreement; (e) discuss and attempt to resolve any disputes in the JSC or any Working Groups or any Committees; (f) determine whether to submit an IND Filing for a Product hereunder; (g) serve as a forum for exchanging information and facilitating discussions regarding patentability and freedom to operate assessments; and (h) such other responsibilities as may be mutually agreed by the Parties from time to time. For purposes of clarity, the JSC shall not have any authority beyond the specific matters set forth in this Section 2.2, and in particular shall not have any power to amend, modify, interpret or waive the terms of this Agreement, or to alter, increase, expand or waive compliance by a Party with a Party’s obligations under this Agreement. In any case where a matter within the JSC’s authority arises which requires prompt attention, the JSC shall convene a meeting and consider such matter as soon as reasonably practicable, but in no event later than [***] days after the matter is first brought to the JSC’s attention (or, if earlier, at the next regularly scheduled JSC meeting).

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

Section 2.3 Decision Making.

(a) JSC Voting. All decisions of the JSC with respect to the Parties’ activities under this Agreement shall be made by unanimous vote, with each Party’s representatives collectively having one (1) vote, and each such decision (if made) shall be set forth in minutes approved by both Parties’ representatives on the JSC. Upon fifteen (15) Business Days prior written notice, either Party may convene a special meeting of the JSC for the purpose of resolving any failure to reach agreement by unanimous vote on a matter within the scope of the authority and responsibility of the JSC. The JSC shall have no authority to resolve any dispute involving the breach or alleged breach of this Agreement or to amend or modify this Agreement or the Parties’ respective rights and obligations hereunder.

(b) Referrals from Working Groups. If a Working Group is unable to decide, by unanimous vote, on any matter so referred to it for resolution by one or both Parties within ten (10) Business Days after the matter is so referred to it, the chairperson of the applicable Working Group, shall refer such matter to the JSC for attempted resolution by unanimous vote.

(c) Referrals from the JSC to Executive Officers. If the JSC is unable to decide, by unanimous vote, on any matter referred to it by any Working Group or on any other matter specified in this Agreement to be decided by the JSC, within ten (10) Business Days after the matter is referred to it or first considered by it, the chairperson of the JSC shall submit such matter for attempted resolution by agreement of the Executive Officers. If the Executive Officers are unable to resolve any matter referred to them by the chairperson of the JSC within ten (10) Business Days after the matter is referred to them then the matter will be resolved in accordance with Section 2.3(d).

(d) Final Decision-Making Authority. Subject to subsection 2.3(e), (i) except as set forth in subsection 2.3(d)(ii), BeiGene shall have final decision-making authority with respect to all matters that the Executive Officers are unable to resolve pursuant to Section 2.3(c) and (ii) BioAtla shall have final decision-making authority with respect to any Development activities to be conducted by BioAtla as the Lead Party pursuant to the Development Plan prior to the POC Milestone Date, except for any such Development activities that are (A) inconsistent with the Development Plan or (B) would reasonably be expected to result in an adverse safety issue related to a Product, each of which is subject to BeiGene’s prior consent in its sole discretion.

(e) Exceptions.

(i) This Section 2.3 is subject to the applicable terms and conditions of Article II of this Agreement.

(ii) Notwithstanding anything to the contrary contained herein, no Party shall have the right to finally resolve a dispute pursuant to Section 2.3(d), without agreement of the other Party, (A) with respect to whether or not the POC Milestone has been successfully achieved or (B) in a manner that would (1) impose any obligations on such other Party beyond those for which such other Party is responsible under this Agreement or the then-current Development Plan, (2) diminish such other Party’s rights under this Agreement or (3) increase such other Party’s financial obligations in any Development Budget that is approved by the JSC.

(iii) Notwithstanding anything to the contrary contained herein, the Parties understand and agree that, from and after the date that BioAtla provides the Co-Development Opt-Out Notice, the Committees shall no longer have any decision-making authority, but shall continue to function for information sharing purposes and for attempting to resolve any dispute as to whether or not the POC Milestone has been successfully achieved.

Article III

Development

Section 3.1 Development of Products.

(a) Development Plan.

(i) Prior to the POC Milestone Date. Subject to Article II, prior to the POC Milestone Date, the Development of the Candidates and the Products shall be governed by the Development Plan attached hereto as Schedule 3.1 that describes the Development activities to be undertaken by the Parties with respect to the Candidates and the Products in the Territory and includes an annual budget of Development Costs pursuant to Section 3.1(c) (“Development Budget”) and anticipated timelines for performance. The Development Plan may be amended from time to time by the JSC. The Direct Costs of conducting Development activities in the Territory in relation to a Product shall be reflected in the Development Budget and allocated and paid as set forth in Section 3.2.

(ii) Following the POC Milestone Date. Subject to Article II, on and after the POC Milestone Date, the Development of the Candidates and the Products shall be conducted by BeiGene in accordance with a Development Plan to be prepared by BeiGene and provided to the JSC for its review that describes the Development activities to be undertaken by or on behalf of BeiGene with respect to the Candidates and the Products in the Territory. The Development Plan may be amended from time to time by BeiGene by providing written notice to the JSC.

(b) Updates. Prior to the POC Milestone Date, (i) the JSC will review and approve the Development Plan at least once in each Calendar Year, with the Lead Party for the applicable Clinical Trial proposing the updates for the Development Plan with respect to the Candidates and the Products; (ii) either Party may reasonably request at any time that the JSC consider, and the JSC review and approve, other updates to the Development Plan for Development activities to support Regulatory Approval on a global basis; and (iii) neither Party (itself or by or through any others, including any Affiliates or (sub)licensees) will take any material action regarding the Development of the Products unless described in the Development Plan or mutually agreed upon in writing by the Parties, or as required by applicable Laws or applicable Regulatory Authorities or independent monitoring boards for Clinical Trials.

(c) Development Budgets. Prior to the POC Milestone Date, (i) all Direct Costs incurred by either Party or its Affiliates in conducting Development activities pursuant to the Development Plan shall be considered Development Costs; (ii) the Parties will update and provide the JSC with a copy of the Development Budget, including the budgeted Development Costs, each Calendar Year at a meeting of the JSC sufficiently in advance of the next Calendar Year but in any event no later than November 1st of each Calendar Year during the Term; and (iii) the JSC will review and approve any such update or any other amendment to the Development Budget. In addition, either Party may request at any time that the JSC consider, and the JSC approve, other updates to the Development Budget.

(d) Coordination and Reports. Prior to the POC Milestone Date, (i) each Party shall coordinate with, and keep the JSC informed with respect to, activities assigned to such Party under the Development Plan, including the conduct of any applicable Clinical Trials; (ii) each Party shall provide the JSC with regular quarterly written reports on such Party’s Development activities relating to the Collaboration, including (A) a summary of results and Data generated, and updates regarding regulatory matters and material Development activities that are reasonably expected for the next Calendar Quarter and (B) updates regarding intellectual property issues (including a disclosure of Collaboration Intellectual Property discovered, developed, generated or invented since the last written report) relating to the Collaboration. Such written reports may be discussed by telephone or video-conference, or may be provided at a JSC meeting; provided that, reasonably in advance of the meeting of the JSC, the Party providing the written report will deliver to the JSC an agenda setting forth what will be discussed during the meeting. The Party receiving such written report shall have the right to reasonably request, and to receive in a timely manner at or after the JSC meeting, clarifications and answers to questions with respect to such reports. Notwithstanding the foregoing, on and after the POC Milestone Date, BeiGene will update the Development Plan at least once in each Calendar Year by submitting to the JSC updates to the Development Plan summarizing all material Development activities conducted with respect to the Candidates and the Products.

Section 3.2 Development Costs and Related Manufacturing Costs.

(a) Subject to Section 3.2(b) and Section 3.6, the Parties will share all Development Costs and all Manufacturing Costs associated with Manufacturing the Candidates and the Products (including Manufacturing Transition Costs) for Clinical Trials prior to the first Regulatory Approval in the Territory, in each case, incurred on and after the Effective Date in accordance with Section 9.2(a).

(f) BioAtla shall be solely responsible for all preclinical Development Costs for the Candidate and the Product currently under development through the IND Filing, except that, any Manufacturing Costs associated with Manufacturing the Candidate and the Product related to the IND Filing as set forth under the Manufacturing Plan will be shared by the Parties in accordance with Section 9.2(a) and BeiGene shall be responsible for all Development Costs and Manufacturing Costs associated with Manufacturing the Candidate and the Products in the BeiGene Territory as set forth in Section 9.2(b).

Section 3.3 Rights to Use Product Data.

(a) Each Party, in a given country for Development or Commercialization of the Products in such country, shall keep accurate records of all Product Data generated as a result of all activity by or on behalf of such Party in performing Development and Commercialization in relation to the Products and Companion Diagnostics. Each Party shall provide the other Party with copies of all such Product Data Controlled by the Party during the Term that is necessary for or reasonably related to the Development and Commercialization of the Products and Companion Diagnostics promptly following the generation of such Product Data. Product Data Controlled by either Party shall be included in the license grant to the other Party pursuant to Section 8.1(a) or Section 8.1(b), as applicable.

(b) Notwithstanding anything to the contrary in this Agreement, each Party shall promptly provide to the other Party, free of charge, copies of and rights of reference to and use of all Product Data that is Controlled by such Party, and that is relevant to or necessary to address issues relating to: (i) the safety of the Products in the Territory, including data that is related to adverse effects experienced with the Products, or (ii) all activities relating to CMC regarding the Products, and in each of (i) and (ii), that are required to be reported or made available to Regulatory Authorities in the Territory, when and as such data become available.

Section 3.4 Companion Diagnostics. The Parties may mutually agree to jointly Develop or Commercialize a Companion Diagnostic for use with the Products; provided that, in the event the Parties do not agree to jointly Develop or Commercialize a Companion Diagnostic, the JSC may permit a Party to Develop, Manufacture or Commercialize a Companion Diagnostic for use with the Products in the Territory, directly or indirectly through a Third Party Contractor. In such event, all costs and profits with respect to such Development, Manufacturing or Commercialization of the Companion Diagnostic (as Developed, Manufactured and Commercialized in accordance with this Section 3.4) shall be shared by the Parties in accordance with their respective Co-Development Percentages, pursuant to a mechanism agreed to by the Parties at the time the Parties agree or the JSC permits a Party to Develop, Manufacture or Commercialize the applicable Companion Diagnostic.

Section 3.5 Records; Tech Transfer.

(a) Maintenance of Records. Each Party shall maintain in all material respects, and shall require its Selling Parties and Third Party Contractors to maintain in all material respects, complete and accurate records in segregated books of all Development work conducted in furtherance of the Collaboration and all results, Data (including Product Data) and Collaboration Intellectual Property made in conducting such Development activities. Such records shall be complete and accurate and shall fully and properly reflect all such work done and results achieved in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes. Each Party shall require the applicable study sites to maintain original source documents from Clinical Trials of the Products for at least three (3) years (or such longer period as is commercially reasonable under the circumstances, taking into account maintenance requirements under applicable Law) following completion of the Development activities undertaken by such Party or its Selling Parties or Third Party Contractors.

(b) Inspection. Each Party shall have the right, during normal business hours and upon reasonable notice, which shall not be made more frequently than one (1) time per Calendar Year, upon at least thirty (30) days’ prior written notice from the other Party, and at the expense of the other Party, to inspect and copy (or request the other Party to copy) all records of the other Party or its Selling Parties or Third Party Contractors, as applicable, maintained in connection with the work done and results achieved in the performance of Development activities under the Collaboration, but solely to the extent access to such records is necessary for such Party to exercise its rights under this Agreement.

(c) Tech Transfer. As soon as reasonably practical after the Effective Date and thereafter upon BeiGene’s reasonable request during the Term, BioAtla shall transfer to BeiGene, at no cost to BeiGene, copies of all BioAtla Know-How, BioAtla Collaboration Know-How and BioAtla’s interest in any Joint Inventions that are directed or related to the Products, to the extent not previously transferred to BeiGene. Upon BioAtla’s reasonable request during the Term, BeiGene shall transfer to BioAtla, at no cost to BioAtla, copies of all BeiGene Know-How, BeiGene Collaboration Know-How and BeiGene’s interest in any Joint Inventions that are directed or related to the Products, to the extent not previously transferred to BioAtla. In addition, each Party shall provide reasonable assistance, including making its personnel reasonably available for meetings or teleconferences to answer questions and provide technical support to the other Party with respect to the use of such transferred Know-How in the Development, Manufacture and Commercialization of the Products.

Section 3.6 BioAtla Co-Development Opt-Out.

Without it being a breach of Article VII, BioAtla shall have the right to elect to opt out of its Development rights, its obligation to pay its Co-Development Percentage of Development Costs and its right to receive any portion of the ROW Product Revenue pursuant to Section 9.4 and Exhibit E attached hereto under this Agreement (the “Co-Development Opt-Out”) by providing written notice to BeiGene (such notice, the “Co-Development Opt-Out Notice”) at least [***] before the date on which BeiGene previously notifies BioAtla in writing that it will dose the first patient in any Clinical Trial, which notice shall include the date on which the Co-Development Opt-Out will be effective (the “Co-Development Opt-Out Date”) and which will be no sooner than [***] from the date of the Co-Development Opt-Out Notice (the “Co-Development Opt-Out Notice Period”). During the Co-Development Opt-Out Notice Period, (i) the Parties will continue to fund Development activities in accordance with the applicable Development Plan and Development Budget and (ii) BioAtla shall undertake, and coordinate with BeiGene with respect to, any wind-down or transitional activities necessary to transfer to BeiGene all Development responsibility for the Products throughout the Territory, and the Parties shall use Commercially Reasonable Efforts to complete such activities before any Co-Development Opt-Out Date. The Parties shall reasonably cooperate in seeking to minimize the costs of such wind-down or transitional activities. Commencing on any Co-Development Opt-Out Date, BeiGene, consistent with the terms and conditions of this Agreement, shall have sole discretion with respect to any matters regarding further Development hereunder, provided that [***].

Section 3.7 Effect of Co-Development Opt-Out.

(a) Effective as of any Co-Development Opt-Out Date:

(i) the license and sublicense granted by BeiGene to BioAtla under Section 8.1(b) shall terminate and all licenses granted by BioAtla to BeiGene under Section 8.1(a) with respect to the Products shall convert to exclusive (even as to BioAtla), worldwide licenses and otherwise remain in effect;

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

(ii) neither Party shall have any further obligations under the Development Plan (and such plan, for clarity, shall terminate);

(iii) BeiGene (but not BioAtla) shall continue to have obligations under Section 7.1(a) and Section 7.2;

(iv) BeiGene shall be solely responsible for all Development Costs for the Products incurred on and after such Co-Development Opt-Out Date, except as expressly provided in this Section 3.7, and BioAtla’s Co-Development Percentage shall equal zero percent (0%);

(v) BioAtla shall cease to conduct any further Development activities with respect to any Products, cease to have any obligations to use Commercially Reasonable Efforts with respect to Article III, and cease to incur any further Development Costs except as approved by BeiGene; and

(vi) BioAtla shall no longer be entitled to receive any portion of the Operating Profits or Losses under Section 9.4 for any Products and such Products shall instead be subject to the milestone and royalty provisions of Section 9.3 and Section 9.5 in lieu of the sharing of Development Costs under Section 9.2(a) and Operating Profits or Losses under Section 9.4.

(b) Following any Co-Development Opt-Out Date, the Parties shall undertake the following actions:

(i) within forty-five (45) days after any Co-Development Opt-Out Date, BioAtla shall provide to BeiGene a reasonably detailed accounting of all Development Costs incurred by BioAtla under the Collaboration prior to such date for the purpose of calculating a final reconciliation of shared costs through any Co-Development Opt-Out Date in accordance with Section 9.2;

(ii) within forty-five (45) days after any Co-Development Opt-Out Date, BioAtla shall provide to BeiGene a reasonably detailed summary of Development activities performed by BioAtla under the Collaboration, including any Clinical Trials committed but not yet completed as of such date; and

(iii) BeiGene shall provide to BioAtla quarterly written progress reports during the Term on the status of its material Development activities with respect to a Product under this Agreement.

Article IV

Manufacture and Supply

Section 4.1 Generally. Subject to the terms and conditions of this Agreement, the Parties will have the responsibility for Manufacture of the Candidates, the Products and Companion Diagnostics for Development and Commercialization in the Territory as set forth in this Article IV.

Section 4.2 Clinical Supply. Subject to Section 9.2(b), BioAtla shall supply, through its third-party manufacturer, pre-clinical and clinical supply of the Candidate for use in Clinical Trials in the Territory at a transfer price [***]. BioAtla will transfer the existing cell banks and manufacturing processes relating to the Candidate pursuant to a joint manufacturing plan (“Manufacturing Plan”), to be attached as part of the Development Plan and mutually agreed by the Parties. For clarity, the Manufacturing Plan shall provide that BioAtla shall (a) transfer, and thereafter during the Term as may be reasonably requested by BeiGene from time to time, continue the transfer (from BioAtla, its Affiliates, or its Third Party contract manufacturers) to BeiGene and its designees copies in English (in an electronic format) of all Manufacturing Technology Controlled by BioAtla or its Affiliates (or any of its Third Party contract manufacturers, to the extent BioAtla has the right to do so under its agreements with such Third Party contract manufacturers), in order to enable BeiGene and its designees to Manufacture the Candidate, including, if desired by BeiGene, to replicate the process employed by or on behalf of BioAtla prior to the Effective Date to Manufacture the Candidate; and (b) to the extent that BioAtla does not have the right to so transfer under its agreements with such Third Party contract manufacturers, use good faith efforts to obtain such right. Such transfers shall include all process, analytical, and formulation development data, all technical memoranda, all process evolution data, and all batch records. In addition, at the reasonable request of BeiGene from time to time, BioAtla shall make its employees and consultants (including personnel of its Affiliates and Third Party contract manufacturers) available to BeiGene and its designees to provide reasonable consultation and technical assistance in order to ensure an orderly transition of the Manufacturing Technology and operations to BeiGene and its designees and to assist BeiGene and its designees in its Manufacture of the Candidate.

Section 4.3 Manufacturing and Supply Agreement. Upon the written request of BeiGene, the Parties will negotiate in good faith and execute a manufacturing and supply agreement pursuant to which BioAtla’s third-party manufacturer of the Candidate will supply certain requirements of the Candidate and Product for Commercialization under the Commercialization Plan in the Territory.

Section 4.4 Manufacturing Transition Costs. Until any Co-Development Opt-Out Date all Manufacturing Costs associated with Manufacturing the Candidates and the Products (including Manufacturing Transition Costs) for Clinical Trials prior to the first Regulatory Approval in the Territory shall be shared by the Parties in accordance with their respective Co-Development Percentages.

Article V

Regulatory Matters

Section 5.1 Lead Responsibility for Regulatory Interactions. Except as may otherwise be mutually agreed by the Parties, and subject to oversight by the JSC:

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

(a) Lead Responsibility. Subject to Section 5.1(c), each Lead Party shall have lead responsibility for all Regulatory Interactions with Regulatory Authorities in the Territory for each Product.

(b) Regulatory Interactions Defined. For purposes of this Agreement, “Regulatory Interactions” means (i) monitoring and coordinating all regulatory actions, preparing, submitting and coordinating all communications and filings with, and submissions to, all Regulatory Authorities with respect to the Products and (ii) interfacing, corresponding and meeting with the Regulatory Authorities with respect to the Products.

(c) Transfer of Regulatory Responsibility. Notwithstanding the foregoing, BeiGene shall become the Lead Party for all Regulatory Interactions for any and all Products on and after the earlier to occur of (i) the Co-Development Opt-Out Date and (ii) the POC Milestone Date.

(d) Regulatory Responsibilities. Solely upon and after such time that BeiGene becomes the Lead Party for Regulatory Interactions for any Product pursuant to Section 5.1(c):

(i) Subject to applicable Law, BioAtla shall (A) at BeiGene’s option as directed by BeiGene in writing, either close or inactivate BioAtla’s IND(s) for each Product, or transfer to BeiGene all Regulatory Documentation, including such IND(s), and (B) with BeiGene’s input, complete all relevant activities related to such Regulatory Documentation, including such IND(s) as required for BeiGene to assume regulatory ownership, as applicable, all as soon as practicable (but, in the case of the transfer of any IND(s), in no event later than thirty (30) days after BeiGene’s notice (provided that such notice may only be provided after BeiGene becomes the Lead Party for Regulatory Interactions for any Product pursuant to Section 5.1(c)), unless otherwise agreed by the Parties); and

(ii) BeiGene shall be responsible for the preparation and filing of all Regulatory Documentation with respect to the Development, Manufacturing and Commercialization for the Products after such activities described in clause (i) above are completed.

Section 5.2 Participation Rights.

(a) Review of Regulatory Documentation. Each Party shall keep the JSC reasonably informed in connection with all Regulatory Interactions, preparation of all Regulatory Documentation, Regulatory Authority review of Regulatory Documentation, Regulatory Approvals, annual reports, including annual safety reports to the respective health authorities, annual re-assessments, and any subsequent variations and changes to labeling, in each case with respect to the Products. Each Party shall respond within a reasonable time frame to all reasonable inquiries by the other Party with respect to any information provided pursuant to this Section 5.2(a) (and sufficiently promptly for the other Party to provide meaningful input with respect to responses to Regulatory Authorities).

(b) Participation in Meetings. The Lead Party will provide the other Party with notice of any meeting or discussion with any Regulatory Authority in the Territory related to any Product no later than two (2) Business Days after receiving notice thereof. The Party that is not the Lead Party in a country with respect to the Products shall have the right to have up to two (2) senior, experienced employees reasonably acceptable to the responsible Party participate as observers in material or scheduled face-to-face meetings, video conferences and teleconferences with all applicable Regulatory Authorities relating to any Product unless prohibited or restricted by applicable Law or Regulatory Authority, and shall be provided with advance access to the responsible Party’s material documentation prepared for such meetings.

(c) Review. Prior to submission of material correspondence to any Regulatory Authority related to any meeting with respect to the Products, the Party that is the Lead Party shall, sufficiently in advance for the other Party to review and comment, provide the other Party with such material correspondence with the Regulatory Authority related to such meetings. The Lead Party shall also provide the other Party with copies of any material correspondence with Regulatory Authorities relating to Development of, or the process of obtaining Regulatory Approval for, the Products and respond within a reasonable time frame to all reasonable inquiries by the other Party with respect thereto.

Section 5.3 Global Safety Database; Pharmacovigilance Agreement. At a time to be mutually agreed by the Parties and subject to the Pharmacovigilance Agreement, BeiGene shall establish, hold and maintain a single electronic system for the collection and storage of all safety information for the Products in the Territory (the “Global Safety Database”). Such database shall comply in all material respects with all Laws reasonably applicable to pharmacovigilance anywhere where the Products are being or have been Developed or Commercialized. BioAtla may hold and maintain a parallel safety database for the Products as needed or required by applicable Laws. The Parties will use Commercially Reasonable Efforts to negotiate a pharmacovigilance agreement (the “Pharmacovigilance Agreement”) to govern cooperation among the Parties that will enable each of them to comply with its respective obligations under applicable Laws and to satisfy its duty of care with respect to the Products, including with regard to ownership of the Global Safety Database, adverse event data collection, analysis and reporting and access to the Global Safety Database. The Pharmacovigilance Agreement will be entered among the Parties no later than ninety (90) days following the Effective Date.

Section 5.4 Recalls, Market Withdrawals or Corrective Actions.

(a) In the event that any Regulatory Authority issues or requests a recall, market withdrawal or similar action in connection with a Product in any portion of the Territory, or in the event either Party determines that an event, incident or circumstance has occurred that may result in the need for a recall, market withdrawal or similar action in any country in the Territory, the Party notified of such recall, market withdrawal or similar action, or the Party that desires such recall, market withdrawal or similar action, shall within twenty-four (24) hours advise the other Party thereof by telephone. The Lead Party shall, after reasonable consultation with the other Party, decide whether to conduct a recall, market withdrawal or similar action in its applicable portion of the Territory and the manner in which any such recall, market withdrawal or similar action shall be conducted. Each Party will make available to the other Party, upon request, all of such Party’s (and its Affiliates’) pertinent records that such other Party may reasonably request to assist such other Party in effecting any recall, market withdrawal or similar action.

(b) The costs and expenses incurred before any Co-Development Opt-Out Date relating to a recall, market withdrawal or similar action of any Products in the Territory shall be borne by the Parties in accordance with their respective Co-Development Percentages (as, and to the extent, provided in Section 9.2, Section 9.4 and Exhibit E). The costs and expenses incurred after any Co-Development Opt-Out Date for any recall, market withdrawal or similar action of any Products in the Territory shall be borne solely by BeiGene if and only to the extent (i) such recall, market withdrawal or similar action was caused by the occurrence after any Co-Development Opt-Out Date of the event, incident or circumstance that led to the recall, market withdrawal or similar action and (ii) the event, incident or circumstance and the costs and expenses for such recall, market withdrawal or similar action are not the subject of an indemnity obligation of BioAtla under Section 13.2. The costs and expenses incurred after any Co-Development Opt-Out Date relating to any recall, market withdrawal or similar action of any Products shall be borne by the Parties in accordance with the Co-Development Percentages (in effect immediately prior to any Co-Development Opt-Out Date) to the extent (A) such recall, market withdrawal or similar action was caused by the occurrence before any Co-Development Opt-Out Date of the event, incident or circumstance that led to the recall, market withdrawal or similar action and (B) such event, incident or circumstance and such costs and expenses are not the subject of an indemnity obligation of either Party under Section 13.1 or Section 13.2. If BioAtla is invoiced for its portion of such costs and expenses incurred after any Co-Development Opt-Out Date, payment is due within thirty (30) days of receipt of invoice.

Article VI

Commercialization

Section 6.1 Commercialization Responsibilities for Products.

(a) Responsibility. Subject to the terms and conditions of this Agreement, BeiGene shall be solely responsible for the Commercialization of the Products in the Territory as specified in the Commercialization Plan. Subject to the foregoing, Article II and the remainder of this Article VI, BeiGene shall have sole responsibility and final decision-making authority for Commercialization of the Products in the Territory.

(b) Sales. BeiGene will book all sales of the Products in the Territory and will have the sole responsibility for the processing of orders, invoicing, terms of sale, and distribution of the Products throughout the Territory associated therewith in accordance with the terms and conditions of this Agreement.

Section 6.2 Commercialization Plan.

(a) Initial Commercialization Plan. No later than the date of submission of the first NDA for the first Product (as set forth in the Development Plan) for Regulatory Approval from the FDA in the US or any other Regulatory Authority in the Territory, as applicable, BeiGene will prepare and provide to the JSC for its review an initial Commercialization plan for the Territory (the “Commercialization Plan”) for such Product covering the first two (2) years after First Commercial Sale of such Product in the Territory. Thereafter, BeiGene will update the Commercialization Plan (for the current Calendar Year and the two (2) succeeding Calendar Years) each Calendar Year and provide such update to the JSC for its review.

(b) Additional Terms. In addition, prior to any Co-Development Opt-Out Date:

(i) The Commercialization Plan will specify, as applicable, among other things, the number of sales representatives in the Territory, creation of marketing and promotional materials, planning for conferences, the number, type (e.g., first position, second position) and frequency of details to be conducted by sales representatives for the Products in each Calendar Year, the allocation of sales details across geographies between the Parties, sales forecasts, strategies for compensation packages for sales representatives, Product pricing strategy, strategy for managed care and reimbursement plans; it being understood and agreed that, pursuant to Section 6.3 and subject to Article VII, on and after any Co-Development Opt-Out Date, BeiGene shall have the sole right to specify the form and contents of the Commercialization Plan for the Territory.

(ii) Neither Party (itself or by or through any others, including any Affiliates or (sub)licensees) will take any material action regarding the Commercialization of the Products unless described in the Commercialization Plan or approved by the JSC; it being understood and agreed that, pursuant to Section 6.3 and subject to Article VII, on and after any Co-Development Opt-Out Date, BeiGene shall have the sole right to take any action regarding the Commercialization of the Products, whether or not specified in the Commercialization Plan.

(c) Commercialization Budget. Prior to any Co-Development Opt-Out Date (i) at such times as the JSC will deem appropriate, and concurrently with the preparation of the initial Commercialization Plan, BeiGene (after good faith consultation with BioAtla) will prepare an initial Commercialization budget (collectively, the “Commercialization Budget”); (ii) the JSC will review and approve such initial Commercialization Budget; (iii) thereafter BeiGene (after good faith consultation with BioAtla) will update the Commercialization Budget at least once in each Calendar Year, (but in any event no later than November 30 of each Calendar Year during the Term) and the JSC will review and approve any such update or any other amendment to the Commercialization Budget; and (iv) either Party may request at any time that the JSC consider and approve other updates to the Commercialization Budget; it being understood and agreed that, pursuant to Section 6.3 and subject to Article VII, on and after any Co-Development Opt-Out Date, no Commercialization Budget or update thereto shall be prepared by BeiGene or provided to BioAtla for the Territory.

Section 6.3 BeiGene Commercialization; BeiGene Reports. Prior to any Co-Development Opt-Out Date, (a) BeiGene shall provide the JSC with semi-annual updates on the status of its material Commercialization activities with respect to the Products and related Companion Diagnostics in the Territory, and BeiGene’s plans with respect to Commercialization of the Products and related Companion Diagnostics in the Territory and (b) BeiGene and BioAtla shall hold one (1) teleconference call not more than once per Calendar Quarter to discuss Commercialization of the Products and related Companion Diagnostics in the Territory. Notwithstanding the foregoing, following any Co-Development Opt-Out Date, (a) BeiGene shall instead provide to BioAtla an annual written progress report on the status of its material Commercialization activities with respect to the Products and related Companion Diagnostics in the Territory and (b) BeiGene and BioAtla shall hold one (1) teleconference call not more than once per Calendar Quarter to discuss Commercialization of the Products and related Companion Diagnostics in the Territory.

Section 6.4 Commercialization Costs. Subject to Section 3.6, during the Term, all Commercialization Costs (as defined in Exhibit E) shall be shared by the Parties in accordance with Exhibit E .

Section 6.5 Trademarks.

(a) Selection of Trademarks. Prior to any Co-Development Opt-Out Date, BeiGene, following consultation with the JSC and the Patent Coordinators, shall select the trademark(s) to be used in connection with the marketing and sale of the Products in the Territory (such marks, together with registrations, applications for registration and common law rights therein, collectively, “Product Trademarks”), it being understood that on and after any Co-Development Opt-Out Date, BeiGene will have the sole right in its discretion to select Product Trademarks.

(b) Ownership. BeiGene shall own all Product Trademarks for any Product in the Territory.

(c) Branding. Prior to any Co-Development Opt-Out Date and at such time as the JSC deems appropriate, the Parties shall discuss in good faith any branding or co-branding of the Products (the “Licensed Branding”), and the Parties will enter into appropriate trademark licensing agreements to achieve the foregoing. For the avoidance of doubt, nothing in this Agreement shall be construed to grant either Party any rights in or to any of the other Party’s trademarks, tradenames, logos, or other marks (other than Product Trademarks), including use thereof, absent a separate trademark licensing agreement entered into by the Parties. Notwithstanding the foregoing, subject to any restrictions on the form or content of the Licensed Branding imposed by any Regulatory Authority, unless the Parties mutually agree otherwise in writing, the Licensed Branding used with respect to the Products shall feature the logos of BioAtla and BeiGene with approximately equal sizing and similar prominence, with BeiGene’s name first, on all packaging and materials used for Commercialization of such Products in the Territory, to the extent permitted by applicable Law.

Article VII

Diligence

Section 7.1 Collaboration Activities.

(a) General. Each Party shall use Commercially Reasonable Efforts to perform all Development, Manufacturing and Commercialization activities for which such Party is responsible hereunder in compliance with the applicable Development Plan or Commercialization Plan, including any budget(s) and timeframe(s) set forth therein and including making available those resources set forth in any applicable Development Plan or Commercialization Plan, and the terms of this Agreement.

(b) Compliance with Laws. Each Party shall:

(i) perform its obligations under this Agreement in a scientifically sound and workmanlike manner; and

(ii) carry out all work done in the course of the Collaboration in compliance with all applicable Laws governing the conduct of such work.

Section 7.2 Diligence Obligations. Prior to any Co-Development Opt-Out Date, each Party, and after any Co-Development Opt-Out Date, BeiGene (in each case, directly or through one or more Affiliates or Selling Parties), shall, as applicable, use Commercially Reasonable Efforts to Develop and achieve Regulatory Approval for the Products in each Major Market. Following Regulatory Approval of each Product in any Major Market in the Territory, BeiGene (directly or through one or more Affiliates or Selling Parties) shall, as applicable, use Commercially Reasonable Efforts to Commercialize such Product in each such Major Market.

Section 7.3 Day-to-Day Responsibility. Prior to any Co-Development Opt-Out Date, each Party shall be responsible for day-to-day implementation of the Development, Manufacturing and Commercialization activities for which it (or its Affiliate) has been, or otherwise is, assigned responsibility under this Agreement or the applicable Development Plan or Commercialization Plan and shall keep the other Party reasonably informed as to the progress of such activities, as determined by the JSC.

Article VIII

Grant of Rights; Exclusivity

Section 8.1 License Grants. Subject to the terms and conditions of this Agreement:

(a) Licenses Granted to BeiGene.

(i) During the Term, subject to the terms and the conditions set forth in this Agreement, BioAtla hereby grants to BeiGene, a co-exclusive (with BioAtla and its Affiliates and (sub)licensees) license, with the right to grant sublicenses (through multiple tiers and subject to Section 8.3), under and to the BioAtla Intellectual Property, BioAtla Collaboration Intellectual Property and BioAtla’s interest in the Manufacturing Technology for BeiGene, as the Lead Party, to Develop, Manufacture and have Manufactured Candidates, the Products and Companion Diagnostics in the Territory; provided, that, on and after any Co-Development Opt-Out Date, the foregoing license shall be exclusive (even as to BioAtla and its Affiliates and (sub)licensees); provided, further, that, as to Companion Diagnostics, such license grant shall be limited to Developing, Manufacturing and having Manufactured Companion Diagnostics for use as companion diagnostics with the Products under this Agreement.

(ii) During the Term, subject to the terms and the conditions set forth in this Agreement, BioAtla hereby grants to BeiGene, an exclusive license, with the right to grant sublicenses (through multiple tiers and subject to Section 8.3), under and to the BioAtla Intellectual Property, BioAtla Collaboration Intellectual Property and BioAtla’s interest in the Manufacturing Technology to Commercialize Candidates, the Products and Companion Diagnostics in the Territory; provided, however, that, as to Companion Diagnostics, such license grant shall be limited to Commercializing Companion Diagnostics for use as companion diagnostics with the Products under this Agreement.

(b) License Granted to BioAtla. During the Term, subject to the terms and the conditions set forth in this Agreement, BeiGene hereby grants to BioAtla, a co-exclusive, royalty-free, fully-paid right and license, with the right to grant sublicenses (through multiple tiers and subject to Section 8.3), under the BeiGene Intellectual Property and BeiGene Collaboration Intellectual Property and BeiGene’s interest in the Manufacturing Technology for BioAtla, as the Lead Party, to Develop, Manufacture and have Manufactured the Candidate, the Products and Companion Diagnostics in the Territory; provided, however, that, as to Companion Diagnostics, such license grant shall be limited to Developing, Manufacturing, and having Manufactured Companion Diagnostics for use as companion diagnostics with the Products under this Agreement.

(c) Checkpoint Combination Programs License Granted to BioAtla. If at any time during the Term, BioAtla wishes to Develop a Product by conducting combination Clinical Trials involving such Product and immune checkpoint inhibitors directed against Potential Targets such as PDL-1 and PD-1 in the Territory (each, a “Combination Trial”) BioAtla shall provide BeiGene with prior written notice which shall describe the proposed Combination Trial and the country or countries in which the Combination Trial would be conducted and, solely to the extent that BeiGene consents to the conduct of such Combination Trial in such country or countries, BeiGene will grant to BioAtla, a co-exclusive, royalty-free, fully-paid right and license, with the right to grant sublicenses (through multiple tiers and subject to Section 8.3), under (i) the BeiGene Intellectual Property, BeiGene Collaboration Intellectual Property and BeiGene’s interest in the Manufacturing Technology BioAtla Intellectual Property, and (ii) BioAtla Collaboration Intellectual Property and BioAtla’s interest in the Manufacturing Technology for BioAtla to conduct such Combination Trial in such country or countries.

Section 8.2 Sublicense Rights. Subject to Section 8.3, the Parties shall have the following sublicensing rights.

(a) Sublicenses to Affiliates and Subcontractors. Each Party shall have the right to grant sublicenses within the scope of the licenses and sublicense under Section 8.1:

(i) to such Party’s Affiliates; and

(ii) to Third Parties for the purpose of engaging Third Parties as contract research organizations, contract manufacturers, contract sales forces, consultants, academic researchers and the like (“Third Party Contractors”) in connection with Development, Manufacturing or Commercialization activities of Candidates and the Products throughout the Territory (to the extent such Party is permitted to engage in such activities in any applicable country) on behalf of such Party or its Affiliates with respect to the Collaboration under this Agreement, subject to the following:

(iii) unless otherwise mutually agreed by the Parties, each Party shall require any such Third Party to whom such Party discloses Confidential Information to enter into an appropriate written agreement obligating such Third Party to be bound by obligations of confidentiality and restrictions on use of such Confidential Information that are no less restrictive than the obligations set forth in Article XI, including requiring such Third Party to agree in writing not to issue any Publications except in compliance with the terms of this Agreement (including approval by the JSC, pursuant to the approved publication plan, and the obligations set forth in Section 11.4, except that Publications by academic collaborators shall be permitted (without JSC consent) if the academic collaborator (i) provides an advance copy of the proposed Publication

(under the same time periods as described in Section 11.4(a)), which must be shared with the other Party, (ii) agrees to delay such Publication sufficiently long enough to permit the timely preparation and filing of a patent application, and (iii) upon the request of either Party, removes from such Publication any Confidential Information of such Party);

(iv) unless otherwise mutually agreed by the Parties, each Party will obligate such Third Party to agree in writing to assign ownership of, or grant an exclusive, royalty-free, worldwide, perpetual and irrevocable license (with the right to grant sublicenses) to, any inventions arising under its agreement with such Third Party to the extent related to Development, Manufacturing or Commercialization with respect to the Products in the Field; and such Party shall structure such assignment or exclusive license so as to enable such Party to sublicense such Third Party inventions to the other Party pursuant to Section 8.1 (including permitting such other Party to grant further sublicenses); provided that, in connection with any academic collaborator performing research work with respect to the Target or the Products that is not reasonably expected by the applicable Party to result in inventions related to composition of matter or methods of use, it shall be sufficient for such Party to obtain a non-exclusive, worldwide, royalty-free, perpetual license (with the right to grant sublicenses) to, and a right to negotiate for an exclusive license, with the right to grant sublicenses, to, any inventions resulting from such research work, which sublicensing rights must permit sublicensing to the other Party pursuant to Section 8.1 (including permitting such other Party to grant further sublicenses); and

(v) each Party shall notify the JSC at a regular meeting of the JSC, of the execution of any such agreement with any such Third Party and, if requested, shall provide the other Party with a copy of such agreement, which copy may be redacted with respect to matters that do not relate to the Collaboration.

(b) Other Sublicenses. Except as provided in Section 8.2(a), any other sublicense by either Party under the licenses and sublicenses set forth in Section 8.1 shall require the prior written approval of the other Party.

Section 8.3 Sublicense Requirements. Any sublicense granted by a Party pursuant to this Agreement shall be subject to the following:

(a) each sublicense granted hereunder by a Party or its Affiliates shall be consistent with the requirements of this Agreement;

(b) any transfer of rights between a Party and its Affiliates shall not be deemed a sublicense by such Party but shall be deemed a direct license by the other Party to such Party’s Affiliate; it being understood and agreed that such Party shall remain responsible for the activities of its Affiliate;

(c) a Party’s or its Affiliates’ Selling Parties or Third Party Contractors shall have no right to grant further sublicenses without the other Party’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed;

(d) such Party shall be primarily liable for any failure by its Affiliates and Selling Parties and Third Party Contractors to comply with all relevant restrictions, limitations and obligations in this Agreement; and

(e) such sublicense must be granted pursuant to a written sublicense agreement and, with respect to any sublicense other than a sublicense by a Party to an Affiliate of such Party, such Party must provide the other Party with a copy of any sublicense agreement entered into under Section 8.2 above within thirty (30) days after the execution of such sublicense agreement; provided that any such copy may be reasonably redacted to remove any confidential, proprietary or competitive information, but such copy shall not be redacted to the extent that it impairs the other Party’s ability to ensure compliance with this Agreement. Such sublicense agreement shall be treated as Confidential Information of the sublicensing Party and no copies are required with respect to sublicense agreements with Third Party Contractors.

Section 8.4 Affiliates and Third Party Contractors. Either Party may exercise its rights and perform its obligations hereunder itself or through its Affiliates and (sub)licensees. Each Party shall be liable for any failure by its Affiliates and (sub)licensees (including Third Party Contractors) to comply with all relevant restrictions, limitations and obligations in this Agreement. If either Party desires to use any Person to conduct any of its Development, Commercialization, Manufacture or other Collaboration activities hereunder, such Party must comply with the obligations of Section 8.2(a)(iii) through (v), even to the extent no sublicense of rights is granted to such Third Party.

Section 8.5 Third Party Agreements.

(a) Acknowledgement. Except as provided in Section 8.5(b) and Section 9.6, each Party acknowledges that each Party is responsible for the fulfillment of its obligations under any Third Party Agreement that it enters into, and each Party agrees to fulfill the same obligations, including any provisions necessary to maintain in effect any rights sublicensed to the other Party hereunder and the exclusive or non-exclusive nature of such rights, as applicable, subject to the other Party’s compliance with its obligations hereunder.

(b) Incorporation of Certain Provisions. Each Party agrees and acknowledges that the Licensing Party may be required to provide to licensors under any Third Party Agreements, periodic reports relating to the gross sales and Net Sales of the Products. Each Party acknowledges that the Licensing Party may be required to share certain reports and copies of sublicense agreements provided hereunder with any licensor under a Third Party Agreement, and each Party consents to the sharing of such reports and such copies of such sublicense agreements to the extent required under such Third Party Agreement to the same extent as disclosures are permitted under Section 11.3(b) hereunder; provided that the financial and any other terms of any such sublicense not pertinent to an understanding of the other Party’s obligations or benefits under this Agreement may be redacted. In addition, each Party acknowledges that the Prosecution, enforcement and other intellectual property management rights under this Agreement with respect to Patents and other intellectual property licensed under Third Party Agreements shall be subject to the terms and conditions of the applicable Third Party Agreements and, in the case of Third Party Agreements in which the licensor is an academic institution, other provisions of such Third Party Agreements that are customarily required to be imposed on sublicensees in academic licenses (in no event to include any exclusivity covenant).

(c) Covenants Regarding Third Party Agreements. Each Party that has entered into a Third Party Agreement (the “Licensing Party”) agrees that during the Term:

(i) The Licensing Party shall not modify or amend any Third Party Agreement in any way that adversely affects the other Party’s rights hereunder without the other Party’s prior written consent;

(ii) The Licensing Party shall not terminate any Third Party Agreement, in whole or in part, without the other Party’s prior written consent;

(iii) Subject to Section 9.6, the Licensing Party shall be solely responsible for, and shall make, all royalty payments, milestone payments, yearly fees, sublicensee fees, Prosecution fees, and all other payments owed to any licensor under and pursuant to any Third Party Agreement;

(iv) The Licensing Party shall not exercise or fail to exercise any of its rights, or fail to perform any of its obligations, under any Third Party Agreement, where such exercise or failure to exercise or perform would adversely affect the other Party’s rights hereunder, without the prior written consent of the other Party, including rights with respect to including applicable improvements within the licenses granted under such Third Party Agreement; and, at the reasonable request of the other Party, the Licensing Party shall exercise such rights and make such requests described above as are permitted under such Third Party Agreement;

(v) The Licensing Party shall promptly furnish the other Party with copies of all reports and other communications that the Licensing Party furnishes to any licensor under any Third Party Agreement to the extent that such reports relate to this Agreement;

(vi) The Licensing Party shall promptly furnish the other Party with copies of all reports and other communications that the Licensing Party receives from any licensor under any Third Party Agreement that relate to this Agreement (including notices relating to applicable improvements under such Third Party Agreement);

(vii) The Licensing Party shall furnish the other Party with copies of all notices received by the Licensing Party relating to any alleged breach or default by the Licensing Party under any Third Party Agreement within two (2) Business Days after the Licensing Party’s receipt thereof; in addition, if the Licensing Party should at any time breach a Third Party Agreement or become unable to timely perform its obligations thereunder, the Licensing Party shall immediately notify the other Party; and

(viii) If the Licensing Party cannot or chooses not to cure or otherwise resolve any alleged breach or default under any Third Party Agreement, (A) the Licensing Party shall so notify the other Party within two (2) Business Days of such decision, which shall not be less than fifteen (15) Business Days prior to the expiration of the cure period under such Third Party Agreement; provided that the Licensing Party shall use Commercially Reasonable Efforts to cure any such breach or default; and (B) the other Party, in its sole discretion, shall be permitted (but shall not be obligated), on behalf of the Licensing Party, to cure any breach or default under such Third Party Agreement in accordance with the terms and conditions of such Third Party Agreement or otherwise resolve such breach directly with the applicable licensor(s) under such Third Party Agreement; and (C) if the Lead Party pays any such licensor any amounts owed by the Licensing Party (where the Licensing Party is the non-Lead Party) under such Third Party

Agreement, then, provided that such amounts have not arisen as a result of the Lead Party’s failure to comply with the terms and conditions of such Third Party Agreement within the categories described in Section 8.5(b) applicable to the Lead Party as a sublicensee, the Lead Party may deduct the Licensing Party’s (where the Licensing Party is the non-Lead Party) share of such amounts from payments the Lead Party is required to make thereafter to the Licensing Party (where the Licensing Party is the non-Lead Party) hereunder or, at the Lead Party’s election, may otherwise seek reimbursement of such amounts from the Licensing Party (where the Licensing Party is the non-Lead Party).

(d) Survival of Rights Following Termination of Third Party Agreement. The Parties agree that in the event of any termination of any Third Party Agreement with respect to any intellectual property rights licensed to a Party hereunder, such Party shall have the right to become a direct licensee of the Third Party licensor(s) under such Third Party Agreement and the Licensing Party shall assist the other Party in exercising such rights, in each case solely with respect to the Products; provided that the other Party has not breached this Agreement, or breached the applicable Third Party Rights under such Third Party Agreement. In addition, notwithstanding the foregoing, in the event of such termination, the other Party may in any event approach any licensor under any Third Party Agreement for a direct license.

Section 8.6 Exclusivity.

(a) Exclusivity Obligations. From the Effective Date until the third (3rd) anniversary of the Effective Date (the “Exclusivity Period”), each of the Parties covenants and agrees, solely on behalf of itself and its respective Affiliates, that it shall not (except as otherwise expressly permitted in this Section 8.6): (i) alone or with or for any Third Party, develop, Manufacture or Commercialize (A) the Candidate, (B) any molecule in the Field that is Directed against the Target, (C) any pharmaceutical product (including any Companion Diagnostic) in the Field that constitutes, incorporates, comprises or contains any molecule that is Directed against the Target, or (D) any Companion Diagnostic in the Field that is used for the Product for any other pharmaceutical product or (ii) license, authorize, appoint or otherwise willfully or intentionally enable, whether directly or indirectly, a Third Party to conduct any of the activities described in clause (i).

(b) Exceptions.

(i) Clinical Combination Activities. Notwithstanding anything to the contrary in Section 8.6(a), either Party shall have the right, directly or indirectly (whether such activities are conducted internally or with or through a Third Party), to conduct Clinical Combination Activities in accordance with Section 8.6(c).

(ii) Research; Incidental Discoveries. Notwithstanding anything to the contrary in Section 8.6(a), a Party shall be deemed not to be, directly or indirectly (whether such activities are conducted internally or with or through a Third Party), Developing, Manufacturing or Commercializing in violation of the provisions of Section 8.6(a) as a result of (A) conducting non-clinical research for any molecule in the Field that is Directed against the Target; (B) conducting a research program or discovery effort (or Developing, Manufacturing or Commercializing a molecule resulting from such research program or discovery effort) that has as its specified and primary goal, as evidenced by items such as laboratory notebooks or other relevant documents contemporaneously kept, taken as a whole, to discover or Develop any compound that is Directed against a target other than the Target; or (C) conducting a research program or discovery effort with respect to a Companion Diagnostic (or Developing, Manufacturing or Commercializing a Companion Diagnostic resulting from such research program or discovery effort) that has as its specified and primary goal, as evidenced by items such as laboratory notebooks or other relevant documents contemporaneously kept, taken as a whole, to be used for a target other than the Target.

(iii) Academic Collaborations. Notwithstanding the provisions of Section 8.6(a), and without limiting Section 8.2(a)(ii), each Party shall be permitted to perform any of the activities that would otherwise be prohibited under Section 8.6(a) in relation to the Target, if such activities are (A) the subject of an existing agreement between such Party and an academic institution or academic collaborator entered into prior to the Effective Date, provided that such Party shall not be permitted to amend any such agreement unless such amendment contains provisions consistent with the terms and conditions of such agreement in effect as of the Effective Date with respect to (1) ownership and licenses of pre-existing intellectual property rights, as well as intellectual property rights and inventions arising pursuant to the conduct of activities under such agreement, (2) rights regarding publication of the results arising pursuant to the conduct of activities under such agreement, and (3) confidentiality obligations (collectively, (1) through (3), the “Academic Essential Provisions”), or (B) the subject of a new agreement entered into between such Party and an academic institution or academic collaborator that contains terms and conditions with respect to the Academic Essential Provisions consistent with the terms and conditions of the agreements between such Party and an academic institution or academic collaborator entered into prior to the Effective Date; provided that, if any Academic Essential Provisions of an amendment described in (A) or an agreement described in (B) would not be consistent with the Academic Essential Provisions of the agreements between such Party and an academic institution or academic collaborator entered into prior to the Effective Date, such Party shall not enter into such amendment or agreement on such inconsistent terms and conditions without the prior written consent of the other Party.

(iv) Acquisition of Competitive Programs. Section 8.6(a) shall not apply to the applicable Party if, during the Term, such Party or any of its Affiliates (other than in a Change of Control transaction with respect to such Party) acquires a Third Party, whether by stock purchase, asset purchase, merger or consolidation, that is then engaged in activities that would otherwise constitute a breach of this Section 8.6 by such Party or its Affiliates (a “Competitive Program”); it being understood and agreed that, unless the Parties agree otherwise in writing, such Party that is engaged in a Competitive Program (the “Competitive Program Party”) shall, within ninety (90) days after the date of such merger, consolidation or acquisition, notify the other Party that it intends to either: (A) terminate, or cause its relevant Affiliate to terminate, the Competitive Program or (B) divest, or cause its relevant Affiliate to divest, whether by license or otherwise, the Competitive Program. If the Competitive Program Party notifies the other Party within such ninety (90) day period that it intends to terminate, or cause its relevant Affiliate to terminate, such Competitive Program, the Competitive Program Party or its relevant Affiliate, shall (X) terminate such Competitive Program as quickly as possible, and in any event within one hundred and eighty (180) days (unless applicable Law requires a longer termination period) after the Competitive Program Party delivers such notice to the other Party; and (Y) confirm to the other

Party when such termination has been completed, and the Competitive Program Party’s continuation of the Competitive Program during such one hundred and eighty (180) day (or, as required by applicable Law, longer) period shall not constitute a breach of the Competitive Program Party’s exclusivity obligations under Section 8.6(a). If the Competitive Program Party notifies the other Party within such ninety (90) day period that it intends to divest such Competitive Program, the Competitive Program Party or its relevant Affiliate shall use all reasonable efforts to effect such divestiture as quickly as possible, and in any event within one hundred eighty (180) days after the Competitive Program Party delivers such notice to the other Party, and shall confirm to the other Party when such divestiture has been completed. If the Competitive Program Party or its relevant Affiliate fails to complete such divestiture within such one hundred eighty (180) day period, but has used reasonable efforts to effect such divestiture within such one hundred eighty (180) day period, then, unless otherwise required by applicable Law, such one hundred eighty (180) day period shall be extended for such additional reasonable period thereafter as is necessary to enable such Competitive Program to be in fact divested, not to exceed an additional one hundred eighty (180) days; provided, however, that such additional one hundred eighty (180) day period shall be extended for such period as is necessary to obtain any governmental or regulatory approvals required to complete such divestiture if the Competitive Program Party or its relevant Affiliate is using good faith efforts to obtain such approvals. Notwithstanding anything to the contrary in this subsection (iv), the Competitive Program Party’s continuation of the Competitive Program during such notice period and divestiture period shall not constitute a breach of the Competitive Program Party’s exclusivity obligations under Section 8.6(a); provided, that, such Competitive Program Party throughout such period adopts and implements Segregation Activities.

(v) Certain Permitted Activities.

(A) During the Exclusivity Period, if either Party (the “Offering Party”) desires to perform pre-clinical IND enabling studies on a new pre-clinical pharmaceutical product that binds to the Target (the “ROFN Candidate”), the Offering Party shall notify the other Party (the “Negotiating Party”) in writing (the “ROFN Notice”). Upon the Negotiating Party’s receipt of the ROFN Notice, the Parties shall engage in good faith discussions on the economic terms of either an exclusive license or co-development and co-commercialization license for the ROFN Candidate for a period of at least ninety (90) Business Days (the “Negotiation Period”). If the Parties cannot agree on the economic terms of either an exclusive license or co-development and co-commercialization license for the ROFN Candidate within the Negotiation Period, then, following the expiration of the Exclusivity Period, the Offering Party shall be entitled to Develop, Manufacture, and/or Commercialize such ROFN Candidate alone or with a Third Party without any further obligation to the Negotiating Party.

(B) The restrictions set forth in Section 8.6(a) shall not be deemed to prevent either Party or its respective Affiliates from (1) fulfilling its obligations under this Agreement, or (2) engaging any subcontractors in accordance with Section 8.2(a)(ii) of this Agreement.

(C) If a Change of Control occurs with respect to either Party with a Third Party and the Third Party already is conducting activities that would cause a Party or an Affiliate to violate Section 8.6(a) (an “Acquirer Program”), then such Third Party will be permitted to continue such Acquirer Program and such continuation will not constitute a violation of Section 8.6(a); provided that (1) none of the BeiGene Collaboration Intellectual Property, BioAtla Collaboration Intellectual Property or Joint IP will be used in any Acquirer Program, (2) none of the other Patents or Know-How licensed by either Party to the other Party pursuant to this Agreement will be used in any Acquirer Program, (3) no Confidential Information of the other Party will be used in any such Acquirer Program, and (4) the Development activities required under this Agreement will be conducted separately from any Development activities directed to such Acquirer Program, including by the maintenance of separate lab notebooks and records (password-protected to the extent kept on a computer network) and the use of separate personnel working on each of the activities under this Agreement, and the activities covered under such Acquirer Program (except that this requirement shall not apply to personnel who have senior research management roles and not project level research roles, provided such personnel in senior research management roles are not directly involved in the day-to-day activities under such Acquirer Program) ((1) through (4) above, “Segregation Activities”).

(c) Clinical Combination Activities. Notwithstanding anything to the contrary in this Agreement but subject to the proviso to this sentence, either Party shall, at all times, have the right to conduct clinical Development of the Products, alone or with Third Parties, in which the Products are used in combination with other therapeutic products, including the conduct of Clinical Trials involving the Products used in combination with other therapeutic products (“Clinical Combination Activities”), and to grant to any such Third Parties the right to use and reference either Party’s regulatory filings for purposes of enabling such Party and such Third Party to include the relevant use of the Products in combination with such other therapeutic products in the approved label for such Products or such other therapeutic product, respectively; provided, that, (i) BioAtla shall obtain the prior written consent of BeiGene to the conduct of any such Clinical Combination Activities, (ii) solely during the period commencing on the Effective Date and ending upon receipt of Regulatory Approval, BioAtla shall not have the right under this Section 8.6(c) to conduct any Clinical Combination Activities that involve any therapeutic compound or product that is Directed to the same receptor or target as a compound or product that is part of a clinical development program then being conducted by or on behalf of BeiGene and (iii) neither Party may grant to any such Third Party the right to sell, offer for sale or otherwise commercially exploit such Products.

Section 8.7 No Implied Licenses or Rights.

Except as expressly provided in Section 8.1, and subject to Section 8.6, all rights in and to the BioAtla Intellectual Property, BioAtla’s and its Affiliates’ interests in BioAtla Collaboration Intellectual Property, Joint IP and any other Patents or Know-How of BioAtla and its Affiliates, are hereby retained by BioAtla and its Affiliates. Except as expressly provided in Section 8.1, and subject to Section 8.6, all rights in and to the BeiGene Intellectual Property, BeiGene’s and its Affiliates’ interests in BeiGene Collaboration Intellectual Property and any other Patents or Know-How of BeiGene and its Affiliates, are hereby retained by BeiGene and its Affiliates.

Section 8.8 Section 365(n) of the Bankruptcy Code. All rights and licenses granted under or pursuant to any section of this Agreement are and will otherwise be deemed to be for purposes of Section 365(n) of the United States Bankruptcy Code (Title 11, US Code), as amended (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined in Section 101(35A) of the Bankruptcy Code. The Parties will retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code. The Parties agree that each Party, as licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the Bankruptcy Code or any other provisions of applicable Law in the Territory that provide similar protection for “intellectual property.” The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party under the Bankruptcy Code or analogous provisions of applicable Law in the Territory, the Party that is not subject to such proceeding will be entitled to a complete duplicate of (or complete access to, as appropriate) such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party’s possession, will be promptly delivered to it upon the non-subject Party’s written request thereof. Any agreements supplemental hereto will be deemed to be “agreements supplementary to” this Agreement for purposes of Section 365(n) of the Bankruptcy Code.

Article IX

Financial Provisions

Section 9.1 Upfront Payment. BeiGene shall pay to BioAtla within ten (10) Business Days after the Effective Date a one-time, non-refundable, non-creditable upfront payment of Twenty Million U.S. Dollars ($20,000,000) in cash.

Section 9.2 Sharing of Development Costs.

(a) ROW Development. Subject to Section 3.2(b), Section 3.6 and Exhibit E, the Parties will share Development Costs intended to support Regulatory Approvals in the ROW for the Products as follows: BioAtla will bear [***] percent ([***]%) of such Development Costs, and BeiGene will bear [***] percent ([***]%) of such Development Costs (each, such Party’s “Co-Development Percentage”). All Direct Costs incurred by either Party or its Affiliates in conducting Development activities intended to support Regulatory Approvals in the ROW for the Products pursuant to the Development Plan (including Manufacturing related thereto and any Clinical Trials, including any Phase IV Clinical Trials conducted following Regulatory Approval) in accordance with terms and conditions of this Agreement that constitute Development Costs shall be included for the purposes of calculating the ROW Profit & Loss Share. Development Costs shall initially be borne by the Party incurring the cost or expense, subject to reimbursement in accordance with the ROW Profit & Loss Share. Notwithstanding the foregoing, to the extent that BeiGene Develops more than one (1) Product pursuant to the Development Plan, the obligation of BioAtla to bear its Co-Development Percentage of the Development Costs intended to support Regulatory Approvals in the ROW for the additional Product under this Section 9.2(a) shall be subject to BioAtla’s prior written consent.

(b) BeiGene Territory Development. BeiGene shall be solely responsible for all costs, including any Manufacturing Costs, associated with the clinical supply of any Product for Clinical Trials solely designed to support Regulatory Approval in the BeiGene Territory from and after the Effective Date.

[***] Certain information in this document identified by brackets has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Section 9.3 Milestone Payments.

(a) Development and Regulatory Milestones.

(i) China. BeiGene shall pay BioAtla the following amounts upon the first achievement by or on behalf of BeiGene or its Affiliates or Selling Parties of the corresponding milestone events set forth below with respect to the first Product to achieve such milestone events:

Milestones	Payment (in US Dollars)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(ii) ROW. BeiGene shall pay BioAtla the following amounts after the first achievement by or on behalf of either Party or its Affiliates or Selling Parties of the corresponding development and regulatory milestone events set forth below with respect to the first Product to achieve such milestone events; it being understood and agreed that, if BioAtla delivers the Co-Development Opt-Out Notice to BeiGene pursuant to Section 3.6, each payment below from BeiGene to BioAtla shall be reduced by [***] percent ([***]%).

Milestones	Payment (in US Dollars)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

Milestones	Payment (in US Dollars)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(b) Sales Milestones. BeiGene shall make the sale milestone payments to BioAtla that are set forth below upon the first achievement by or on behalf of each Party, its Affiliates or Selling Parties of the sales milestone events (“Sales Milestone Events”) set forth below with respect to aggregate Annual Net Sales of a Product in a given Calendar Year in the BeiGene Territory. For clarity, each milestone set forth below shall be due and payable one time only, regardless of the number of Products to achieve the applicable milestone event, the number of times a Product achieves the applicable milestone event and regardless of the number of Indications for which the milestone event may be achieved.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

Sales Milestone Event	Milestone Payments (in US dollars)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(c) POC Milestone Payment.

(i) If at any time during the Term, BioAtla reasonably believes that the POC Milestone has been successfully achieved, BioAtla will notify BeiGene in writing, which written notice will include the Clinical Data that supports BioAtla’s reasonable belief.

(ii) If the Parties mutually agree, based on such Clinical Data, that the POC Milestone has been successfully achieved, BeiGene shall pay to BioAtla a milestone payment of [***] within ten (10) Business Days of such agreement.

(iii) If the Parties do not mutually agree, based on such Clinical Data, that the POC Milestone has been successfully achieved, either Party may convene a special meeting of the JSC within fifteen (15) Business Days for the purpose of resolving such dispute pursuant to Section 2.3(a). For clarity, if the JSC is unable to resolve any dispute between the Parties as to whether or not the POC Milestone has been successfully achieved, the disputed matter will be resolved in accordance with Sections 15.1 and 15.2.

(iv) If (A) either the Parties do not mutually agree that the POC Milestone has been successfully achieved or the Parties mutually agree that the POC Milestone has not been successfully achieved and (B) in either case, BeiGene determines to continue to Develop the Candidate (which determination may be made by BeiGene during the period that the Parties are resolving any dispute with respect to the achievement of the POC Milestone pursuant to subsection (iii) above), then BeiGene shall (1) provide written notice to BioAlta of such determination and (2) pay to BioAtla a milestone payment of [***] within ten (10) Business Days of the date of delivery by BeiGene to BioAlta of such written notice. If the events in the immediately preceding sentence occur and the first Product being Developed by BeiGene subsequently achieves the first milestone set forth in Section 9.3(a)(ii), then, in addition to making the applicable milestone payment for achieving such milestone but in lieu of making the POC Milestone payment set forth in the first sentence of this Section 9.3(c), BeiGene shall pay to BioAtla an additional milestone payment of [***] on the same date on which it makes the payment for the first milestone set forth in Section 9.3(a)(ii).

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

(d) Payment of Milestones. Subject to the payment dates set forth in Section 9.3(c), each milestone payment payable under this Section 9.3 shall be made within [***] after the achievement of the applicable milestone and shall be non-refundable and non-creditable.

Section 9.4 ROW Profit & Loss Share.

(a) ROW Profit & Loss Share. The Parties will share in (and bear) Operating Profits or Losses with respect to the Products in the ROW in accordance with Exhibit E.

(b) Quarterly Reconciliation and Payments. Unless the Parties otherwise agree in advance in writing, reconciliation and payments of the ROW Profit & Loss Share shall be conducted as set forth in Exhibit E.

Section 9.5 Royalty Payments.

(a) Royalty Rate in the Territory. Following any Co-Development Opt-Out Date and subject to Section 9.5(b), BeiGene shall pay to BioAtla royalties on worldwide Annual Net Sales of the Products in the Territory by BeiGene, its Affiliates and all Selling Parties at the applicable royalty rates set forth below (each, a “Royalty Rate”).

Annual Net Sales in the Territory	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Each Royalty Rate set forth in the table above will apply only to that portion of the worldwide Annual Net Sales of the Products in the Territory during a given Calendar Year that falls within the indicated portion.

(b) Royalty Rate in the BeiGene Territory. Prior to any Co-Development Opt-Out Date, BeiGene shall pay to BioAtla royalties (each, a “BeiGene Territory Royalty Rate”) on Annual Net Sales of the Products solely in the BeiGene Territory by BeiGene, its Affiliates and all Selling Parties as follows:

Annual Net Sales in the BeiGene Territory	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Each BeiGene Territory Royalty Rate set forth in the table above will apply only to that portion of the worldwide Annual Net Sales of the Products in the BeiGene Territory prior to any Co-Development Opt-Out Date during a given Calendar Year that falls within the indicated portion.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

For example, if Annual Net Sales of the Products in the BeiGene Territory by BeiGene and its Affiliates and Selling Parties was $150,000,000, then the royalties payable with respect to such Annual Net Sales, subject to adjustment as set forth in this Section 9.5, would be:

[***]

(c) Royalty Term. Royalties payable under this Section 9.5 shall be paid by BeiGene for each Product on a country-by-country basis from the later of (i) any Co-Development Opt-Out Date (if applicable to such Product) and (ii) the date of First Commercial Sale of such Product in a country with respect to which royalty payments are due, until the latest of:

(i) the last to expire of any Valid Claim of BioAtla Patents, BioAtla Collaboration Patents, BeiGene Collaboration Patents or Joint Patents, in each case Covering such Product in such country;

(ii) ten (10) years following the date of First Commercial Sale of such Product in such country; and

(iii) the last to expire of any Regulatory Exclusivity applicable to such Product in such country;

(each such term with respect to a country, a “Royalty Term”).

Notwithstanding the foregoing, in the event that the Royalty Term for a Product in a country continues solely due to Section 9.5(c)(ii) above (i.e., the Product is not Covered by a Valid Claim of BioAtla Patents, BioAtla Collaboration Patents, BeiGene Collaboration Patents or Joint Patents in the applicable country, and such Product is not subject to Regulatory Exclusivity in such country) then, in such event, the Royalty Rate or BeiGene Territory Royalty Rate, as applicable, for such Product in such country will be reduced to [***] percent ([***]%) of the applicable Royalty Rate in Section 9.5(a) or the applicable or BeiGene Territory Royalty Rate in Section 9.5(b) for such Product in such country.

Upon the expiration of the Royalty Term with respect to a Product in a country, the licenses granted by BioAtla to BeiGene pursuant to Section 8.1(a) shall be deemed to be fully paid-up, irrevocable and perpetual with respect to such Product in such country.

(d) Royalty Reduction for Generic Competition. If, on a country-by-country and Calendar Quarter-by-Calendar Quarter basis, a Generic Product(s) is Commercialized by a Third Party in any country in the Territory and there is Loss of Market Exclusivity for such Product in such country, then, subject to Section 9.5(f), the royalties payable with respect to Annual Net Sales of such Product pursuant to Section 9.5(a) in such country during such Calendar Quarter shall be reduced by [***].

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

(e) Deduction for Third Party Payments. In the event that royalties are payable by BeiGene to BioAtla with respect to any Product under this Section 9.5, BeiGene shall have the right to deduct from royalty payments otherwise due and payable by BeiGene to BioAtla under this Section 9.5, on a country-by-country basis, a maximum of [***] of any upfront payments, milestone payments, royalty payments and other amounts actually paid by BeiGene to a Third Party solely for a Product (i) pursuant to any a Third Party Agreement that is executed pursuant to Section 9.6 and is in effect or (ii) under any agreement with any Third Party that is executed by BeiGene from and after the Effective Date solely with respect to such Product in such country(ies), but only to the extent that the Patents or Know-How licensed under such Third Party Agreement or other agreement are necessary for the Development, Manufacture or Commercialization of such Product in such country(ies). Notwithstanding the foregoing, to the extent that any Third Party Agreement is applicable to a Product in the ROW then, prior to any Co-Development Opt-Out Date, [***] of any upfront payments, milestone payments, royalty payments and other amounts actually paid by BeiGene to a Third Party under such Third Party Agreement shall be included as a Development Cost or Commercialization Costs, as the case may be, and this Section 9.5(e) shall not apply.

(f) Royalty Reports; Payments. Within thirty (30) days after the end of each Calendar Quarter, BeiGene with respect to each Product shall provide BioAtla with a report stating the sales in units and in value of such Product made by BeiGene, its Affiliates, and Selling Parties, as applicable, on a country-by-country basis, together with the calculation of the royalties due to BioAtla, including the method used to calculate the royalties, the exchange rates used, and itemized deductions. Payments of all amounts payable under this Section 9.5 shall be made by BeiGene to the bank account indicated by BioAtla within forty-five (45) days from the end of each Calendar Quarter in which such payment accrues.

(g) Cumulative Effect of Royalty Reductions. In no event shall the royalty reductions described in this Section 9.5, alone or together, reduce the royalties payable by BeiGene for a Product in a country in any given Calendar Quarter to less than [***] of the amounts otherwise payable by BeiGene for such Product in such country in such Calendar Quarter. BeiGene may carry over and apply any such royalty reductions, which are incurred or accrued in a Calendar Quarter and are not deducted in such Calendar Quarter due to the limitation set forth above in this Section 9.5(g), to any subsequent Calendar Quarter(s) and shall continue applying such reduction on a Calendar Quarter basis thereafter until fully deducted, in all cases subject to the limitation set forth above in this Section 9.5(g).

Section 9.6 Third Party Payments. If at any time prior to any Co-Development Opt-Out Date, either Party at any time reasonably believes that a license under Third Party Patents or Third Party Know-How could be necessary or useful to Develop, Manufacture or Commercialize the Products, then such Party shall notify (A) the JSC if such notice is provided during Development or Manufacturing of the Products for Development or (B) the JSC if such notice is provided during Commercialization of the Products, and the following shall apply:

(a) If the JSC, as applicable, agrees to obtain such license, and if so, which of the Parties will do so, then the Parties will proceed as determined by the JSC, as applicable. If the JSC, as applicable, cannot agree on whether to obtain such license or which Party will do so, then the Lead Party in the applicable portion of the Territory shall have the first right to obtain such license and if the applicable Lead Party does not promptly exercise such right then the other Party shall have the right to do so; provided, further, that, after a Co-Development Opt-Out Notice, the

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed matter will be escalated to the JSC for resolution in accordance with Section 2.1; provided that, if the JSC cannot agree on which Party should obtain such license, then BeiGene shall have the sole right, but not the obligation, in its sole discretion, to obtain such license throughout the Territory in accordance with Section 9.5(e).

(b) The costs of each license obtained pursuant to Section 9.6(a) (each, a “Third Party Agreement”) to the extent such costs directly relate to the Products and constitute COGS shall be included as Commercialization Costs for purposes of calculating the ROW Profit & Loss Share prior to any Co-Development Opt-Out Date and, following any Co-Development Opt-Out Date, shall be borne solely by BeiGene to the extent incurred after any Co-Development Opt-Out Date, subject to deduction from royalties in accordance with Section 9.5.

(c) For purposes of this Agreement, the Third Party Patents and Third Party Know-How licensed under a Third Party Agreement shall be deemed “Collaboration Intellectual Property” of the Party obtaining such license.

(d) Prior to any Co-Development Opt-Out Date (i) the Party designated to pursue the Third Party Agreement shall keep the other Party fully informed of the status of the negotiations with the applicable Third Party and provide the other Party with copies of all draft agreements; (ii) the other Party may provide comments and suggestions with respect to the negotiation of the agreement with such Third Party, and the Party seeking the Third Party Agreement shall reasonably consider all comments and suggestions reasonably recommended by the other Party; and (iii) the Party seeking the Third Party Agreement shall obtain a license that is sublicensable to the other Party in accordance with the terms of this Agreement, treating (unless otherwise agreed by the Parties) the Third Party intellectual property as Collaboration Intellectual Property hereunder.

Section 9.7 Financial Records. The Parties shall keep, and shall require their respective Affiliates and (sub)licensees to keep, complete and accurate books and records as follows:

(a) BeiGene shall keep, and require its Affiliates and (sub)licensees to keep, complete and accurate records and books of accounts containing all data reasonably required for the calculation and verification, as applicable, of Net Sales, ROW Product Revenue, Development Costs and Commercialization Costs including internal FTEs utilized by BeiGene, and the ROW Profit & Loss Share.

(e) BioAtla shall keep, and require its Affiliates and (sub)licensees to keep, complete and accurate records and books of accounts containing all data reasonably required for the calculation and verification, as applicable, of all Development Costs and Commercialization Costs (including internal FTEs) utilized by BioAtla, and the ROW Profit & Loss Share.

(f) The Parties shall keep, and shall require their respective Affiliates and (sub)licensees to keep, such books and records for at least three (3) years following the end of the Calendar Year to which they pertain. Such books of accounts shall be kept at the principal place of business of the financial personnel with responsibility for preparing and maintaining such records.

Section 9.8 Audits.

(a) Audit Team. Each Party may, upon request and at its expense (except as provided for herein), cause an internationally recognized independent accounting firm selected by it (except one to whom the Auditee has a reasonable objection) (the “Audit Team”) to audit during ordinary business hours the books and records of the other Party maintained pursuant to Section 9.7 and the correctness of any payment made or required to be made to or by such Party, and any report underlying such payment (or lack thereof), pursuant to the terms of this Agreement. Prior to commencing its work pursuant to this Agreement, the Audit Team shall enter into an appropriate confidentiality agreement with the Auditee obligating the Audit Team to be bound by obligations of confidentiality and restrictions on use of confidential information that are no less restrictive than the obligations set forth in Article XI.

(b) Limitations. In respect of each audit of the Auditee’s books and records: (i) the Auditee may be audited only once per Calendar Year, (ii) no records for any given Calendar Year for an Auditee may be audited more than once; provided that the Auditee’s records shall still be made available if such records impact another financial Calendar Year which is being audited, and (iii) the Audit Rights Holder shall only be entitled to audit books and records of an Auditee from the three (3) Calendar Years prior to the Calendar Year in which the audit request is made.

(c) Audit Notice. In order to initiate an audit for a particular Calendar Year, the Audit Rights Holder must provide written notice to the Auditee. The Audit Rights Holder exercising its audit rights shall provide the Auditee with notice of one or more proposed dates of the audit not less than sixty (60) days prior to the first proposed date. The Auditee will reasonably accommodate the scheduling of such audit. The Auditee shall provide such Audit Team(s) with full and complete access to the applicable books and records and otherwise reasonably cooperate with such audit.

(d) Payments. If the audit shows any under-reporting or underpayment, or overcharging or overpayment by any Party, that under-reporting, underpayment, overpayment or overcharging shall be reported to the Audit Rights Holder and the underpaying or overcharging Party shall remit the applicable underpayment amount or reimburse the applicable overpayment amount (together with interest at the rate set forth in Section 9.11) to the underpaid or overcharged Party within forty-five (45) days after receiving the audit report. Further, if the audit for an annual period shows an underpayment or an overcharge by any Party for that period in excess of five percent (5%) of the amounts properly determined, the underpaying or overcharging Party, as the case may be, shall reimburse the applicable underpaid or overcharged Audit Rights Holder conducting the audit, for its respective audit fees and reasonable Out-of-Pocket Costs in connection with said audit, which reimbursement shall be made within forty-five (45) days after receiving appropriate invoices and other support for such audit-related costs.

(e) Definitions. For the purposes of the audit rights described herein, an individual Party subject to an audit in any given year will be referred to as the “Auditee” and the other Party who has certain and respective rights to audit the books and records of the Auditee will be referred to as the “Audit Rights Holder.”

Section 9.9 Tax Matters.

(a) [RESERVED]

(b) Withholding and Indirect Taxes.

(i) Subject to Section 9.9(b)(ii), each Party shall deduct and withhold from any amounts paid under this Agreement such taxes as are required to be deducted or withheld therefrom under any provision of applicable Law. The Party that is required to make such withholding (the “Paying Party”) will: (A) deduct those taxes from such payment, (B) timely remit the taxes to the proper taxing authority, and (C) send evidence of the obligation together with proof of tax payment to the other Party (the “Non-Paying Party”) on a timely basis following that tax payment; provided, however, that before making any such deduction or withholding, the Paying Party shall give the Non-Paying Party notice of the intention to make such deduction or withholding (and such notice, which shall set forth in reasonable detail the authority, basis and method of calculation for the proposed deduction or withholding, shall be given at least a reasonable period of time before such deduction or withholding is required, in order for such Non-Paying Party to obtain reduction of or relief from such deduction or withholding). Each Party agrees to cooperate with the other Parties in claiming refunds or exemptions from, or reductions in, such deductions or withholdings under any applicable Law or treaty to ensure that any amounts required to be withheld pursuant to this Section 9.9(b)(i) are reduced to the fullest extent permitted by applicable Law.

(ii) Each Party shall deduct and withhold from any amounts paid or deemed to be paid to such Party under this Agreement by or on behalf of the Partnership (as defined in Exhibit F), or allocable by the Partnership pursuant to Section 1.5 of Exhibit F to such Party, such United States taxes as are required to be deducted or withheld therefrom under any provision of applicable Law in accordance with this Section 9.9(b)(ii). For the avoidance of doubt, with respect to payments described in the foregoing provision of this Section 9.9(b)(ii), (1) the Partnership shall be treated as the Paying Party and making payment to the Non-Paying Party; (2) withholding on the payment by the Partnership to the Non-Paying Party shall be under the control of the Non-Paying Party (in its capacity as a partner in the Partnership); and (3) the Non-Paying Party shall determine for the Partnership the United States tax withholding that may be required on payments or allocations made or deemed made in accordance with these principles by the Partnership to the Non-Paying Party. To the extent permitted by United States tax law, it shall be the obligation of the Non-Paying Party (in its capacity as a partner in the Partnership) to deduct and withhold from any amounts so paid, deemed paid or allocated such taxes as are required to be deducted or withheld therefrom under any provision of applicable United States tax Law. The Non-Paying Party shall indemnify the other Parties for taxes, interest, and penalties arising from any failure by the Paying Party or the Partnership to withhold and pay over the correct amount to the United States tax authority with respect to a payment, deemed payment, or allocation to the Non-Paying Party.

(iii) To the extent permitted by United States tax law, a Party shall not deduct or withhold any amount for United States tax for or in respect of any amount paid or deemed paid by the Partnership to any other Party or allocated by the Partnership pursuant to Section 1.5 of Exhibit F to any other Party nor shall a Paying Party deduct or withhold any amount for United States tax for or in respect of any amount paid or deemed paid by a Paying Party to the Partnership under the principles of this Section 9.9(b).

(iv) Each Party agrees to cooperate with the “Partnership Representative” of such Partnership and with the other Party with respect to claiming refunds or exemptions from, or reductions in, any deductions or withholdings, including pursuant to Code Section 1446(f), required to be withheld or deducted by an acquirer of an interest in the partnership described in Section 15.19 and in reducing or eliminating such withholdings to the fullest extent permitted by applicable Law.

(v) The Parties shall cooperate in good faith to minimize value added tax, sales and use tax, consumption tax and other similar taxes (“Indirect Taxes”) and income or franchise tax imposed in connection with this Agreement, as applicable. If any taxing authority imposes an Indirect Tax with respect to a payment made pursuant to Section 9.1, 9.3, or 9.5 the tax shall be borne by BeiGene if the tax is imposed on the licensee and shall be borne by BioAtla if the tax is imposed on the licensor. If any taxing authority imposes an Indirect Tax with respect to any other payment, including a payment made pursuant to Section 9.2, such Indirect Tax shall be borne by the Parties in the same manner as such payment.

(vi) Each Party has provided a properly completed and duly executed IRS Form W-9 or Form W-8, as applicable, to the other Party. The Parties shall cooperate in obtaining a taxpayer identification number for the Partnership and in causing the Partnership to issue in the name of the Partnership Form W-9 or Form W-8, as applicable, to any person when reasonably required or beneficial to the Partnership. Each Party and any other recipient of payments described in this Section 9.9(b) shall provide to the other Party (including where the other Party is acting in its capacity as Partnership Representative (as defined in Exhibit F)), at the time or times reasonably requested by such other Parties or as required by applicable Law, such other properly completed and duly executed documentation as will permit payments made under this Agreement to be made without, or at a reduced rate of, withholding for taxes, and the applicable payment shall be made without (or at a reduced rate of) withholding to the extent permitted by such documentation, as reasonably determined by the Paying Party; provided, that this obligation shall not arise in cases where the Non-Paying Party withholds and pays the United States tax in accordance with Section 9.9(b)(ii).

Section 9.10 Currency Exchange; Blocked Payments; Prohibitions on Payments.

(a) Currency Exchange. Unless otherwise expressly stated in this Agreement, all amounts specified in, and all payments made under, this Agreement shall be in United States Dollars. If any currency conversion shall be required in connection with the calculation of amounts payable under this Agreement, such conversion shall be performed in a manner consistent with the paying Party’s normal practices used to prepare its audited financial statements for internal and external reporting purposes. BioAtla has the right to verify that the exchange rates used by BeiGene for a given month are within the trading range of the last business day of the month prior.

(b) Blocked Payments. In the event that, by reason of applicable Law in any country, it becomes impossible or illegal for the paying Party (or any of its Affiliates or Selling Parties) to transfer, or have transferred on its behalf, payments owed the other Party hereunder, the paying Party will promptly notify the other Party of the conditions preventing such transfer and such payments will be deposited in local currency in the relevant country to the credit of the other Party in a recognized banking institution designated by the other Party or, if none is designated by the other Party within a period of thirty (30) days, in a recognized banking institution selected by the paying Party or any of its Affiliates or its Selling Parties, as the case may be, and identified in a written notice given to the other Party.

(c) Prohibitions on Payments. When in any country in the Territory applicable Law prohibits both the transmittal and the deposit of royalties on sales in such country, royalty payments due on Net Sales shall be suspended for as long as such prohibition is in effect and as soon as such prohibition ceases to be in effect, all royalties that BeiGene would have been under an obligation to transmit or deposit but for the prohibition shall forthwith be deposited or transmitted, to the extent allowable. The Parties shall cooperate in good faith to overcome, to the extent reasonably possible, any prohibition described in this Section 9.10(c) within a reasonable period of time.

Section 9.11 Late Payments. Any payments that are not paid on or before the date such payments are due under this Agreement shall bear interest at an annual rate equal to the lesser of (x) the “prime rate”, as reported by The Wall Street Journal, plus five percent (5%) or (y) the highest rate permitted by applicable Law; in each case calculated on the number of days such payment is delinquent, compounded monthly; provided that, with respect to any disputed payments, no interest payment shall be due until such dispute is resolved and the interest which shall be payable thereon shall be based on the finally-resolved amount of such payment, calculated from the original date on which the disputed payment was due through the date on which payment is actually made.

Article X

Intellectual Property Ownership, Protection and Related Matters

Section 10.1 Ownership of Inventions. Subject to Section 10.1(d):

(a) Non-Collaboration Know-How. Any Know-How discovered, developed, generated or invented by BeiGene or its Affiliates or BioAtla or its Affiliates, in each case, prior to or outside the Collaboration shall remain the sole property of such Party or its applicable Affiliate(s).

(b) Sole Inventions. Subject to Section 10.1(d), all BeiGene Collaboration Know-How shall be owned exclusively by BeiGene or its applicable Affiliate(s) and all BioAtla Collaboration Know-How shall be owned exclusively by BioAtla or its applicable Affiliate(s).

(c) Joint Inventions. Subject to Section 10.1(d), all Joint Inventions shall be owned jointly on the basis of each Party (or its applicable Affiliate(s)) having an undivided interest without a duty to account to the other Party (or its applicable Affiliate(s)) and shall be deemed to be Controlled by each Party. Each Party shall have the right to use such Joint Inventions, or license such Joint Inventions to its Affiliates or any Third Party, or sell or otherwise transfer its interest in such Joint Inventions to its Affiliates or a Third Party, in each case without the consent of the other Party or its applicable Affiliate(s) (and, to the extent that applicable Law requires the consent of the other Party or applicable Affiliate(s), this Section 10.1(c) shall constitute such consent), so long as such use, sale, license or transfer is subject to Section 8.6 and the licenses granted pursuant to this Agreement and is otherwise consistent with this Agreement.

(d) CAB Know-How and Patents. BioAtla shall solely own all Collaboration Know-How and intellectual property rights therein as and to the extent it relates solely to CAB Know-How and CAB Patents.

(e) Notice. Each Party agrees to provide, at the request of the other Party and no more than once per Calendar Quarter, reports disclosing to the other Party all Collaboration Intellectual Property discovered, developed, generated or invented by employees, agents and consultants of such Party, which disclosures may be made in connection with the updates made in accordance with Section 3.1(d).

(f) Inventorship. For purposes of determining ownership hereunder, the determination of inventorship shall be made in accordance with United States patent laws. In the event of a dispute regarding inventorship, if the Parties are unable to resolve the dispute, the Parties shall jointly engage mutually acceptable independent patent counsel not regularly employed by either Party to resolve such dispute. The decision of such independent patent counsel shall be binding on the Parties with respect to the issue of inventorship.

(g) Further Actions and Assignments. Each Party shall take all further actions and execute all assignments requested by the other Party and reasonably necessary or desirable to vest in the other Party the ownership rights set forth in this Article X.

Section 10.2 Prosecution of Patents. Subject to the terms and conditions of any Third Party Agreement to the extent such agreement applies to the BioAtla Patents, BioAtla Collaboration Patents, BeiGene Patents or BeiGene Collaboration Patents, the following provisions shall apply with respect to the BioAtla Patents, BeiGene Patents, BeiGene Collaboration Patents, BioAtla Collaboration Patents, and Joint Patents in the Territory:

(a) BioAtla. Subject to the provisions of Section 10.2(f) and coordination with the Patent Coordinators, BioAtla shall have the sole right and option to Prosecute the BioAtla Patents, BioAtla Collaboration Patents, and Joint Patents in the Territory.

(b) BeiGene. BeiGene shall have the sole right and option to Prosecute the BeiGene Patents and BeiGene Collaboration Patents.

(c) Costs and Expenses. The Parties shall jointly bear as part of the ROW Profit & Loss Share all costs and expenses in Prosecuting BioAtla Patents, BioAtla Collaboration Patents, BeiGene Collaboration Patents, and Joint Patents (collectively, “Patent Prosecution Expenses”) as Development Costs for the purposes of calculating the ROW Profit & Loss Share; provided, however, that, following any Co-Development Opt-Out Date, all such Patent Prosecution Expenses incurred by BeiGene following any Co-Development Opt-Out Date shall be borne solely by BeiGene.

(d) Strategy; Failure of Patent Coordinators to Agree; Diligence and Cooperation.

(i) The Patent Coordinators shall attempt to agree upon a strategy (which may be updated from time to time) for Prosecution of BioAtla Patents, BeiGene Collaboration Patents, BioAtla Collaboration Patents and Joint Patents, including the scope and priority of the claims to be pursued within such Patents and to maximize the value of such Patents, on a global basis. As part of such strategy, the Patent Coordinators shall discuss and consider in good faith filing separate Patents that include claims that Cover the Products specifically or generically and claims that Cover any other compounds. Any failure by the Patent Coordinators to agree by unanimous vote with respect to such strategy or any other Prosecution matter will be resolved by the Prosecuting Party as specified in Section 10.2(a) and (b).

(ii) The Party authorized to conduct prosecution pursuant to Section 10.2(a) or Section 10.2(b) at the relevant time (as applicable, the “Prosecuting Party”) shall be entitled to use patent counsel selected by it and reasonably acceptable to the non-Prosecuting Party (including in-house patent counsel as well as outside patent counsel) for the Prosecution of the Patents subject to Section 10.2(a) and Section 10.2(b). Each Party agrees to cooperate with the other with respect to the Prosecution of such Patents pursuant to this Section 10.2.4, including (X) executing all such documents and instruments and performing such acts as may be reasonably necessary in order to permit the other Party to undertake any Prosecution of Patents that such other Party is entitled, and has elected, to Prosecute, as provided for in Section 10.2(a) and Section 10.2(b) and (Y) giving consideration to the proper scope of Patents. The Parties agree that such cooperation does not establish joint representation of Prosecuting and non-Prosecuting Parties by patent counsel.

(iii) The Prosecuting Party may abandon the subject matter of a claim in a BioAtla Patent, BeiGene Collaboration Patent, BioAtla Collaboration Patent or Joint Collaboration Patent in response to an office action from the applicable patent office if, in the Prosecuting Party’s reasonable judgment after consultation with the non-Prosecuting Party, such Patent claim requires such abandonment; provided, however, that, prior to such abandonment, if feasible, the Parties will cooperate to file divisional or continuation applications to separate such claim. Without limiting the foregoing, the Prosecuting Party agrees not to otherwise abandon any BioAtla Patent, BeiGene Collaboration Patent, BioAtla Collaboration Patent or Joint Collaboration Patent claim unless it provides the non-Prosecuting Party with reasonable notice to this effect, sufficiently in advance to permit the non-Prosecuting Party to undertake such Prosecution of such BioAtla Patent, BeiGene Collaboration Patent, BioAtla Collaboration Patent or Joint Collaboration Patent claim, and thereafter such non-Prosecuting Party may, upon written notice to the Prosecuting Party, Prosecute such BioAtla Patent, BeiGene Collaboration Patent, BioAtla Collaboration Patent or Joint Collaboration Patent claim at such non-Prosecuting Party’s own expense with counsel of its choice.

(e) Third Party Rights. BioAtla covenants and agrees that it shall not grant any Third Party any right to control the Prosecution of the BioAtla Patents or BioAtla Collaboration Patents or to approve or consult with respect to any Patents licensed to BeiGene hereunder, without the prior written consent of BeiGene. BeiGene covenants and agrees that it shall not grant any Third Party any right to control the Prosecution of the BeiGene Collaboration Patents or to approve or consult with respect to the BeiGene Collaboration Patents licensed to BioAtla hereunder, in any case, that conflicts with BioAtla’s rights hereunder.

(f) Third Party Agreements. Each Party acknowledges that, pursuant to a Third Party Agreement, the applicable licensor(s) thereunder may retain the right to Prosecute the BioAtla Patents, BioAtla Collaboration Patents or BeiGene Collaboration Patents covered by such agreement, and that BioAtla or BeiGene, as applicable, may have certain rights to assume Prosecution under such agreement. BioAtla and BeiGene, as applicable, each agrees to keep the other Party fully informed of these rights, as well as provide to the other Party all information and copies of documents received from the licensor(s) under any such Third Party Agreement, or their patent counsel, relating to the BioAtla Patents, BioAtla Collaboration Patents or BeiGene Collaboration Patents covered by such agreement. To the extent that BioAtla or BeiGene, as applicable, is permitted to proceed with Prosecution or provide comments or suggestions to patent documents under a Third Party Agreement, then the BioAtla Patents, BioAtla Collaboration Patents or BeiGene Collaboration Patents under such Third Party Agreement shall be treated, to the extent possible, in the same manner as other BioAtla Patents, BioAtla Collaboration Patents or BeiGene Collaboration Patents under this Section 10.2, and BioAtla or BeiGene, as applicable, shall exercise all such rights with respect to such BioAtla Patents, BioAtla Collaboration Patents or BeiGene Collaboration Patents pursuant to the instructions of the other Party, if the other Party is given the right to act under this Section 10.2 (provided that all such decisions shall be subject to the applicable Prosecuting Party’s final decision-making authority).

Section 10.3 Third Party Infringement and Challenges of BioAtla Patents, BeiGene Collaboration Patents and BioAtla Collaboration Patents. Subject to the terms and conditions of any Third Party Agreement to the extent such agreement applies to the BioAtla Patents, BioAtla Collaboration Patents or BeiGene Collaboration Patents, the following provisions shall apply with respect to the BioAtla Patents, BioAtla Collaboration Patents, BeiGene Collaboration Patents, Joint Patents, BioAtla Know-How, BioAtla Collaboration Know-How, BeiGene Collaboration Know-How and Joint Inventions:

(a) Notice. Each Party shall provide the other Party with prompt written notice reasonably detailing any (i) known or alleged infringement of any BioAtla Patents, BeiGene Patents, BeiGene Collaboration Patents, BioAtla Collaboration Patents, or Joint Patents or known or alleged misappropriation of any BioAtla Know-How, BeiGene Know-How, BeiGene Collaboration Know-How, BioAtla Collaboration Know-How or Joint Inventions, by a Third Party, (ii) “patent certification” filed in the US under 21 U.S.C. §355(b)(2) or 21 U.S.C. §355(j)(2) or similar provisions in other jurisdictions, and (iii) any declaratory judgment, opposition, or similar action alleging the invalidity, unenforceability or non-infringement of any such intellectual property rights (collectively “Third Party Infringement”).

(b) First Right to Initiate Infringement Actions. During the period and in the portion of the Territory in which a Party is the Lead Party, such Party shall have the initial right, but not the obligation, to initiate a suit or take other appropriate action that such Party believes is reasonably required to protect the BioAtla Intellectual Property, BeiGene Collaboration Intellectual Property, BioAtla Collaboration Intellectual Property, Joint IP, Joint Patents, or Joint Inventions against any infringement or challenge (including any Third Party Infringement), unauthorized use or misappropriation by a Third Party that relates to a Product in such portion of the Territory (“Competitive Infringement”). The Party having such initial right under the preceding sentence (the “Initial Enforcement Party”) shall give the other Party advance notice of the Initial Enforcement Party’s intent to file any such suit or take any such action and the reasons therefor, and shall provide the other Party with an opportunity to make suggestions and comments regarding such suit or action. Thereafter, the Initial Enforcement Party shall keep the other Party promptly informed, and shall from time to time consult with the other Party regarding the status of any such suit or action and shall provide the other Party with copies of all material documents (e.g., complaints, answers, counterclaims, material motions, orders of the court, memoranda of law and legal briefs, interrogatory responses, depositions, material pre-trial filings, expert reports, affidavits filed in court, transcripts of hearings and trial testimony, trial exhibits and notices of appeal) filed in, or otherwise relating to, such suit or action. Without limiting the generality of the foregoing, the Parties shall discuss in good faith the Initial Enforcement Party’s intended response to a Competitive Infringement.

(c) Step-in Rights. If the Initial Enforcement Party fails to initiate a suit or take such other appropriate action under Section 10.3(b) above within one hundred twenty (120) days after becoming aware of any Competitive Infringement, then the other Party may, in its discretion, provide the Initial Enforcement Party with written notice of such Party’s intent to initiate a suit or take other appropriate action to combat such Competitive Infringement; provided, that, (i) such period will be more than sixty (60) days to the extent applicable Law prevents earlier enforcement of the applicable Patent(s) and provided further that if such period is extended because applicable Law prevents earlier enforcement, the Initial Enforcement Party shall have until the date that is thirty (30) days following the date upon which applicable Law first permits such enforcement proceeding to elect to so enforce the applicable Patent(s), and (ii) the Initial Enforcement Party shall have less than sixty (60) days (or, as applicable, less than the thirty (30) day period described in clause(i)) to elect to so enforce the applicable Patent(s) to the extent that a delay in bringing such enforcement proceeding against such alleged Third Party infringer would limit or compromise the remedies (including monetary relief and stay of regulatory approval) available against such alleged Third Party infringer. If the Party with such step-in rights under the preceding sentence (“Step-In Enforcement Party”) provides such notice and the Initial Enforcement Party fails to initiate a suit or take such other appropriate action within thirty (30) days after receipt of such notice from the Step-In Enforcement Party (or such earlier time as is required to avoid limiting or compromising the remedies (including monetary relief and stay of regulatory approval) available against such alleged Third Party infringer), then the Step-In Enforcement Party shall have the right, but not the obligation, to initiate a suit or initiate or take such other appropriate action that it believes is reasonably required to protect the applicable BioAtla Intellectual Property, BeiGene Intellectual Property, BeiGene Collaboration Intellectual Property, BioAtla Collaboration Intellectual Property, Joint IP, Joint Patents or Joint Inventions. The Step-In Enforcement Party shall give the Initial Enforcement Party advance notice of the Step-In Enforcement Party’s intent to file any such suit or take any such action and the reasons therefor and shall provide the Initial Enforcement Party with an opportunity to make suggestions and comments regarding such suit or action. Thereafter, the Step-In Enforcement Party shall keep the Initial Enforcement Party promptly informed and shall from time to time consult with the Initial Enforcement Party regarding the status of any such suit or action and shall provide the Initial Enforcement Party with copies of all material documents (e.g., complaints, answers, counterclaims, material motions, orders of the court, memoranda of law and legal briefs, interrogatory responses, depositions, material pre-trial filings, expert reports, affidavits filed in court, transcripts of hearings and trial testimony, trial exhibits and notices of appeal) filed in, or otherwise relating to, such suit or action. Notwithstanding anything in this Section 10.3 to the contrary: (x) if the Initial Enforcement Party has a reasonable, good faith concern that the Step-In Enforcement Party’s exercise of its backup enforcement or defense rights with respect to any Patent would be detrimental to the overall patent protection of the Products or related Companion Diagnostics, then the Step-In Enforcement Party shall not be permitted to enforce or defend such Patent without the prior consent of the Initial Enforcement Party, and (y) in no event shall BeiGene ever be entitled to enforce or defend any BioAtla Intellectual Property.

(d) Conduct of Action. The Party initiating suit shall have the sole and exclusive right to select counsel for any suit initiated by it under this Section 10.3, which counsel must be reasonably acceptable to the other Party. If required under applicable Law in order for such Party to initiate or maintain such suit, the other Party shall join as a party to the suit. If requested by the Party initiating suit, the other Party shall provide reasonable assistance to the Party initiating suit in connection therewith at no charge to such Party except that the initiating Party shall reimburse the other Party for Out-of-Pocket Costs, other than outside counsel expenses, incurred in rendering such assistance. The Party initiating suit shall assume and pay all of its own Out-of-Pocket Costs incurred in connection with any litigation or proceedings described in this Section 10.3, including the fees and expenses of the counsel selected by it, provided that, prior to any Co-Development Opt-Out Date, if any, such fees and expenses shall be shared in accordance with the ROW Profit & Loss Share. The other Party shall have the right to participate and be represented in any such suit by its own counsel at its own expense (which shall not be included in the calculation of the ROW Profit & Loss Share). Notwithstanding anything to the contrary contained herein, no Party shall be entitled to settle any action involving Patents owned or Controlled by the other Party which would render such Patents invalid.

(e) Recoveries. Any damages or other monetary awards recovered in any action, suit or proceeding brought under this Section 10.3 shall be shared as follows:

(i) Initial Allocation. Such damages or other sums recovered shall first be applied to reimburse each Party for all of the costs and expenses it incurred in connection with such action, and if such recovery is insufficient to cover all such costs and expenses of both Parties, it shall be shared in proportion to the total of such costs and expenses incurred by each Party; and

(ii) Remaining Proceeds. Any remaining proceeds in case of suits with respect to an enforcement proceeding relating to any Product or Companion Diagnostic under this Section 10.3, shall be shared by the Parties in accordance with the ROW Profit & Loss Share or, if obtained on or after any Co-Development Opt-Out Date, the Party bringing suit under this Section 10.3 shall retain [***] and the other Party shall retain [***] of such amount.

(f) Third Party Agreements. In the event that (i) a Patent covered by a Third Party Agreement is at issue in an action under this Section 10.3 or Section 10.4, (ii) BioAtla or BeiGene, as applicable, has a right to enforce or defend, as applicable, the BioAtla Patents, BioAtla Collaboration Patents or BeiGene Collaboration Patents under such Third Party Agreement, and (iii) BeiGene or BioAtla, respectively, desires to enforce or defend, as applicable, such Patent in accordance with the procedures under this Section 10.3 or Section 10.4, as applicable, then BioAtla or BeiGene, respectively, shall either (A) obtain the licensor(s)’ consent under such Third Party Agreement so that BeiGene or BioAtla, respectively, may file such an action in its own name or (B) shall undertake such an action on BeiGene’s behalf and at BeiGene’s expense or on BioAtla’s behalf and at BioAtla’s expense, respectively.

[***] Certain information in this document identified by brackets has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Section 10.4 Claimed Infringement. Each Party shall promptly notify the other Party in writing of any allegation by a Third Party that the activity of either Party or their Affiliates or Selling Parties under this Agreement infringes or misappropriates, or may infringe or misappropriate, the intellectual property rights of such Third Party. If a Third Party asserts or files against a Party or its Affiliates any claim of infringement or misappropriation of the intellectual property rights of such Third Party or other action relating to alleged infringement or misappropriation of such intellectual property rights (“Third Party Infringement Action”), then, unless otherwise agreed by the Parties:

(a) Notice and Defense. If a Party becomes aware of any actual or potential claim that the Development, Manufacture or Commercialization of any Product or Companion Diagnostic infringes or misappropriates the intellectual property rights of any Third Party, such Party shall promptly notify the other Party. In any such instance, the Parties shall as soon as practicable thereafter meet (which may be through the JSC) to discuss in good faith regarding the best response to such notice. With respect to any such claim by a Third Party described in this Section 10.4(a), the applicable Lead Party shall have the sole right, but not the obligation, to defend and dispose (including through settlement or license) such claim in the applicable portion(s) of the Territory; it being understood and agreed that the applicable non-Lead Party shall be entitled to defend itself with respect to any such Third Party claim in the applicable portion(s) of the Territory to the extent that such non-Lead Party’s responses and admissions in conducting such defense do not interfere with the ability of the Lead Party to defend such Third Party claim.

(b) Costs. Prior to any Co-Development Opt-Out Date, the costs and expenses incurred by the Parties in connection with defense of any claim described in Section 10.4(a) in the Territory shall be shared by the Parties [***]. For clarity, this Section 10.4(b) is intended to address the Parties’ defense costs in such claim, and if as a result of any such defense of such claim, a Party obtains a license under Third Party intellectual property rights, Section 9.6 shall apply to the amounts due to any such Third Party pursuant to such license.

Section 10.5 Patent Term Extensions. The Patent Coordinators shall, as necessary and appropriate, use reasonable efforts to agree upon a joint strategy for obtaining, and cooperate with each other in obtaining, patent term extensions for BioAtla Patents, BioAtla Collaboration Patents, BeiGene Collaboration Patents and Joint Patents that Cover the Products. If the Patent Coordinators is unable to agree upon which of such Patents should be extended, and the matter remains unresolved after the procedure described in Section 2.7(d)(i), then BeiGene shall have the right to resolve the dispute, subject in each case to the terms and conditions of any Third Party Agreement to the extent such agreement applies to such BioAtla Patent, BioAtla Collaboration Patent or BeiGene Collaboration Patent.

Section 10.6 Patent Marking. Each Party shall comply with the patent marking statutes in each country in which any Product is Manufactured or Commercialized by or on behalf of a Party or their respective Affiliates or (sub)licensees, as applicable, hereunder.

[***] Certain information in this document identified by brackets has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Section 10.7 Application of 35 U.S.C. § 102(c). It is agreed and acknowledged that this Agreement establishes a qualifying collaboration within the scope of 35 U.S.C. § 102(c) and, accordingly, shall be deemed to constitute a “Joint Research Agreement” for all purposes under 35 U.S.C. § 102(c). Neither Party shall invoke the provisions of 35 U.S.C. § 102(c), or file this Agreement, in connection with the prosecution of any patent application claiming, in whole or in part, any 35 U.S.C. § 102(c) invention without the prior written consent of the other Party. In the event that a Party, during the course of prosecuting a patent application claiming a 35 U.S.C. § 102(c) invention (a “35 U.S.C. § 102(c) Patent”), deems it necessary to file a terminal disclaimer to overcome an obviousness type double patenting rejection in view of an earlier filed patent held by the other Party (the “Earlier Patent”), then, if the Parties agree, the Parties shall coordinate the filing of such terminal disclaimer in good faith, and, to the extent required under 35 U.S.C. § 102(c), both Parties shall agree, in such terminal disclaimer, that they shall not separately enforce 35 U.S.C. § 102(c) Patent independently from the Earlier Patent. To this end, to the extent required under 35 U.S.C. § 102(c), following the filing of such terminal disclaimer, the Parties shall, in good faith, coordinate all enforcement actions with respect to 35 U.S.C. § 102(c) Patent.

Section 10.8 Common Interest Agreement. The Parties shall enter into the common interest agreement attached hereto as Exhibit G on the Effective Date.

Article XI

Confidentiality

Section 11.1 Confidential Information. Each Party agrees that a Party (the “Receiving Party”) or any of its Affiliates receiving Confidential Information of the other Party (the “Disclosing Party”) or any of its Affiliates shall (a) maintain in confidence such Confidential Information using not less than the efforts such Receiving Party uses to maintain in confidence its own proprietary information of similar kind and value, but in no event less than a reasonable degree of effort, (b) not disclose such Confidential Information to any Third Party without the prior written consent of the Disclosing Party, except for disclosures expressly permitted below, and (c) not use such Confidential Information for any purpose except those permitted by this Agreement (it being understood that this clause (c) shall not create or imply any rights or licenses not expressly granted under this Agreement). No Confidential Information of the Disclosing Party or any of its Affiliates shall be used by the Receiving Party or any of its Affiliates except in performing the Receiving Party’s obligations or exercising rights explicitly granted to the Receiving Party under this Agreement. “Confidential Information” shall exclude any information that:

(a) was known by the Receiving Party or any of its Affiliates prior to its date of disclosure to the Receiving Party or any of its Affiliates by or on behalf of the Disclosing Party or any of its Affiliates, as established by written evidence; or

(b) is lawfully disclosed to the Receiving Party or any of its Affiliates by sources other than the Disclosing Party or any of its Affiliates rightfully in possession of the Confidential Information; or

(c) is or becomes published or generally known to the public through no fault or omission on the part of the Receiving Party or any of its Affiliates or (sub)licensees; or

(d) is independently developed by or for the Receiving Party or any of its Affiliates without reference to or reliance upon such Confidential Information, as established by written records.

Section 11.2 Permitted Disclosure. The Receiving Party may provide the Disclosing Party’s or any of the Disclosing Party’s Affiliates’ Confidential Information:

(a) to the Receiving Party’s employees, consultants and advisors, and to the employees, consultants and advisors of such Party’s Affiliates, who have a need to know such information and materials for the purpose of performing obligations or exercising rights expressly granted under this Agreement and have an obligation to treat such information and materials as confidential under obligations of confidentiality and non-use no less stringent than those set forth in this Article XI (provided that legal counsel and accountants shall not be required to execute any written confidentiality agreements);

(b) to patent offices in order to seek or obtain Patents or to Regulatory Authorities in order to seek or obtain approval to conduct Clinical Trials or to gain Regulatory Approval with respect to the Products as contemplated by this Agreement; provided that such disclosure may be made only following reasonable notice to the Disclosing Party and to the extent reasonably necessary to seek or obtain such Patents or Regulatory Approvals; or

(c) if such disclosure is required by judicial order or applicable Law or to defend or prosecute litigation or arbitration; provided that, prior to such disclosure, to the extent permitted by Law, the Receiving Party promptly notifies the Disclosing Party of such requirement, cooperates with the Disclosing Party to take whatever action it may deem appropriate to protect the confidentiality of the information and furnishes only that portion of the Disclosing Party’s (or its applicable Affiliates’) Confidential Information that the Receiving Party is legally required to furnish.

Section 11.3 Publicity; Terms of this Agreement; Non-Use of Names.

(a) Public Announcements. Except as required by judicial order or applicable Law (in which case, Section 11.3(b) must be complied with) or as explicitly permitted by this Article XI, neither Party shall make any public announcement concerning this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. The Party preparing any such public announcement shall provide the other Party with a draft thereof at least three (3) Business Days prior to the date on which such Party would like to make the public announcement (or, in extraordinary circumstances, such shorter period as required to comply with applicable Law). Neither Party shall use the name, trademark, trade name or logo of the other Party or its employees in any publicity or news release relating to this Agreement or its subject matter, without the prior express written permission of the other Party. For purposes of clarity, either Party may issue a press release or public announcement or make such other disclosure relating to this Agreement if the contents of such press release, public announcement or disclosure (i) (A) does not consist of financial information and has previously been made public other than through a breach of this Agreement by the issuing Party or its Affiliates, (B) is contained in the issuing Party’s financial statements prepared in accordance with Accounting Standards, or (C) is contained in a redacted version of this Agreement, and (ii) is material to the event or purpose for which the new press release or public announcement is made.

(b) Notwithstanding the terms of this Article XI:

(i) Either Party shall be permitted to disclose the existence and terms of this Agreement to the extent required, in the reasonable opinion of such Party’s legal counsel, to comply with applicable Laws, including the rules and regulations promulgated by the Securities and Exchange Commission or any other Regulatory Authority. Notwithstanding the foregoing, before disclosing this Agreement or any of the terms hereof pursuant to this Section 11.3(b)(i), the Parties will coordinate in advance with each other in connection with the redaction of certain provisions of this Agreement (together with all exhibits and schedules) with respect to any filings with the US Securities and Exchange Commission (“SEC”), London Stock Exchange, the UK Listing Authority, NYSE, the NASDAQ Stock Market or any other stock exchange on which securities issued by a Party or a Party’s Affiliate are traded (the “Redacted Version”), and each Party will seek confidential treatment for such terms as may be reasonably requested by the other Party, and the Parties will file Redacted Versions with any governing bodies which are consistent with the Redacted Version.

(ii) Notwithstanding Section 11.1, the Receiving Party may disclose Confidential Information belonging to the Disclosing Party (or any of its Affiliates), and Confidential Information deemed to belong to both the Disclosing Party (or any of its Affiliates) and the Receiving Party (or any of its Affiliates), to the extent (and only to the extent) such disclosure is reasonably necessary in the following instances:

(A) complying with applicable Laws (including the rules and regulations of the SEC or any national securities exchange) and with judicial process, if in the reasonable opinion of the Receiving Party’s counsel, such disclosure is necessary for such compliance;

(B) disclosure, solely on a “need to know basis,” to (1) Affiliates, subcontractors, advisors (including attorneys and accountants), (2) subject to Section 11.3(b)(ii)(C), investment bankers, and (3) in each case of (1) and (2), such Affiliates’, subcontractors’, advisors’ and investment bankers’, and each of the Parties’, respective directors, employees, contractors and agents; provided that, in all cases of (1), (2) and (3), prior to any such disclosure, each disclosee must be bound by written obligations of confidentiality, non-disclosure and non-use no less restrictive than the obligations set forth in this Article XI (provided, however, that in the case of prospective investment bankers, the term of confidentiality may be shortened to three (3) years from the date of disclosure and in the case of legal advisors, no written agreement shall be required), which for the avoidance of doubt, will not permit use of such Confidential Information for any purpose except those permitted by this Agreement; provided, however, that, in each of the above situations, the Receiving Party shall remain responsible for any failure by any Person who receives Confidential Information pursuant to this Section 11.3(b)(ii)(B) or Section 11.3(b)(ii)(C) to treat such Confidential Information as required under this Article XI; and

(C) in the case of any disclosure of this Agreement to any actual or potential acquirer, assignee, licensee, licensor, investment banker, institutional investor, lender or other financial partners, such disclosure shall solely be of the Redacted Version, in each case, which version shall be agreed upon by the Parties in good faith; it being understood and agreed that, in connection with a proposed Change of Control with respect to such Party, only after negotiations with a proposed Third Party acquirer have progressed so that such Party reasonably and in good faith believes it is in the final round of negotiations with such Third Party regarding execution of a definitive agreement with such Third Party with respect to the proposed transaction, only then may such Party provide an unredacted version of this Agreement as applicable, to such Third Party; provided that a Party may also disclose an unredacted version of this Agreement to Third Party attorneys, professional accountants and auditors who are engaged by licensors and lenders and who are under obligations of confidentiality not to disclose the unredacted terms of this Agreement to such licensors or lenders for the purpose of confirming such Party’s compliance with the terms of its applicable license and loan agreements with such licensors and lenders.

(iii) If a Party (the “Requesting Party”) wishes to make any public disclosure of the non-financial achievement of milestones or significant events in the development and regulatory process and commercialization activities, it shall first notify the other Party (the “Cooperating Party”) of such planned press release or public announcement and provide a draft for review at least three (3) Business Days in advance of issuing such press release or making such public announcement (or, with respect to press releases and public announcements that are required by applicable Law, or by regulation or rule of any public stock exchange (including NASDAQ), with as much advance notice as possible under the circumstances if it is not possible to provide notice at least three (3) Business Days in advance); provided, however, that a Party may issue such press release or public announcement without such prior review by the other Party if (A) the contents of such press release or public announcement have previously been made public other than through a breach of this Agreement by the issuing Party and (B) such press release or public announcement does not materially differ from the previously issued press release or other publicly available information. The Cooperating Party may notify the Requesting Party of any reasonable objections or suggestions that the Cooperating Party may have regarding the proposed press release or public announcement, and the Requesting Party shall incorporate any such objections or suggestions that are provided in a timely manner. The principles to be observed in such disclosures shall include accuracy, compliance with applicable Law and regulatory guidance documents, reasonable sensitivity to potential negative reactions of the FDA (and its foreign counterparts) and the need to keep investors informed regarding the Requesting Party’s business.

Section 11.4 Publications. The Parties agree that decisions regarding the timing and content of Publications shall be subject to the oversight and approval of the JSC and the Patent Coordinators and neither Party nor its Affiliates shall have the right to make Publications pertaining to the Collaboration except as provided herein; it being understood and agreed that (a) BioAtla shall be entitled to make all decisions in its sole discretion regarding research that has been submitted for Publication as of the Effective Date; (b) the Parties shall be co-authors for any Publications relating to Clinical Trials for any Product in the Territory and (c) BioAtla shall be the sole author of any Publication relating to any pre-Clinical Trial activities for any Product in the Territory. If a Party or its Affiliates desire to make a Publication, such Party must comply with the following procedure:

(a) JSC Review. The publishing Party shall provide the JSC and the non-publishing Party with an advance copy of the proposed Publication, and the JSC shall then have forty-five (45) days prior to submission for any Publication (ten (10) days in the case of an abstract or oral presentation) in which to determine whether the Publication may be published and under what conditions, including (i) delaying sufficiently long to permit the timely preparation and filing of a patent application or (ii) specifying changes the JSC reasonably believes are necessary to preserve any Patents or Know-How belonging (whether through ownership or license, including under this Agreement) in whole or in part to the non-publishing Party.

(b) Removal of Confidential Information. In addition, if the non-publishing Party informs the publishing Party that such Publication, in the non-publishing Party’s reasonable judgment, discloses any Confidential Information of the non-publishing Party or could be expected to have a material adverse effect on any Know-How which is Confidential Information of the non-publishing Party, such Confidential Information or Know-How shall be deleted from the Publication.

(c) Scientific Conferences. Each Party shall have the right to present its Publications approved pursuant to this Section 11.4 at scientific conferences, including at any conferences in any country in the world, subject to any conditions imposed by the JSC in its approval.

(d) Delegation. For purposes of convenience, the JSC may delegate its responsibilities under this Section 11.4 to one or more representatives of BioAtla and BeiGene.

Section 11.5 Term. All obligations under Sections 11.1, 11.2, 11.3 and 11.6 shall survive termination or expiration of this Agreement and shall expire ten (10) years following termination or expiration of this Agreement.

Section 11.6 Return of Confidential Information.

(a) Obligations to Return or Destroy. Upon the expiration or termination of this Agreement, the Receiving Party shall return to the Disclosing Party all Confidential Information received by the Receiving Party or any of its Affiliates from the Disclosing Party or any of its Affiliates (and all copies and reproductions thereof). In addition, the Receiving Party shall destroy:

(i) any notes, reports or other documents prepared by the Receiving Party or any of its Affiliates which contain Confidential Information of the Disclosing Party or any of its Affiliates; and

(ii) any Confidential Information of the Disclosing Party or any of its Affiliates (and all copies and reproductions thereof) which is in electronic form or cannot otherwise be returned to the Disclosing Party.

(b) Destruction. Alternatively, upon written request of the Disclosing Party, the Receiving Party shall destroy all Confidential Information received by the Receiving Party or any of its Affiliates from the Disclosing Party or any of its Affiliates (and all copies and reproductions thereof) and any notes, reports or other documents prepared by the Receiving Party or any of its Affiliates which contain Confidential Information of the Disclosing Party or any of its Affiliates. Any requested destruction of Confidential Information shall be certified in writing to the Disclosing Party by an authorized officer of the Receiving Party supervising such destruction.

(c) Limitation. Nothing in this Section 11.6 shall require the alteration, modification, deletion or destruction of archival tapes or other electronic back-up media made in the ordinary course of business; provided that the Receiving Party shall continue to be bound by its obligations of confidentiality and other obligations under this Article XI with respect to any Confidential Information contained in such archival tapes or other electronic back-up media.

(d) Exceptions. Notwithstanding the foregoing,

(i) the Receiving Party’s legal counsel may retain one copy of the Disclosing Party’s (and its Affiliates’) Confidential Information solely for the purpose of determining the Receiving Party’s continuing obligations under this Article XI; and

(ii) the Receiving Party may retain the Disclosing Party’s (and its Affiliates’) Confidential Information and its own notes, reports and other documents

(A) to the extent reasonably required (1) to exercise the rights and licenses of the Receiving Party expressly surviving expiration or termination of this Agreement; or (2) to perform the obligations of the Receiving Party expressly surviving expiration or termination of this Agreement; or

(B) to the extent it is impracticable to return or destroy such Confidential Information without incurring disproportionate cost.

Notwithstanding the return or destruction of the Disclosing Party’s (and its Affiliates’) Confidential Information, the Receiving Party shall continue to be bound by its obligations of confidentiality and other obligations under this Article XI.

Article XII

Representations and Warranties

Section 12.1 Mutual Representations. BioAtla and BeiGene each represents, warrants and covenants to the other Party, as of the Effective Date, that:

(a) Authority. Each Party is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation and has full corporate power and authority to enter into this Agreement, and to carry out the provisions hereof or thereof, as applicable.

(b) Consents. All necessary consents, approvals and authorizations of all government authorities and other Persons required to be obtained by it as of the Effective Date in connection with the execution, delivery and performance of this Agreement, and the performance of its obligations hereunder have been obtained, except for authorizations and consents that may be necessary under Antitrust Law.

(c) No Conflict. Notwithstanding anything to the contrary in this Agreement, the execution and delivery of this Agreement, the performance of such Party’s obligations in the conduct of the Collaboration and the licenses and sublicenses to be granted pursuant to this Agreement (i) do not and will not conflict with or violate any requirement of applicable Laws existing as of the Effective Date and (ii) do not and will not conflict with, violate, breach or constitute a default under any agreement or any provision thereof, or any contract, oral or written, to which it is a party or by which it or any of its Affiliates is bound, existing as of the Effective Date.

(d) Enforceability. This Agreement has been duly executed and delivered on behalf of such Party and is a legal and valid obligation binding upon it and is enforceable in accordance with its terms.

(e) Employee Obligations. To its knowledge, none of its or its Affiliates’ employees who have been, are or will be involved in the Collaboration are, as a result of the nature of such Collaboration to be conducted by the Parties, in violation of any covenant in any contract with a Third Party relating to non-disclosure of proprietary information, noncompetition or non-solicitation.

Section 12.2 Additional BioAtla Representations. BioAtla represents, warrants and covenants to BeiGene, as of the Effective Date, as follows:

(a) BioAtla has all rights, authorizations and consents necessary to grant all rights and licenses it purports to grant to BeiGene under this Agreement, except for authorizations and consents that may be necessary under Antitrust Law.

(b) BioAtla has not used, and during the Term will not knowingly use, any Know-How in the applicable Product that is encumbered by any contractual right of or obligation to a Third Party that conflicts or interferes with any of the rights or licenses granted or to be granted to BeiGene hereunder.

(c) BioAtla has not granted, and during the Term BioAtla will not grant, any right or license, to any Third Party relating to any of the intellectual property rights it Controls, that conflicts with or limits the scope of the rights or licenses granted or to be granted to BeiGene hereunder.

(d) There are no claims, judgments or settlements against BioAtla pending, or to BioAtla’s knowledge, threatened that invalidate or seek to invalidate any BioAtla Patents in the Territory.

(e) There are no claims, litigations, suits, actions, disputes, arbitrations, or legal, administrative or other proceedings or governmental investigations pending or, to BioAtla’s knowledge, threatened against BioAtla, nor is BioAtla a party to any judgment or settlement, which would be reasonably expected to adversely affect or restrict the ability of BioAtla to consummate the transactions contemplated under this Agreement and to perform its obligations under this Agreement, or which would affect the BioAtla Intellectual Property, or BioAtla’s Control thereof, or the Target or any Product.

(f) There is no pending litigation, nor has BioAtla received any written notice from any Third Party, asserting or alleging that the Development, Manufacture or Commercialization of the Candidate or any Products prior to the Effective Date infringed or misappropriated the intellectual property rights of such Third Party.

(g) To BioAtla’s knowledge, the practice of the BioAtla Intellectual Property as contemplated under this Agreement does not (i) infringe any claims of any Patents of any Third Party (without regard to actual or alleged infringement under 35 USC §271(e)(1) and comparable provisions under applicable Law outside the United States, including any safe harbor, research exemption, government or executive declaration of urgent public health need, or any similar right available in law or in equity which otherwise exempts actual or alleged infringing activity), or (ii) misappropriate any Know-How of any Third Party.

(h) None of (i) the BioAtla Patents owned by BioAtla or both Controlled by and Prosecuted by BioAtla and (ii) to BioAtla’s knowledge, the BioAtla Patents Controlled but not Prosecuted by BioAtla are subject to (A) any pending re-examination, opposition, interference or litigation proceedings or inter partes reviews, post grant reviews or covered business methods reviews or (B) any claim by a Third Party challenging BioAtla’s ownership rights in, or the validity or scope of, any such BioAtla Patents in the Territory.

(i) BioAtla has complied with any and all obligations under the Bayh-Dole Act to perfect rights to the applicable Patents or Know-How licensed thereunder. Neither BioAtla nor any of its Affiliates has granted any liens or security interests on the BioAtla Intellectual Property and the BioAtla Intellectual Property is free and clear of any mortgage, pledge, claim, security interest, covenant, easement, encumbrance, lien or charge of any kind, except in each case with respect to licenses, covenants not to sue, immunities from suit, standstills, releases and options which would not adversely affect the rights granted to BeiGene herein.

(j) To its knowledge, BioAtla has complied with all applicable Laws applicable to (i) the prosecution and maintenance of the BioAtla Patents and (ii) its Development and manufacture of the Candidate and the Products in the Field.

(k) BioAtla is not a party to any agreement with any governmental entity or an agency thereof pursuant to which such governmental entity or such agency provided funding for the development of any of the BioAtla Patents or BioAtla Know-How and which gives such governmental entity or such agency any rights to any BioAtla Patents or BioAtla Know-How that conflicts with, or limits the scope of, the licenses granted to BeiGene hereunder.

(l) Exhibit D contains a complete and accurate list of all Patents owned or licensed by BioAtla or its Affiliates as of the Effective Date that are included in the Patents licensed hereunder, indicating any co-owner(s), if applicable. Except as set forth on Exhibit D, (i) BioAtla and its Affiliates do not own and have not licensed any Patent that is necessary to Develop, Manufacture or Commercialize any Products, (ii) BioAtla and its Affiliates have not filed any Patent that discloses any Candidate or contains one or more claims that Cover any Candidate and (iii) BioAtla and its Affiliates have not abandoned any Patent that discloses any Candidate or contains one or more claims that Cover any Candidate, including all Patents listed in Exhibit D. The BioAtla Know-How includes all Know-How owned or licensed by BioAtla or its Affiliates that is necessary or reasonably useful to Develop, Manufacture and Commercialize the Candidates and the Products in the Field in the Territory as such Development, Manufacture and Commercialization is currently being conducted by BioAtla or contemplated to be conducted by the Parties hereunder.

(m) BioAtla and its Affiliates are not subject to any payment obligations to Third Parties as a result of the execution or performance of this Agreement.

(n) BioAtla has obtained, or caused its Affiliates to obtain, assignments from the inventors of all rights and embodiments in and to the BioAtla Know-How that is solely owned by BioAtla or its Affiliates, (i) to its knowledge, all such assignments are valid and enforceable, and (ii) the inventorship of the BioAtla Patents that are solely owned by BioAtla or its Affiliates is properly identified on each issued patent or patent application in such BioAtla Patents.

(o) BioAtla and its Affiliates have used reasonable and diligent efforts consistent with industry practices to protect the secrecy, confidentiality and value of all BioAtla Know-How that constitutes trade secrets under applicable Laws.

(p) BioAtla has provided to BeiGene all material documentation, data, and information under its control requested by BeiGene relating to the Candidates, the Products and the use thereof in the Field. Without limiting the foregoing, BioAtla has provided to BeiGene complete and accurate copies of (a) all existing material Regulatory Documentation prepared by BioAtla or its Affiliates relating to the Candidates or the Products (the “Existing Regulatory Materials”), and (b) all other material correspondence to/from any Regulatory Authority prepared or received by BioAtla, in each case related to the Candidates and/or the Products. Other than the Existing Regulatory Materials, neither BioAtla nor any of its Affiliates has, as of the Effective Date, obtained, or filed, any INDs, CTAs or any other form of regulatory application with Regulatory Authorities for approval of Clinical Trials, marketing or other purpose, for the Candidates and/or the Products. The Existing Regulatory Materials are, to the knowledge of BioAtla, in good standing, and neither BioAtla nor any of its Affiliates has received any notice in writing from any Regulatory Authority that the Existing Regulatory Materials are not currently in, or may not remain in, good standing with the applicable Regulatory Authority.

(q) All information and data provided by or on behalf of BioAtla to BeiGene regarding the Candidates and/or the Products on or before the Effective Date in contemplation of this Agreement or the transactions contemplated hereby was and is as of the Effective Date, to the knowledge of BioAtla, accurate in all material respects, and, to the knowledge of BioAtla, BioAtla has not failed to disclose, or cause to be disclosed, any material information or data known to BioAtla that could reasonably be expected to cause the information and data that has been disclosed by BioAtla to BeiGene to be misleading in any material respect.

(r) The business of BioAtla does not involve the production, design, testing, manufacture, fabrication, or development of a “critical technology” within the meaning of 31 C.F.R. § 801.204 and BioAtla is not subject to the “Pilot Program” established in 31 C.F.R. § 801.101 et seq. BioAtla shall promptly notify BeiGene in the event that, due to a change in Laws or of the business of BioAlta, the business of BioAtla falls within a category designated for mandatory review by any Law or rule relating to the U.S. Committee on Foreign Investment in the United States (“CFIUS”).

Section 12.3 Covenants.

(a) Mutual Covenants. Each Party hereby covenants to the other Party that:

(i) all employees of such Party or its Affiliates, Selling Parties or Third Party subcontractors working under this Agreement will be under appropriate confidentiality obligations at least as protective as those contained in this Agreement and, to the extent permitted under applicable Law, the obligation to assign all right, title and interest in and to their inventions and discoveries, whether or not patentable, to such Party as the sole owner thereof;

(ii) to its knowledge, such Party will not (A) employ or use, nor hire or use any contractor or consultant that employs or uses, any individual or entity, including a clinical investigator, institution or institutional review board, debarred or disqualified by the FDA (or subject to a similar sanction by any Regulatory Authority outside the US) or (B) employ any individual who, or entity that is, the subject of an FDA debarment investigation or proceeding (or similar proceeding by any Regulatory Authority outside the US), in each of subclauses (A) and (B) in the conduct of its activities under this Agreement

(iii) neither such Party nor any of its Affiliates shall, during the Term, grant any right or license to any Third Party relating to any of the intellectual property rights it owns or Controls which would conflict with any of the rights or licenses granted to the other Party hereunder; and

(iv) such Party and its Affiliates shall perform their activities pursuant to this Agreement in compliance (and shall ensure compliance by any of its subcontractors) in all material respects with all applicable Laws, including GCP, GLP and GMP as applicable.

(b) Third Party Agreement Covenants. Each Party hereby covenants to the other Party that it shall maintain any Third Party Agreements to which it is a Party, and shall not amend or terminate such agreements entered into by such Party, and will not breach such agreements, if such amendment, modification, termination or breach would adversely affect the other Party’s rights under this Agreement.

Section 12.4 CFIUS Notice. If BeiGene determines that a filing with CFIUS is required or appropriate in connection with the transactions contemplated by this Agreement, the Parties shall cooperate to jointly prepare and file with CFIUS, as soon as practicable and in any event within ten (10) Business Days following the Effective Date, a joint voluntary notice of the transactions contemplated by this Agreement, and shall furnish any supplemental information requested by CFIUS in connection therewith pursuant to Section 721 of the Defense Production Act of 1950 (50 U.S.C. App. §2170), and the applicable regulations thereunder. Notwithstanding anything contrary in the foregoing, BeiGene shall be free to determine in its sole discretion whether to agree to any mitigation measures proposed by CFIUS as a condition of obtaining clearance from CFIUS of the transactions contemplated by this Agreement (the “CFIUS Clearance”).

Section 12.5 Disclaimer. Except as otherwise expressly set forth in this Agreement, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY THAT ANY PATENTS ARE VALID OR ENFORCEABLE, AND EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT. Without limiting the generality of the foregoing, each Party disclaims any warranties with regards to: (a) the success of any study or test commenced under this Agreement; (b) the safety or usefulness for any purpose of the technology or materials, including any Product or Companion Diagnostic; or (c) the validity, enforceability, or non-infringement of any intellectual property rights or technology it provides or licenses to the other Party under this Agreement.

Article XIII

Indemnification; Product Liabilities

Section 13.1 Indemnification by BeiGene. BeiGene agrees, at BeiGene’s cost and expense, to defend, indemnify and hold harmless BioAtla and its Affiliates and their respective directors, officers, employees and agents (the “BioAtla Indemnified Parties”) from and against any Damages arising out of any claim, demand, action, suit or proceeding brought by a Third Party (collectively, a “Claim”) in the Territory relating to:

(a) any breach by BeiGene of any of its representations, warranties or obligations under this Agreement and any other agreement entered into by the Parties pursuant to this Agreement, including the Pharmacovigilance Agreement and any commercial or clinical supply agreement with respect to the manufacture and supply of the Candidate and any Product;

(b) the gross negligence, or willful misconduct or violation of Law of BeiGene or its Affiliates, Selling Parties or Third Party Contractors in connection with BeiGene’s performance of its obligations or exercise of its rights under this Agreement; or

(c) any Development, use, Manufacture or Commercialization of the Candidates and/or the Products by or on behalf of BeiGene or any of its Affiliates including any Product Liabilities incurred following any Co-Development Opt-Out Date or any personal injury, property damage or other damage, in each case, resulting from any of the foregoing activities described in this Section 13.1(c); provided, however, that BeiGene shall have no obligation to indemnify, defend and hold harmless the BioAtla Indemnified Parties under this Section 13.1(c) from or against any Third Party Damages including any Product Liabilities arising out of or relating to, directly or indirectly, any Claim brought against BioAtla Indemnified Parties by any director, officer, shareholder or employee of BioAtla acting in his/her capacity as a director, officer, shareholder or employee of BioAtla, as applicable;

in each case, provided, however, that such indemnity shall not apply to the extent (i) BioAtla has an indemnification obligation pursuant to Section 13.2 for such Damages or (ii) such Damages are reflected in any applicable Operating Profits or Losses calculation.

Section 13.2 Indemnification by BioAtla. BioAtla agrees, at BioAtla’s cost and expense, to defend, indemnify and hold harmless BeiGene and its Affiliates and their respective directors, officers, employees and agents (the “BeiGene Indemnified Parties”) from and against any Damages arising out of any Claim in the Territory relating to:

(a) any breach by BioAtla of any of its representations, warranties or obligations under this Agreement (including without limitation pursuant to Section 12.4(b)) and any other agreement entered into by the Parties pursuant to this Agreement, including the Pharmacovigilance Agreement and any commercial or clinical supply agreement with respect to the manufacture and supply of the Candidate and any Product;

(b) the gross negligence, willful misconduct or violation of Law of BioAtla or its Affiliates, Selling Parties or Third Party Contractors in connection with BioAtla’s performance of its obligations or exercise of its rights under this Agreement; or

(c) any Development, use, Manufacture or Commercialization of the Products by or on behalf of BioAtla or any of its Affiliates prior to the Co-Development Opt-Out Date, including any Product Liability Claims incurred prior to the Co-Development Opt-Out Date or any personal injury, property damage or other damage, in each case, resulting from any of the foregoing activities described in this Section 13.2(c).

in each case, provided, however, that such indemnity shall not apply to the extent (i) BeiGene has an indemnification obligation pursuant to Section 13.1 for such Damages or (ii) such Damages are reflected in any applicable Operating Profits or Losses calculation.

Section 13.3 Indemnification Procedures. In the event of any such Claim against any of the BeiGene Indemnified Parties or BioAtla Indemnified Parties (each, an “Indemnified Party”), as applicable, by any Third Party, such Indemnified Party shall promptly, and in any event within ten (10) Business Days, notify the applicable indemnifying Party (the “Indemnitor”) in writing of the Claim. The Indemnitor shall have the right, exercisable by notice to the Indemnified Party within ten (10) Business Days after receipt of notice from the Indemnified Party of the Claim, to assume direction and control of the defense, litigation, settlement, appeal or other disposition of the Claim (provided that such Claim is solely for monetary damages and the Indemnitor agrees to pay all Damages relating to such matter, as evidenced in a written confirmation delivered by the Indemnitor to the Indemnified Party) with counsel selected by the Indemnitor and reasonably acceptable to the Indemnified Party; provided that the failure to provide timely notice of a Claim by a Third Party shall not limit an Indemnified Party’s right for indemnification hereunder except to the extent such failure results in actual prejudice to the Indemnitor. The Indemnified Parties shall cooperate with the Indemnitor and may, at their option and expense, be separately represented in any such action or proceeding. The Indemnitor shall not be liable for any litigation costs or expenses incurred by the Indemnified Parties without the Indemnitor’s prior written authorization for so long as the Indemnitor controls such litigation. In addition, the Indemnitor shall not be responsible for the indemnification or defense of any Indemnified Party to the extent arising from any negligent or intentional acts by any Indemnified Party or the breach by such Indemnified Party of any representation, obligation or warranty under this Agreement, or any Claims compromised or settled without its prior written consent. Each Party shall use reasonable efforts to mitigate Damages indemnified under this Article XIII.

Section 13.4 Product Liability Costs. Except with respect to such portion (if any) of Product Liabilities that are Claims entitled to indemnification under Section 13.1 or Section 13.2, the Parties jointly shall be responsible for all Product Liabilities, all Out-of-Pocket Costs and FTE costs incurred by the controlling Party under Section 13.5 in connection with any litigation or proceeding related to any applicable Third Party Products Liability Action and all Out-of-Pocket Costs and FTE costs incurred by the non-controlling Party under Section 13.5 at the request of the controlling Party under Section 13.5, all of which such costs and expenses shall (a) if relating to the Products distributed prior to any Co-Development Opt-Out Date, be taken into account in determining the ROW Profit & Loss Share as, and to the extent, provided in Exhibit E or (b) be borne solely by BeiGene if and only to the extent such Product Liabilities arose from the Products distributed after any Co-Development Opt-Out Date.

Section 13.5 Conduct of Product Liability Claims.

(a) Each Party shall promptly notify the other in the event that any Third Party asserts or files any products liability claim or other action relating to alleged defects in any Product (whether design defects, manufacturing defects or defects in sales or marketing) (“Third Party Products Liability Action”) against such Party. In the event of a Third Party Products Liability Action against such a single Party, the unnamed Party shall have the right, in the unnamed Party’s sole discretion, to join or otherwise participate in such legal action with legal counsel selected by the unnamed Party and reasonably acceptable to the named Party. The Party named in such Third Party Products Liability Action shall have the right to control the defense of the action, but shall notify and keep the unnamed Party apprised in writing of such action and shall consider and take into account the unnamed Party’s reasonable interests and requests and suggestions regarding the defense of such action; provided, however, that, in the event of a Co-Development Opt-Out Notice or Co-Commercialization Opt-Out Notice, BeiGene shall have the right to control the defense of all Third Party Product Liability Actions after any Co-Development Opt-Out Date. In the event of a Third Party Products Liability Action against both Parties, unless otherwise agreed by the Parties in writing, BeiGene shall control the response to such Third Party Products Liability Action.

(b) The non-controlling Party of a Third Party Products Liability Action shall reasonably cooperate with the controlling Party in the preparation and formulation of a defense to such Third Party Products Liability Action, and in taking other steps reasonably necessary to respond to such Third Party Products Liability Action. The controlling Party shall have the right to select its counsel for the defense to such Third Party Products Liability Action, which counsel must be reasonably acceptable to the non-controlling Party. If required under applicable Law in order for the controlling Party to maintain a suit in response to such Third Party Products Liability Action, the non-controlling Party shall join as a party to the suit. The non-controlling Party shall also have the right to participate and be represented in any such suit on a voluntary basis by its own counsel at its own expense. The controlling Party shall not settle or compromise any Third Party Products Liability Action without the consent of the other Party, which consent shall not be unreasonably withheld.

Section 13.6 Limitation of Liability. EXCEPT WITH RESPECT TO A BREACH OF SECTION 8.6 OR ARTICLE XI, OR A PARTY’S LIABILITY PURSUANT TO SECTION 13.1 OR SECTION 13.2, NEITHER PARTY SHALL BE LIABLE FOR SPECIAL, CONSEQUENTIAL, EXEMPLARY, PUNITIVE, MULTIPLE OR OTHER INDIRECT OR REMOTE DAMAGES, OR FOR LOSS OF PROFITS, LOSS OF DATA OR LOSS OF USE DAMAGES ARISING IN ANY WAY OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, WHETHER BASED UPON WARRANTY, CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSS.

Section 13.7 Insurance. Beginning on the commencement of the first Clinical Trial of a Product and thereafter during the Term, each Party shall maintain commercial general liability insurance (including product liability insurance) from a recognized, creditworthy insurance company, with coverage limits of at least [***] per claim and annual aggregate. BeiGene may elect to self-insure all or parts of the limits described above. Within [***] following written request from the other Party, each Party shall furnish to the other Party a certificate of insurance evidencing such coverage. If such coverage is modified or cancelled, the insured Party shall notify the other Party and promptly provide such other Party with a new certificate of insurance evidencing that such insured Party’s coverage meets the requirements of this Section 13.7.

Article XIV

Term and Termination

Section 14.1 Term. The term of this Agreement (the “Term”) shall commence on the Effective Date and shall continue, unless earlier terminated pursuant to Section 14.3 on a country-by-country basis, in full force and effect:

(a) if any Co-Development Opt-Out Date has not occurred, until the Parties cease to Develop or Commercialize the Products in accordance with the terms and conditions of this Agreement; or

(b) if any Co-Development Opt-Out Date has occurred, this Agreement shall expire:

(i) for the Product on a country-by-country basis, upon the expiration of the applicable Royalty Term with respect to such Product in such country; and

(ii) in its entirety upon the expiration of all applicable Royalty Terms under this Agreement with respect to the Product in all countries worldwide.

Section 14.2 Effect of Expiration. Following any Co-Development Opt-Out Date, after the expiration of the Term pursuant to Section 14.1(b) above, the following terms shall apply:

(a) Licenses after Product Expiration. After expiration of the Term (but not after early termination) with respect to any Product in a country in the world pursuant to Section 14.1(b)(i), BeiGene’s rights and licenses hereunder under the BioAtla Intellectual Property, BioAtla Collaboration Intellectual Property and BioAtla’s rights in the Joint IP to develop, manufacture, have manufactured, use, offer for sale, sell, import and otherwise commercialize such Product and related Companion Diagnostics in the Field in such country shall convert to exclusive, irrevocable, non-terminable rights and licenses, with the right to grant sublicenses through multiple tiers.

(b) Licenses after Expiration of Agreement. After expiration of the Term (but not after early termination) with respect to this Agreement in its entirety pursuant to Section 14.1(b)(ii), BeiGene’s rights and licenses hereunder under the BioAtla Intellectual Property, BioAtla Collaboration Intellectual Property and BioAtla’s rights in the Joint IP to develop, manufacture, have manufactured, use, offer for sale, sell, import and otherwise commercialize the Products and Companion Diagnostics in the Field worldwide shall convert to exclusive, irrevocable, non-terminable rights and licenses, with the right to grant sublicenses through multiple tiers.

[***] Certain information in this document identified by brackets has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Section 14.3 Termination.

(a) Termination for Convenience. BeiGene shall have the right to terminate this Agreement in its entirety for convenience at any time on and after the first anniversary of the Effective Date upon ninety (90) days’ prior written notice to BioAtla.

(b) Termination by BeiGene for Lack of Feasibility/Failure to Achieve POC Milestone. Notwithstanding any other provision herein to the contrary, BeiGene shall have the right to terminate this Agreement on forty five (45) days’ prior written notice in the event that (i) BeiGene reasonably determines, after consultation with BioAtla, based upon data and results, that the continuation of the Collaboration is not technically or scientifically feasible or (ii) the POC Milestone is not successfully achieved.

(c) Termination for Material Breach.

(i) Termination by Either Party for Breach. Subject to Section 14.3(c)(ii) (with respect to a Material Breach by either Party of its obligations to use Commercially Reasonable Efforts), this Agreement and the rights granted herein may be terminated by either Party for the material breach of this Agreement in a manner that fundamentally frustrates the transactions contemplated by this Agreement taken as a whole by the other Party to this Agreement (each, a “Material Breach”); provided that, if the breaching Party has not cured such Material Breach within ninety (90) days after the date of written notice to the breaching Party of such breach (or thirty (30) days, in the case of BeiGene’s payment obligations under this Agreement or the specified time period provided in Section 14.3(c)(ii) with respect to a Material Breach by either Party of its obligation to use Commercially Reasonable Efforts, each as applicable) (the “Cure Period”), which notice shall describe such breach in reasonable detail and shall state the non-breaching Party’s intention to terminate this Agreement pursuant to this Section 14.3(c)(i). Notwithstanding the preceding sentence, the Cure Period for any allegation made in good faith as to a Material Breach under this Agreement will run from the date that written notice was first provided to the breaching Party by the non-breaching Party. Any such termination of this Agreement under this Section 14.3.3(a) shall become effective at the end of the Cure Period, unless the breaching Party has cured any such Material Breach prior to the expiration of such Cure Period, or, if such Material Breach is not susceptible to cure within the Cure Period, then, the non-breaching Party’s right of termination shall be suspended only if and for so long as the breaching Party has provided to the non-breaching Party a written plan that is reasonably calculated to effect a cure and such plan is acceptable to the non-breaching Party, and the breaching Party commits to and carries out such plan as provided to the non-breaching Party within ninety (90) days after the date that written notice was first provided to the breaching Party by the non-breaching Party. The Parties understand and agree that the totality of this Agreement and the totality of the circumstances with respect to this Agreement will be taken into account and assessed as a whole for purposes of determining whether a breach is a Material Breach under this Agreement.

(ii) Additional Procedures for Termination by either Party for Failure of the Other Party to Use Commercially Reasonable Efforts. If either Party wishes to exercise its right to terminate this Agreement pursuant to Section 14.3(c)(i) for the other Party’s Material Breach of its obligations to use Commercially Reasonable Efforts, it shall provide to such other Party a written notice of its intent to exercise such right, which notice shall be labeled as a “notice of Material Breach for failure to use Commercially Reasonable Efforts,” and shall state the reasons and justification for such termination and recommending steps which such Party believes the other Party should take to cure such alleged breach. For any such notice of breach by a Party, the Cure Period shall, subject to Section 14.3(b)(iii), be one hundred and eighty (180) days, and shall become effective in accordance with Section 14.3(c)(i).

(iii) Disagreement as to Material Breach. If the Parties reasonably and in good faith disagree as to whether there has been a Material Breach, then, subject to Section 15.1: (A) the Party that disputes that there has been a Material Breach may contest the allegation by referring such matter, within thirty (30) days following such notice of alleged Material Breach for resolution to the Executive Officers, who shall meet promptly to discuss the matter, and determine, within ten (10) Business Days following referral of such matter, whether or not a Material Breach has occurred pursuant to this Section 14.3(b); (B) the relevant Cure Period with respect thereto will be tolled from the date the breaching Party notifies the non-breaching Party of such dispute and through the resolution of such dispute in accordance with the applicable provisions of this Agreement (provided, that if such dispute relates to payment, the Cure Period will only be tolled with respect to payment of disputed amounts, and not with respect to undisputed amounts), (C) it is understood and agreed that during the pendency of such dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder and (D) if it is finally and conclusively determined in accordance with Section 15.2 that the breaching Party committed such Material Breach, then the breaching Party shall have the right to cure such Material Breach after such determination within the Cure Period (provided, that if such dispute relates to a failure to use Commercially Reasonable Efforts, such post-determination Cure Period shall be strictly limited to ninety (90) days).

(iv) If the Executive Officers are unable to resolve a dispute within such ten (10) Business Day period after it is referred to them, the matter will be resolved as provided in Section 15.2.

(v) Payments. No milestone payments by BeiGene will be due on milestones achieved during the period between the notice of termination under Section 14.3(b) and the effective date of termination; provided, however, that, if either Party provides notice of a dispute pursuant to Section 14.3(b) or otherwise and such dispute is resolved in a manner in which no termination of this Agreement occurs with respect to such breach or the breaching Party cures the applicable breach during the Cure Period, then upon such resolution or cure BeiGene will within five (5) Business Days pay to BioAtla the applicable milestone payment for each milestone achieved during the period between the notice of termination under Section 14.3(b) and the resolution of such dispute or cure of such breach.

(d) Termination for Insolvency. To the extent permitted by Law, this Agreement may be terminated by either Party upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings with respect to, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, however, that, in the event of any involuntary bankruptcy or receivership proceeding such right to terminate shall only become effective if the non-terminating Party consents to the involuntary bankruptcy or receivership or such proceeding is not dismissed within sixty (60) days after the filing thereof.

(e) Termination for Patent Challenge. Either Party shall have the right to terminate this Agreement upon written notice if the other Party or any of its Affiliates challenges the validity, scope or enforceability of or otherwise opposes any Patent (i) included in the BioAtla Intellectual Property or BioAtla Collaboration Intellectual Property and that is licensed to BeiGene under this Agreement in any action or proceeding, or (ii) included in the BeiGene Intellectual Property or BeiGene Collaboration Intellectual Property that is licensed to BioAtla under this Agreement in any action or proceeding (subject to the exceptions described in this Section 14.3(d), a “Challenge”) (other than as may be necessary or reasonably required to assert a defense, cross-claim or a counter-claim in an action or proceeding asserted by either Party or any of its Affiliates or Selling Parties against the other Party or any of its Affiliates or to respond to a court request or order or administrative law, request or order) it being understood and agreed that either Party’s right to terminate this Agreement under this Section 14.3(e) shall not apply to any actions undertaken by an Affiliate of the other Party (the “Challenging Party”) that first becomes such an Affiliate as a result of a Change of Control involving the Challenging Party, where such new Affiliate was undertaking any of the activities described in the foregoing clause prior to such Change of Control; provided that a Party’s right to terminate this Agreement under this Section 14.3(e) shall apply to actions undertaken by such new Affiliate if the Challenging Party is the acquiror in such Change of Control and such new Affiliate does not terminate or otherwise cease participating in such action, proceeding, challenge or opposition within thirty (30) days after the effective date of such Change of Control. If a Selling Party of either Party challenges the validity, scope or enforceability of or otherwise opposes any Patent included in any of the intellectual property described in this Section 14.3(e) under which such Selling Party is sublicensed in any action or proceeding, then the Party that granted such sublicense shall, upon written notice from the other Party, terminate such sublicense. For the avoidance of doubt, an action by a Party or any of its Affiliates (collectively the “Pursuing Party”) in accordance with this Agreement to amend claims within a pending patent application of the other Party during the course of the Pursuing Party’s Prosecution of such pending patent application or in defense of a Third Party proceeding, or to make a negative determination of patentability of claims of a patent application of the other Party or to abandon a patent application of the other Party during the course of the Pursuing Party’s Prosecution of such pending patent application, shall not constitute a challenge under this Section 14.3(e). Neither Party shall, and each Party shall ensure that its Affiliates and Selling Parties do not, use or disclose any Confidential Information of the other Party or any nonpublic information regarding the Prosecution or enforcement of any BioAtla Patent, BeiGene Collaboration Patent or BioAtla Collaboration Patent (including Joint Patents) to which a Party or any of its Affiliates or (sub)licensees are or become privy as a consequence of the rights granted to such Party pursuant to Article X, in initiating, requesting, making, filing or maintaining, or in funding or otherwise assisting any other Person with respect to, any Challenge.

Section 14.4 Effects Of Termination.

(a) Effects of BeiGene Termination for Convenience or BioAtla Termination for BeiGene Breach, Insolvency or Patent Challenge. Upon termination of this Agreement by BeiGene under Section 14.3(a) or Section 14.3(b) or by BioAtla under Section 14.3(c), 14.3(d) or 14.3(e), the following shall apply:

(i) all licenses granted by BioAtla to BeiGene under Section 8.1(a) shall terminate in their entirety;

(ii) with respect to the Products, BeiGene shall (x) grant to BioAtla an exclusive (even as to BeiGene and its Affiliates), worldwide, royalty-bearing, freely sublicensable (through multiple tiers and in accordance with Section 8.3, mutatis mutandis) license under and to the BeiGene Collaboration Intellectual Property as of the effective date of termination solely to Develop, use, Manufacture, have Manufactured, offer for sale, sell, import and otherwise Commercialize such Products and Companion Diagnostics solely for use in connection with such Products, which license shall (i) be terminable by BioAtla at any time upon prior written notice to BeiGene, and (ii) shall obligate BioAtla to pay to BeiGene a royalty equal to [***] of all Net Sales (mutatis mutandis, as if each reference to BeiGene shall be a reference to BioAtla) of such Products and Companion Diagnostics that are used solely in connection with such Products; provided, that, the foregoing shall not include a license to any Know-How or Patents Controlled by BeiGene as of the effective date of termination that cover or relate to any proprietary product of BeiGene other than such Products;

(iii) each Party shall be released from its Development, Manufacture and Commercialization obligations (except as set forth in Section 14.4(a)(viii) below with respect to BeiGene’s transfer of Manufacturing to BioAtla hereunder);

(iv) within [***] after such termination, unless there has been a Co-Development Opt-Out Date, each Party shall provide the other with a report of ROW Product Revenue, Development Costs and Commercialization Costs and other amounts incurred by such Party that are subject to the Parties’ cost-sharing obligations through the effective date of termination for the purpose of calculating a final reconciliation of shared costs and payments in accordance with Section 9.12 and Section 9.4, as applicable. Each Party shall submit any supporting information reasonably requested by the other Party related to such ROW Product Revenue, Development Costs and Commercialization Costs and such other amounts included in such Party’s reconciliation report within [***] after the other Party’s receipt of such request. The Parties, with the assistance of the JSC, shall conduct a final reconciliation of such costs and payments within [***] after receipt of all such supporting information, and an invoice shall be issued to the Party (if any) that owes the other Party a payment to accomplish the cost sharing or payment envisioned under this Agreement pursuant to Section 9.1 and Section 9.4, as applicable. The paying Party shall pay all amounts payable under any such invoice within [***] after its receipt of such invoice; provided, however, that, each Party shall remain responsible for its applicable share of all Development Costs and Commercialization Costs committed prior to the effective date of termination and not cancelable by the other Party, which other Party shall reasonably seek to minimize, with respect to the Products to the extent such Development Costs and Commercialization Costs (A) are within an approved Development Budget under an approved Development Plan or Commercialization Budget under an approved Commercialization Plan, respectively, in place prior to termination and (B) are solely incurred by the other Party during the period ending [***] after the effective date of termination of this Agreement;

[***] Certain information in this document identified by brackets has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(v) within thirty (30) days after such termination, BeiGene shall provide to BioAtla a fair and accurate summary report of the status of Development and Commercialization activities conducted by BeiGene with respect to the Products;

(vi) BeiGene shall promptly transfer and assign to BioAtla all of BeiGene’s and its Affiliates’ rights, title and interests in and to any Product trademark(s) (but not any BeiGene house marks or composite marks including a house mark) owned by BeiGene and solely used for the Products;

(vii) BeiGene shall as soon as reasonably practicable transfer and assign to BioAtla all Regulatory Approvals and Regulatory Documentation with respect to the Products and a copy of all of the data comprising the Global Safety Database; provided that BeiGene may retain such data and a single copy of such Regulatory Approvals and Regulatory Documentation for its records. Notwithstanding the foregoing, if such Regulatory Approvals or Regulatory Documentation are required for the Development, Manufacture or Commercialization of any product other than the Products, in place of transferring or assigning the foregoing, BeiGene shall instead grant BioAtla a Right of Reference or Use with respect to such approvals or documentation with respect to the Products;

(viii) BioAtla shall have the option, exercisable within thirty (30) days following the effective date of such termination of this Agreement, to obtain BeiGene’s inventory of the Products at a price equal to one hundred percent (100%) of BeiGene’s Manufacturing Costs for such inventory of the Products; provided that, if BeiGene, its Affiliates or (sub)licensees have outstanding orders, at BioAtla’s election, either BioAtla shall fulfill such orders or, notwithstanding BioAtla’s option to purchase inventory, BeiGene may retain sufficient inventory to fulfill such orders. BioAtla may exercise such option by written notice to BeiGene during such thirty (30) day period; provided that, in the event BioAtla exercises such right to purchase such inventory, BeiGene shall grant, and hereby does grant, a royalty-free right and license to any trademarks, names and logos of BeiGene contained therein for a period of eighteen (18) months solely to permit the orderly sale of such inventory, subject to BioAtla meeting reasonable quality control standards imposed by BeiGene on the use of such trademarks, names and logos, which shall be consistent with the standards used by BeiGene prior to such termination;

(ix) separate transitional activities shall be undertaken with respect to any Companion Diagnostic(s) to ensure that the appropriate Regulatory Approvals, Regulatory Documentation, Manufacturing Technology or other Know-How or Patents necessary for the Development, Manufacture or Commercialization of such Companion Diagnostic(s) shall be transferred to BioAtla to the same extent as Regulatory Approvals, Regulatory Documentation, Manufacturing Technology or other Know-How or Patents otherwise associated with such the Products are transferred;

(x) notwithstanding anything to the contrary in Section 8.6, BioAtla shall have the right to pursue the Development, Manufacture and Commercialization of the Products; and

(xi) the provisions of Article X (other than Section 10.1) shall terminate, and BeiGene shall, if applicable, provide reasonable assistance to BioAtla and cooperation in connection with the transition of Prosecution and enforcement responsibilities to BioAtla with respect to BeiGene Collaboration Patents, BioAtla Collaboration Patents, and Joint Patents then being Prosecuted or enforced by BeiGene, including execution of such documents as may be necessary to effect such transition.

(b) Effects of BeiGene Termination for BioAtla Breach, Insolvency or Patent Challenge. Upon any termination of this Agreement by BeiGene under Section 14.3(c), 14.3(d) or 14.3(e):

(i) if BeiGene has the right to terminate this Agreement pursuant to Section 14.3(c), Section 14.3(d) or Section 14.3(e), BeiGene may elect, upon written notice to BioAtla, to either:

(A) terminate this Agreement in its entirety, if pursuant to Section 14.3(b) or 14.3(c), or with respect to the corresponding Product, if pursuant to Section 14.3(d), in which case (1) all rights and obligations of the Parties under this Agreement or the corresponding Product, respectively, shall terminate, except (I) BeiGene’s payment obligations (accrued as of the effective date of such termination) and the audit rights set forth in Article IX, and (II) Section 14.4(d) shall, in each case (I) and (II), survive such termination, (2) BioAtla shall return any Confidential Information of BeiGene pursuant to Section 11.6 that is not necessary to practice any licenses retained by BioAtla following such termination under this Agreement, (3) Sections 14.4(a)(v), (vi) and (vii) shall apply; or

(B) maintain this Agreement in full force and effect (foregoing, for the avoidance of doubt, the right to terminate this Agreement for such occurrence of such breach) and, with respect to any Product that is the subject of the applicable breach by BioAtla: (1) all future milestones and royalty obligations under this Agreement or in respect of such Products, as applicable, payable by BeiGene under this Agreement following such election shall be subject to a reduction of [***] and (2) the ROW Profit & Loss Share shall be terminated (and the Parties shall treat this Agreement as though a Co-Development Opt-Out Date had occurred pursuant to Section 3.6).

(ii) all licenses granted by BeiGene to BioAtla under Section 8.1(b) with respect to the Products shall terminate if BeiGene has made the election set forth in Section 14.4(b)(i)(B) and all licenses granted by BioAtla to BeiGene under Section 8.1(a) with respect to any Product that is the subject of the applicable breach by BioAtla shall convert to worldwide licenses and otherwise remain in effect;

(iii) BioAtla shall be released from its Development, Manufacture and Commercialization obligations;

(iv) each Party shall provide the other with a report of the Development Costs and Commercialization Costs incurred by such Party that are subject to the Parties’ cost-sharing obligations through the effective date of termination for the purpose of calculating a final reconciliation of shared costs in accordance with Section 9.1 and Section 9.4;

(v) if BeiGene has made the election set forth in Section 14.4(b)(i)(B) within [***] after such termination, BioAtla shall provide to BeiGene a fair and accurate summary report of the status of Development and Commercialization activities conducted by BioAtla with respect to the Products;

[***] Certain information in this document identified by brackets has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(vi) if BeiGene has made the election set forth in Section 14.4(b)(i)(B) above:

(A) BioAtla shall promptly transfer and assign to BeiGene all of BioAtla’s and its Affiliates’ rights, title and interests in and to any Product Trademark(s) (but not any BioAtla house marks or composite marks including a house mark) owned by BioAtla and solely used for the Products in the ROW;

(B) BioAtla shall as soon as reasonably practicable transfer and assign to BeiGene all Regulatory Approvals and Regulatory Documentation with respect to the Products for the ROW and a copy of all of the data comprising the Global Safety Database for the ROW; provided that BioAtla may retain such data and a single copy of such Regulatory Approvals and Regulatory Documentation for its records; and provided further that, if such Regulatory Approvals or Regulatory Documentation are required for the Development, Manufacture or Commercialization of any product other than the Products, in place of transferring or assigning the foregoing, BioAtla shall grant BeiGene a Right of Reference or Use with respect to such approvals or documentation with respect to the Products; and

(C) BeiGene shall have the option, exercisable within thirty (30) days following the effective date of such termination of this Agreement, to obtain BioAtla’s inventory of the Products at a price equal to one hundred percent (100%) of the Manufacturing Costs for such inventory of the Products; provided that, if BioAtla, its Affiliates or (sub)licensees have outstanding orders, at BeiGene’s election, either BeiGene shall fulfill such orders or, notwithstanding BeiGene’s option to purchase inventory, BioAtla may retain sufficient inventory to fulfill such orders. BeiGene may exercise such option by written notice to BioAtla during such thirty (30) day period; provided that, in the event BeiGene exercises such right to purchase such inventory, BioAtla shall grant, and hereby does grant, a royalty-free right and license to any trademarks, names and logos of BioAtla contained therein for a period of eighteen (18) months solely to permit the orderly sale of such inventory, subject to BeiGene meeting reasonable quality control standards imposed by BioAtla on the use of such trademarks, names and logos, which shall be consistent with the standards used by BioAtla prior to such termination. Unless BeiGene exercises its option under the first sentence of this Section 14.4(b)(vii)(C) and BioAtla, its Affiliates or (sub)licensees at termination of this Agreement possess Product, have started the manufacture thereof or have accepted orders therefor, BioAtla, its Affiliates or (sub)licensees shall have the right, for up to one (1) year following the date of termination, to sell their inventories thereof, complete the manufacture thereof and Commercialize such fully-manufactured Product, in order to fulfill such accepted orders or distribute such fully-manufactured Product in the ROW, subject to the obligation of BioAtla to pay BeiGene any and all payments as provided in this Agreement.

(vii) if BeiGene has made the election set forth in Section 14.4(b)(i)(B), notwithstanding Section 8.5 or Section 9.5, BeiGene shall be solely responsible for any payments owed to any Third Party licensors of BioAtla Intellectual Property, BioAtla Collaboration Intellectual Property or BeiGene Collaboration Intellectual Property (without deduction under Section 9.5(d)) and shall be responsible for complying with the terms of any license agreements with such Third Party licensors, in either case, directly related to BeiGene’s exercise of such license; and

(viii) if BeiGene has made the election set forth in Section 14.4(b)(i)(B), the rights of BioAtla in Article X (other than Section 10.1) shall be terminated and BioAtla shall, if applicable, provide reasonable assistance to BeiGene and cooperation in connection with the transition of Prosecution and enforcement responsibilities to BeiGene with respect to BeiGene Collaboration Patents, BioAtla Collaboration Patents, and Joint Patents then being Prosecuted or enforced by BioAtla, including execution of such documents as may be necessary to effect such transition; and

(ix) if BeiGene has made the election set forth in Section 14.4(b)(i)(A), separate transitional activities shall be undertaken with respect to any Companion Diagnostic(s) to ensure that the appropriate Regulatory Approvals, Regulatory Documentation, Manufacturing Technology or other Know-How or Patents necessary for the Development, Manufacture or Commercialization of such Companion Diagnostic(s) shall be transferred to BioAtla to the same extent as Regulatory Approvals, Regulatory Documentation Manufacturing Technology or other Know-How or Patents otherwise associated with such Products are transferred.

(c) In the case of any termination of this Agreement, if any Clinical Trials are then being conducted at the time of such termination with respect to any Product, the Parties hereby agree (i) to reasonably cooperate in the completion of any such Clinical Trials, and (ii) notwithstanding anything to the contrary contained herein, to grant to the Party that retains global Commercialization rights to such Product following such termination (A) free of charge, copies of and rights of reference to and use of all Product Data that is Controlled by such Party and generated pursuant to such Clinical Trials that are relevant to or necessary to address issues relating to: (1) the safety of such Product in the Territory, including data that is related to adverse effects experienced with such Product or (2) all activities relating to CMC regarding such Product and in each of (1) and (2), that are required to be reported or made available to Regulatory Authorities in the Territory, when and as such data become available, and (B) copies of and rights of reference to and use of all Product Data (other than the Product Data referred to in subclause (A) above) that is Controlled by such Party and generated pursuant to such Clinical Trials that are relevant to or necessary to address the Development and Commercialization of such Product promptly following the generation of such Product Data if, but only if, as to such Product Data described in this subclause (B), such Party that retains global Commercialization rights to such Product following such termination promptly pays for all Development Costs and Commercialization Costs incurred following any such termination of this Agreement with respect to such Clinical Trials.

(d) Survival. Upon any termination or expiration of this Agreement, unless otherwise specified in this Agreement and except for any rights or obligations that have accrued prior to the effective date of termination or expiration, all rights and obligations of each Party under this Agreement shall terminate in whole or with respect to the Products, as the case may be; provided, however, that Section 8.7, Section 8.8, Section 9.7, Section 9.8, Section 9.9, Section 9.9, Section 9.10, Section 10.1, Section 11.5, Section 11.6, Section 12.5, Section 13.1, Section 13.2, Section 13.3, Section 13.4, Section 13.5, Section 13.6, Section 14.4 and Sections 15.2-15.20, as well as any other provision which by its terms or by the context thereof is intended to survive, shall survive any such termination or expiration of this Agreement.

(e) Equitable Relief. Termination of this Agreement shall be in addition to, and shall not prejudice, the Parties’ remedies at law or in equity, including the Parties’ ability to receive legal damages or equitable relief with respect to any breach of this Agreement, regardless of whether or not such breach was the reason for the termination.

(f) Accrued Liabilities. Except as otherwise specifically provided herein, termination of this Agreement shall not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination, nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation. In addition, termination of this Agreement shall not terminate provisions which provide by their respective terms for obligations or undertakings following the expiration of the term of this Agreement.

Article XV

Miscellaneous

Section 15.1 Dispute Resolution. Except for any disagreements that are within the authority of any Committee as provided in Article II (which disagreements shall be resolved in accordance with Section 2.1), the Parties agree that any disputes arising with respect to the interpretation, enforcement, termination or invalidity of this Agreement (each, a “Dispute”) shall first be presented to the Parties’ respective Executive Officers for resolution. If the Parties are unable to resolve a given dispute pursuant to this Section 15.1 after in-person discussions between the Executive Officers within ten (10) Business Days after referring such dispute to the Executive Officers, either Party may, at its sole discretion, seek resolution of such matter in accordance with Section 15.2.

Section 15.2 Submission to Arbitration for Resolution. Subject to Section 15.1, any Disputes shall be submitted to binding arbitration under the Rules of Arbitration of the International Chamber of Commerce (“ICC”) (the “Rules”). The arbitration shall be conducted by a tribunal of arbitrators experienced in the business of pharmaceuticals. The tribunal shall be compromised of three (3) arbitrators, one of whom shall be nominated by each Party and a third of whom, who shall serve as the presiding arbitrator, shall be nominated by mutual agreement of the two party-nominated arbitrators. If the two party-nominated arbitrators do not nominate the third arbitrator within thirty (30) days of the second arbitrator’s appointment, then the third arbitrator shall be appointed by the ICC Court. If the issues in dispute involve scientific, technical or commercial matters, the arbitrators chosen hereunder shall engage experts that have educational training or industry experience sufficient to demonstrate a reasonable level of relevant scientific, medical and industry knowledge, as necessary to resolve the dispute. Within thirty (30) days after initiation of arbitration, the Parties shall select the arbitrators. The arbitration proceeding shall be conducted in the English language and the Parties agree that there shall be no written or document or deposition discovery. That is, neither Party shall be requested to provide any documents or other evidence beyond the documents and other evidence that each Party chooses to submit in support of its case. The place of arbitration shall be New York, New York. The award of such arbitration shall be conclusive and binding on the Parties, and judgment upon the award may be entered in any court having jurisdiction thereover. All costs of the arbitration shall be borne in accordance with the Rules and, if different, according to the award rendered, but each Party shall be responsible for its own legal and other costs.

Section 15.3 Governing Law. This Agreement and all questions regarding its validity or interpretation, or the performance or breach of this Agreement, shall be governed by and construed and enforced in accordance with the laws of the State of New York, without reference to conflicts of laws principles.

Section 15.4 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either Party (whether by operation of law or otherwise) without the prior written consent of the other Party. Notwithstanding the foregoing, either Party may, without the other Party’s written consent, assign this Agreement and/or its rights and obligations hereunder, in whole or in part, to (i) an Affiliate of such Party or (ii) a Third Party that acquires, by or otherwise in connection with, merger, sale of assets or otherwise, all or substantially all of the business of the assigning Party to which the subject matter of this Agreement relates; provided that (a) the assignee agrees in writing to assume all of the assigning Party’s obligations under this Agreement and (b) the assigning Party will remain responsible for the performance by its assignee of this Agreement or any obligations hereunder so assigned. For clarity, BioAtla hereby acknowledges and agrees that BeiGene Cayman and/or BeiGene Switzerland shall have the right to assign this Agreement and/or its rights and obligations hereunder, in whole or in part, to any of their respective Affiliates that are organized under the laws of China and/or Switzerland, subject to subsection (a) and (b) of this Section 15.4.

Section 15.5 Allocation of Obligations. [***]

Section 15.6 All Other Assignments Null and Void. The terms of this Agreement will be binding upon and will inure to the benefit of the successors, heirs, administrators and permitted assigns of the Parties. Any purported assignment in violation of Section 15.4 will be null and void ab initio.

Section 15.7 Change of Control. Notwithstanding anything to the contrary in this Agreement, with respect to any intellectual property rights controlled by the acquiring party or its Affiliates (if other than one of the Parties to this Agreement or any Affiliate of a Party immediately before such Change of Control) involved in any Change of Control of either Party, such intellectual property rights shall not be included in the technology and intellectual property rights licensed to the other Party hereunder to the extent held by such acquirer or its Affiliates (other than the relevant

[***] Certain information in this document identified by brackets has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Party to this Agreement or any Affiliate of a Party immediately before such Change of Control) prior to such transaction, or to the extent such technology is developed outside the scope of activities conducted with respect to the Collaboration, the Products, or related Companion Diagnostics. The BioAtla Intellectual Property and the BeiGene Intellectual Property shall exclude any intellectual property owned or controlled by a permitted assignee or successor and not developed in connection with the Collaboration, the Products, or related Companion Diagnostics, Developed, Manufactured or Commercialized pursuant to this Agreement.

Section 15.8 Force Majeure. If the performance of any part of this Agreement by a Party is prevented, restricted, interfered with or delayed by an occurrence beyond the control of such Party (and which did not occur as a result of such Party’s financial condition, negligence or fault), including fire, earthquake, flood, embargo, power shortage or failure, acts of war or terrorism, insurrection, riot, lockout or other labor disturbance, governmental acts or orders or restrictions, acts of God (for the purposes of this Agreement, a “force majeure event”), such Party shall, upon giving written notice to the other Party, be excused from such performance to the extent of such prevention, restriction, interference or delay; provided that the affected Party shall use its Commercially Reasonable Efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed.

Section 15.9 Notices. Unless otherwise agreed by the Parties or specified in this Agreement, all notices required or permitted to be given under this Agreement shall be in writing and shall be sufficient if: (a) personally delivered; (b) sent by registered or certified mail (return receipt requested and postage prepaid); (c) sent by express courier service providing evidence of receipt and postage prepaid where applicable; or (d) sent by facsimile transmission (receipt verified and a copy promptly sent by another permissible method of providing notice described in clauses (a), (b) or (c) above), to the address for a Party set forth below, or such other address for a Party as may be specified in writing by like notice:

To BeiGene:	To BeiGene:

BioAtla, LLC	BeiGene, Ltd.
11085 Torreyana Road	c/o Mourant Ozanes Corporate Services
San Diego, CA 92121	(Cayman) Limited 94 Solaris Avenue
Attention: President and Chief	PO Box 1348
Executive Officer	Grand Cayman KY1-1108
Cayman Islands, GB
Attention: Chairman and Chief Executive
Officer
[***]

and

BeiGene Switzerland
c/o VISCHER AG
attn. Vincent Mayer, Secretary,
Aeschenvorstadt 4, 4051
Basel, Switzerland

[***] Certain information in this document identified by brackets has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

With a copy to:	With a copy to:

BioAtla, LLC	BeiGene USA, Inc.
11085 Torreyana Road	55 Cambridge Parkway, Suite
San Diego, CA 92121	700W Cambridge, MA 02142
Attention: Legal Department	Attention: General Counsel
Telephone: [***]	Telephone: [***]
Facsimile: [***]

and	and

Dechert LLP	Mintz, Levin, Cohn, Ferris, Glovsky
1900 K St. NW	and Popeo, P.C
Washington, DC 20006	One Financial Center
Attention: David E. Schulman	Boston, Massachusetts 02111
Telephone: [***]	Attention: [***]
Facsimile: [***]	Telephone: [***]
Facsimile: [***]

Any such notices shall be effective upon receipt by the Party to whom it is addressed.

Section 15.10 Waiver. Except as otherwise expressly provided in this Agreement, any term of this Agreement may be waived only by a written instrument executed by a duly authorized representative of the Party waiving compliance. The delay or failure of either Party at any time to require performance of any provision of this Agreement shall in no manner affect such Party’s rights at a later time to thereafter enforce such provision. No waiver by either Party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or of another condition or term.

Section 15.11 Severability. If any provision of this Agreement should be invalid, illegal or unenforceable in any jurisdiction, the Parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions of this Agreement shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible. If the Parties cannot agree upon a substitute provision, the invalid, illegal or unenforceable provision of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid, illegal or unenforceable provision is of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid, illegal or unenforceable provision.

Section 15.12 Entire Agreement. This Agreement (including the Exhibits and Schedules attached hereto and any confidentiality agreements entered into by the Parties prior to the Effective Date) constitutes the entire agreement between the Parties relating to its subject matter, and supersedes all prior and contemporaneous agreements, representations or understandings, either written or oral, between the Parties with respect to such subject matter. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as set forth herein and therein.

[***] Certain information in this document identified by brackets has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Section 15.13 Modification. No modification, amendment or addition to this Agreement, or any provision hereof, shall be effective unless reduced to writing and signed by a duly authorized representative of each Party. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by a duly authorized representative of each Party.

Section 15.14 Independent Contractors; No Intended Third Party Beneficiaries. This Agreement is not intended nor shall be deemed or construed to create any relationship of employer and employee, agent and principal, partnership, or joint venture between the Parties. Each Party is an independent contractor. Neither Party shall assume, either directly or indirectly, any liability of or for the other Party. Neither Party shall have any express or implied right or authority to assume or create any obligations on behalf of, or in the name of, the other Party, nor to bind the other Party to any contract, agreement or undertaking with any Third Party. There are no express or implied third party beneficiaries hereunder, except for the indemnitees identified in Section 13.1 and Section 13.2. Notwithstanding the provisions of this Section 15.14, the provisions of Section 15.18 shall control for US federal income tax purposes, as applicable.

Section 15.15 Interpretation; Construction. The captions to the several Articles and Sections of this Agreement are included only for convenience of reference and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement. In this Agreement, unless the context requires otherwise, (a) the words “including,” “include,” “includes,” “such as” and “e.g.” shall be deemed to be followed by the phrase “without limitation” or like expression, whether or not followed by the same; (b) references to the singular shall include the plural and vice versa; (c) references to masculine, feminine and neuter pronouns and expressions shall be interchangeable; (d) the words “herein” or “hereunder” relate to this Agreement; (e) the word “or” is used in the inclusive sense that is typically associated with the phrase “and/or”; (f) the word “will” shall be construed to have the same meaning and effect as the word “shall”; and (g) all references to “dollars” or “$” herein shall mean US Dollars and (h) a capitalized term not defined herein but reflecting a different part of speech from that of a capitalized term which is defined herein shall be interpreted in a correlative manner. Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will apply against the Party which drafted such terms and provisions.

Section 15.16 Performance by Affiliates. A Party may perform any obligation this Agreement imposes on such Party through any of such Party’s Affiliates. To the extent that this Agreement imposes obligations on Affiliates of a Party, such Party agrees to cause its Affiliates to perform such obligations.

Section 15.17 Counterparts. This Agreement may be executed in two (2) counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a fax machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a claim or defense with respect to the formation of a contract, and each Party forever waives any such claim or defense, except to the extent that such claim or defense relates to lack of authenticity.

Section 15.18 Certain US Federal Income Tax Treatment. Pursuant to Section 15.14, this Agreement is not intended nor shall be deemed or construed to create any relationship of employer and employee, agent and principal, legal partnership, or joint venture between the Parties, except as provided in Section 15.19(a).

Section 15.19 Replacement Agreements and Certain Tax Treatment of Partnerships.

(a) Carved-Out Partnership. The Parties acknowledge that upon the first approval by a Regulatory Authority of the marketing of a Product resulting from the submission of an NDA anywhere in the ROW (such approval an “NDA Approval”) the rights and obligations imposed on each Party pursuant to this Agreement that relate to the ROW Profit & Loss Share with respect to such Product shall give rise to a partnership (a “U.S. Partnership”), solely for US federal (and, to the extent applicable, state) income tax purposes (but not for any non-tax or non-US purpose). BioAtla and BeiGene agree that each will take no position inconsistent with such partnership tax treatment for US federal and state income tax purposes for such time. Exhibit F of this Agreement sets forth the Parties’ intentions regarding allocations and other tax matters related to the tax partnership. Exhibit F shall be interpreted in a manner consistent with this Section 15.19. For the avoidance of doubt, the tax partnership referred to in this Section 15.19 shall be treated as separate from any other partnership entered into by, or deemed to exist between, the Parties.

(b) Separate Agreements and Division of Partnership. Within 90 days after BeiGene notifies BioAtla of its election pursuant to this Section 15.19(b), the Parties shall replace the portion of this Agreement that relates to any U.S. Partnership with two separate agreements, of which one agreement (the “Ex-US ROW Agreement”) shall relate exclusively to the rights and obligations with respect to the ROW outside the United States and shall be entered into between BioAtla (or its designee) and BeiGene Switzerland (or its designee), and the second agreement (the “U.S. Territory Agreement”) shall relate exclusively to the rights and obligations with respect to the ROW in the United States (the “U.S. Territory Agreement”) and shall be entered into between BioAtla (or its designee) and BeiGene Switzerland (or its designee). Each entry into a U.S. Territory Agreement or Ex-US ROW Agreement (each, a “Replacement Agreement”) shall be treated by the parties as the division of the relevant U.S. Partnership resulting in a separate U.S. Partnership with respect to each Replacement Agreement. For the avoidance of doubt, the revision contemplated in this Section 15.19 shall include any necessary or incidental changes to Exhibits (including Exhibit F) thereof.

(c) Avoiding a U.S. Trade or Business. The Parties shall take such commercially reasonable steps as may be necessary and shall cooperate in good faith to prevent any U.S. Partnership from being treated as engaged in a United States trade or business or from having a permanent establishment in the United States as determined under any relevant tax treaty (for the avoidance of doubt, this Section 15.19(c) shall apply to any U.S. Partnership arising in connection with an Ex-US ROW Agreement and any U.S. Partnership arising in connection with a U.S. Territory Agreement). Neither Party shall take any position or cause their Affiliates to take any position inconsistent with this Section 15.19 for tax purposes (including with respect to filing U.S. federal income tax returns and in the course of any audit, review or litigation), unless otherwise required by applicable Law.

Section 15.20 Non-Solicitation. During the period beginning on the Effective Date and ending [***] after the Effective Date, neither BeiGene nor any of its Affiliates or representatives will, without the prior written consent of BioAtla, solicit for hire any employee of BioAtla or any of its Affiliates, provided that general advertisements for employment will not be considered solicitations for hire for purposes of this Section 15.20 (Non-Solicitation).

Section 15.21 Equitable Relief. Notwithstanding anything to the contrary herein, the Parties shall be entitled to seek equitable relief, including injunction and specific performance, as a remedy for any breach of this Agreement. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available at law or equity.

Section 15.22 Further Assurances. Each Party shall execute, acknowledge and deliver such further instruments, and do all such other acts, as may be necessary or appropriate in order to carry out the expressly stated purposes and the clear intent of this Agreement.

[Remainder of page intentionally left blank]

[***] Certain information in this document identified by brackets has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

IN WITNESS WHEREOF, the Parties have executed this Global Co-Development and Collaboration Agreement as of the Effective Date.

BioAtla, LLC

By:	/s/ Scott Smith
Name: Scott Smith
Title: President

BeiGene, Ltd.

By:	/s/ Scott A. Samuels
Name: Scott A. Samuels
Title: Senior Vice President, General Counsel

BeiGene Switzerland GmbH

By:	/s/ Guillaume Vignon
Name: Guillaume Vignon
Title: Director

Exhibit A

BeiGene Territory

Central Asia

[***]

Eastern Asia

[***]

South-Eastern Asia

[***]

Southern Asia

[***]

Western Asia

[***]

[***] Certain information in this document identified by brackets has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

[***]

Other

Australia

New Zealand

[***] Certain information in this document identified by brackets has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit B

BeiGene Patents

(as of the Effective Date)

[***]

[***] Certain information in this document identified by brackets has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit C

Candidate

CAB-CTLA-4 (BA3071)

[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

Exhibit D

BioAtla Patents

(as of the Effective Date)

Exhibit D-1

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

Exhibit E

ROW Profit & Loss Share

Exhibit E-1

[***] Certain information in this document identified by brackets has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit F

U.S. PARTNERSHIP TAX MATTERS1

Exhibit F-1

[***] Certain information in this document identified by brackets has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit G

FORM OF COMMON INTEREST AGREEMENT

[***]

Exhibit G-1

[***] Certain information in this document identified by brackets has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Schedule 1

POC Milestone Criteria

[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

Schedule 3.1

Development Plan

[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

Schedule 6.2(a)

Commercialization Plan

[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

AMENDMENT NO. 1 TO GLOBAL CO-DEVELOPMENT AND COLLABORATION AGREEMENT

This Amendment No. 1 to Global Co-Development and Collaboration Agreement (this “First Amendment”) is dated as of December 24, 2019 (the “Amendment Effective Date”) by and between:

BeiGene, Ltd., a Cayman Islands corporation (“BeiGene Cayman”)

c/o Mourant Governance Services (Cayman) Limited

94 Solaris Avenue

Camana Bay

PO Box 1348

Grand Cayman KY1-1108

Cayman Islands

BeiGene Switzerland GmbH, a company organized under the laws of Switzerland (“BeiGene Switzerland”)

c/o VISCHER AG

Aeschenvorstadt 5

4051 Basel, Switzerland

(together with BeiGene Cayman and its Affiliates, collectively, “BeiGene”)

and

BioAtla, LLC, a Delaware limited liability company

11085 Torreyana Road

San Diego, CA 92121

(hereinafter called “BioAtla”),

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Global Co-Development and Collaboration Agreement by and between the Parties effective as of April 8, 2019 (the “Agreement”).

WHEREAS, the Parties desire to amend the Agreement as described more fully herein; and

WHEREAS, pursuant to Section 15.13 of the Agreement, the Agreement may be modified only by a written agreement signed by the Parties.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

A. Payment of Past Manufacturing Costs

Within [***] after the Amendment Effective Date, BeiGene will pay to BioAtla a total of four million nine hundred fifty six thousand thirty four dollars ($4,956,034) for BeiGene’s portion of past Manufacturing Costs incurred by BioAtla prior to the Amendment Effective Date. BioAtla acknowledges that this payment represents payment in full for all Manufacturing Costs prior to the Amendment Effective Date and that BeiGene owes no further amounts for Manufacturing Costs incurred by BioAtla prior to the Amendment Effective Date (whether or not invoiced as of the Amendment Effective Date).

B. Amendments to Agreement.

1. The definition of Manufacturing Costs section 7(f) of Exhibit E of the Agreement is hereby deleted in its entirety and replaced with the following:

“Manufacturing Costs” means costs to supply applicable therapeutic ingredients, Candidates, finished Products and Companion Diagnostics, or related components or inputs and services for the Development and Commercialization of the Products and Companion Diagnostics (i) [***], or (ii) [***]; it being understood and agreed that (A) in the case of costs referred to in subsection (i) of this sentence [***] and (B) in the case of costs referred to in subsection (ii) of this sentence [***]. Overhead included in Manufacturing Costs incurred with respect to activities conducted at the same facility for (I) Development and Commercialization of the Products and Companion Diagnostics in the ROW and in the BeiGene Territory, and (II) other Development and Commercialization purposes, will each be allocated on a reasonable basis that is mutually agreed upon by the Parties. As applicable, “Manufacturing Costs” shall include Manufacturing Transition Costs.

[***] Certain information in this document identified by brackets has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

2

C. Update to POC Milestone Criteria. The Parties agree to negotiate in good faith an updated Schedule 1 to the Agreement (POC Milestone Criteria) within forty five (45) days after the Amendment Effective Date.

. Miscellaneous. The Parties hereby confirm and agree that, except as amended hereby, the Agreement remains in full force and effect and is a binding obligation of the Parties hereto. This Agreement and Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3

This First Amendment is executed by the authorized representatives of the Parties as of the date first written above.

BeiGene, Ltd.		BioAtla, LLC

By:	/s/ Scott A. Samuels	By:	/s/ Carolyn Short
	Name: Scott A. Samuels		Name: Carolyn Short
	Title: Senior Vice President,		Title: Chief. IP & Strategy
General Counsel

BeiGene Switzerland GmbH

By:	/s/ Guillaume Vignon
Name: Guillaume Vignon
Title: Director

4

Execution Copy

AMENDMENT NO. 2 TO GLOBAL CO-DEVELOPMENT AND COLLABORATION

AGREEMENT

This Amendment No. 2 to Global Co-Development and Collaboration Agreement (this “Second Amendment”) is dated as of October 5, 2020 (the “Amendment Effective Date”) by and between:

BeiGene, Ltd., a Cayman Islands corporation (“BeiGene Cayman”)

c/o Mourant Governance Services (Cayman) Limited

94 Solaris Avenue, Camana Bay

PO Box 1348

Grand Cayman, KY1-1108

Cayman Islands

BeiGene Switzerland GmbH, a company organized under the laws of Switzerland (“BeiGene Switzerland”)

c/o VISCHER AG

Aeschenvorstadt 4

4051 Basel, Switzerland

(together with BeiGene Cayman and its Affiliates, collectively, “BeiGene”) and

BioAtla, Inc., a Delaware corporation (which is the successor to BioAtla, LLC)

11085 Torreyana Road

San Diego, CA 92121

(hereinafter called “BioAtla”),

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Global Co-Development and Collaboration Agreement by and between the Parties effective as of April 8, 2019, as amended by Amendment No. 1 to Global Co-Development and Collaboration Agreement by and between the Parties effective as of December 24, 2019 (as amended, the “Agreement”).

WHEREAS, the Parties desire to amend the Agreement as described more fully herein; and

WHEREAS, pursuant to Section 15.13 of the Agreement, the Agreement may be modified only by a written agreement signed by the Parties.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

A. Co-Development Opt-Out.

In consideration of this Second Amendment, BioAtla hereby exercises its Co-Development Opt-Out pursuant to Section 3.6 of the Agreement, with the effects of such Co-Development Opt-Out pursuant to Section 3.7. Notwithstanding anything to the contrary, the “Co-Development Opt-Out Date” is deemed to be the Amendment Effective Date and no Development Costs incurred by either BioAtla or BeiGene prior to the Amendment Effective Date will be due BioAtla or BeiGene, respectively, and no accounting of such Development Costs will be due under Section 3.7(b)(i). Each of BioAtla and BeiGene acknowledges that the consideration included in this Second Amendment includes payment in full for all Development Costs incurred by BioAtla and BeiGene, respectively, prior to the Amendment Effective Date and that neither BeiGene nor BioAtla owes any further amounts for Development Costs incurred by BioAtla or BeiGene, respectively, prior to the Amendment Effective Date (whether or not invoiced as of the Amendment Effective Date).

B. Amendments to Agreement.

1. Schedule 1 of the Agreement (POC Milestone Criteria) is hereby deleted and replaced with the attached Schedule 1.

2. The definition of Lead Party in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Lead Party” means BeiGene for the conduct of all Collaboration Activities, including all Development, Manufacturing and Commercialization activities with respect to Candidates and the Products; provided, that, prior to completion of the Initial Technology Transfer, BioAtla shall be the Lead Party solely with respect to the conduct of Manufacturing activities with respect to Candidates and the Products.

3. Section 2.3(d) (Final Decision-Making Authority) of the Agreement is hereby deleted in its entirety and replaced with the following:

(d) Final Decision-Making Authority. Subject to subsection 2.3(e), BeiGene shall have final decision-making authority with respect to all matters that the Executive Officers are unable to resolve pursuant to Section 2.3(c), provided that prior to completion of the Clinical Trials designed to achieve the POC Milestone, BeiGene shall not exercise its final decision-making authority in a manner that (A) is materially inconsistent with the Development Plan, or (B) would reasonably be expected to result in a materially adverse safety issue related to a Product, each of which is subject to BioAtla’s prior consent, which consent shall not be unreasonably delayed, conditioned or withheld.

4. Section 3.1(a)(i) (Development of Products) of the Agreement is hereby deleted in its entirety and replaced with the following:

Section 3.1 Development of Products.

3.1(a) Development Plan.

(i) Prior to the POC Milestone Date. Subject to Article II, prior to the POC Milestone Date, the Development of the Candidates and the Products shall be conducted by BeiGene in accordance with a Development Plan to be drafted by BeiGene and approved by the JSC that describes the Development activities to be undertaken by the Parties with respect to the Candidates and the Products in the

Territory and includes an annual budget of Development Costs pursuant to Section 3.1(c) (“Development Budget”) and anticipated timelines for performance. The Development Plan may be amended from time to time by the JSC. The Direct Costs of conducting Development activities in the Territory in relation to a Candidate and a Product shall be reflected in the Development Budget and allocated and paid as set forth in Section 3.2.

5. Section 3.7(b)(iii) of the Agreement is hereby deleted in its entirety and replaced with the following:

(iii) BeiGene shall provide to BioAtla (A) quarterly written progress reports during the Term on the status of its material Development activities, [***], with respect to a Product under this Agreement. and (B) quarterly written reports during the Term until completion of the Clinical Trials designed to achieve the POC Milestone which include [***] (as and to the extent available). In addition, BeiGene will provide to BioAtla a final clinical study report for each Clinical Trial within [***] after the date of the last patient, last dose in such Clinical Trial.

( ) BioAtla shall use Commercially Reasonable Efforts to provide information and reference data reasonably requested by BeiGene to support BeiGene’s continued Development activities

6. Section 5.1(c) (Transfer of Regulatory Responsibility) of the Agreement is hereby deleted in its entirety and replaced with the following:

(c) Transfer of Regulatory Responsibility. As of the Amendment Effective Date, BeiGene shall become the Lead Party for all Regulatory Interactions for any and all Candidates and Products, and BioAtla will promptly transfer to BeiGene all Regulatory Documentation Controlled by BioAtla. BioAtla will transfer to BeiGene or its designated Affiliate all BioAtla Know-How and any materials constituting BioAtla Know-How related to Candidates and the Products that are necessary or reasonably useful for BeiGene to assume responsibility as the Lead Party of any Clinical Studies of the Candidates and the Products initiated or planned to be initiated as of the Amendment Effective Date. Upon BeiGene’s request and at BeiGene’s sole discretion, BioAtla will cooperate to transfer to BeiGene or its designated Affiliated any Third Party contracts constituting BioAtla Know-How related to any such Clinical Trials (including any clinical site agreements or clinical research organization agreements), and BioAtla will be solely responsible for any costs incurred in terminating or suspending any such Third Party contracts that are not transferred to BeiGene (and any such shut-down costs will not be considered Development Costs subject to sharing under the Agreement).

7. The first sentence of Section 9.3(a)(ii) is hereby deleted in its entirety and replaced with the following:

9.3(a)(ii). ROW. BeiGene shall pay BioAtla the following amounts after the first achievement by or on behalf of either Party or its Affiliates or Selling Parties of the corresponding development and regulatory milestone events set forth below with respect to the first Product to achieve such milestone events; it being understood and agreed that, each of payments (1) through (6) under this Section 9.3(a)(ii), inclusive, below from BeiGene to BioAtla shall be reduced by [***] percent ([***]). Payments (7) through (15) under this Section 9.3(a)(ii), inclusive, [***].

[***] Certain information in this document identified by brackets has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

8. Sections 9.3(c)(i), 9.3(c)(ii), 9.3(c)(iii), and 9.3(c)(iv) (POC Milestone Payment) of the Agreement are each hereby deleted in their entirety and replaced with the following:

9.3(c)(i). If at any time during the Term, either Party reasonably believes that both (x) the POC Milestone has been successfully achieved and (y) the Technology Transfer (as defined in Section 4.2) has been completed in all material respects as of such date, such Party will notify the other Party in writing, which written notice will include, if by BeiGene, the Clinical Data generated by BeiGene, and if by BioAtla, any analysis by BioAtla that supports such Party’s reasonable belief. If BioAtla delivers any such notice pursuant to Section 9.3(c)(i), BeiGene shall promptly deliver to BioAtla (by electronic or other means), no later than ten (10) Business Days following such request, access to such Clinical Data generated by BeiGene.

9.3(c)(ii).

(A) If the Parties agree that the Initial Technology Transfer has been completed prior to November 30, 2020, BeiGene shall pay to BioAtla a milestone payment of [***] within ten (10) Business Days after such agreement.

(B) If, based on such Clinical Data, the Parties agree that both (x) the POC Milestone has been successfully achieved and (y) the Technology Transfer has been completed in all material respects as of such date, BeiGene shall pay to BioAtla a milestone payment of [***] within ten (10) Business Days of such agreement.

9.3(c)(iii). If the Parties do not mutually agree, based on such Clinical Data, that the POC Milestone has been successfully achieved or that the Initial Technology Transfer has been completed as of the applicable date or that the Technology Transfer has been completed in all material respects as of the applicable date, either Party may convene a special meeting of the JSC within fifteen (15) Business Days for the purpose of resolving such dispute pursuant to Section 2.3(a). For clarity, if the JSC is unable to resolve any dispute between the Parties as to whether or not the Initial Technology Transfer, the Technology Transfer and/or the POC Milestone has been successfully achieved as provided above, the disputed matter will be resolved in accordance with Sections 15.1 and 15.2.

9.3(c)(iv). If (A) the Parties do not mutually agree that both (x) the POC Milestone has been successfully achieved and (y) the Technology Transfer has been completed in all material respects, and (B) BeiGene determines to continue to Develop the Candidate (which determination may be made by BeiGene during the period that the Parties are resolving any dispute with respect to the achievement of the POC Milestone pursuant to subsection (iii) above), then BeiGene shall provide written notice to BioAtla of such determination and BeiGene may then proceed with such continued Development. In such event, the POC Milestone Payment in Section 9.3(c) shall not be paid but the other milestones set forth in Section 9.3(a) would apply to any Products arising from BeiGene’s continued Development.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

9. The Table in Section 9.5(a) (Royalty Rate in the Territory) of the Agreement is hereby deleted in its entirety and replaced with the following:

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

10. Section 4.2 is amended by adding the following at the end of the section:

BioAtla will use its Commercially Reasonable Efforts to complete the Initial Technology Transfer (as defined below) promptly after the Amendment Effective Date and the Technology Transfer (as defined below) within the agreed upon project timeline, in each case within the timelines set forth in the next sentence. The Initial Technology Transfer Date shall be no later than [***]. The Technology Transfer shall be completed in all material respects no later than [***] after the Amendment Effective Date (the “Technology Transfer Date”), subject to extension up to the date on which the POC Milestone is determined to have occurred, as mutually agreed in writing by BeiGene and BioAtla. Other than Manufacturing Transition Costs as provided in Section 4.4 of the Agreement, BioAtla shall be solely responsible for any payments due to its Third Party service providers and contract manufacturers, and its or their licensors, for any payments due such Third Parties that are incurred in connection with the transfer of Manufacturing Technology to BeiGene, including the Initial Technology Transfer and Technology Transfer.

“Initial Technology Transfer” means: (i) transfer to BeiGene or its designated Affiliate of the Product cell line, Product master cell bank, and process documentation controlled by BioAtla or its Third Party contract service providers or contract manufacturers as of the Amendment Effective Date, (ii) a mutually agreed project plan and timeline for completion of the Technology Transfer, including allocation of roles and responsibilities of the parties, (iii) the execution of any agreements with or between BeiGene, BioAtla and/or its Third

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

Party service providers and contract manufacturers necessary to complete the Technology Transfer, such agreements to be reasonably acceptable to BeiGene, (iv) transferring to BeiGene all of BioAtla’s existing inventory of Product, and (v) using its Commercially Reasonable Efforts to provide complete responses to each of the questions and document requests set forth in Schedule 2 to this Second Amendment.

“Technology Transfer” means: transfer to BeiGene or its designated Affiliate of all Manufacturing Technology (including all Manufacturing Technology that is held by BioAtla’s Third Party contract service providers and contract manufacturers) and all materials, technology and Know-How that are necessary or reasonably useful for the Manufacturing of Products by BeiGene or its Affiliate.

11. New Section 4.5 is added to the Agreement, as follows:

4.5. Manufacturing Technology Transfer. Within [***] following the Amendment Effective Date, BeiGene shall provide BioAtla with shipping instructions including the technical requirements (e.g., quantities and packaging form) to a BeiGene facility in China CIP (Incoterms 2020) for the transfer in no less than [***] separate shipments of the Product cell line and Product master cell bank and, within [***] following receipt of such shipping instructions, BioAtla shall give irrevocable written instructions to the depositaries that hold the Product cell line and Product master cell bank (with a copy to BeiGene) to ship such Product cell line and Product master cell bank, and BioAtla shall use its Commercially Reasonable Efforts to cause the depositaries to make such shipments in accordance with such instructions to BeiGene immediately, but in any event within [***] after the dates specified in such instructions and ensure that the transfers to BeiGene or its designated Affiliate of the Product cell line and Product master cell bank by BioAtla or its depositary as provided in the immediately preceding sentence is completed on or before [***]. In addition, BioAtla covenants and agrees to provide to BeiGene all process documentation for the manufacture of the Product which is controlled by BioAtla or its Third Party contract service providers or contract manufacturers as of the Amendment Effective Date that has not previously been provided to BeiGene within [***] following the Amendment Effective Date. In the event that the shipment of the Product cell line and Product master cell bank contemplated by this section is prohibited due to an event specified in Section 15.8 (governing force majeure events) or by applicable Law, BeiGene shall provide alternative shipping instructions within [***] of such event that avoid such prohibition, and the remaining portions of this Section 4.5 shall continue to apply.

C. Miscellaneous. The Parties hereby confirm and agree that, except as amended hereby, the Agreement remains in full force and effect and is a binding obligation of the Parties hereto. This Agreement and Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any and all public announcements regarding this Second Amendment are subject to Section 11.3 of the Agreement.

[Signature Page Follows]

[***] Certain information in this document identified by brackets has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

This Second Amendment is executed by the authorized representatives of the Parties as of the date first written above.

BeiGene, Ltd.		BioAtla, Inc.

By:	/s/ Angus Grant	By:	/s/ Scott A. Smith
	Name: Angus Grant		Name: Scott A. Smith
	Title: Senior Vice President,		Title: President
Chief Business Executive

BeiGene Switzerland GmbH

By:	/s/ Scott A. Samuels
Name: Scott A. Samuels
Title: Director

Schedule 1

POC Milestone Criteria

The POC Milestone will be deemed to have been successfully achieved upon satisfaction of either clause (a) or (b) below:

[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

Schedule 2

Requests for Information from BioAtla relating to BA3071

[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed